SEC File No. 024-11267

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 1-A, TIER II

Post-Qualification

Amendment  Six

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

POST-QUALIFICATION OFFERING CIRCULAR

DATED DECEMBER 28, 2020

STRIKEFORCE TECHNOLOGIES, INC.
(Exact name of issuer as specified in its charter)

Wyoming
(State of other jurisdiction of incorporation or organization)

1090 King Georges Post Road, Suite 603

Edison, NJ 08837

 (732) 661-9641

(Address, including zip code, and telephone number,
including area code of issuer's principal executive office)

Mark L. Kay

233 Excalibur Dr.

Newtown Square, PA 19073

marklkay@strikeforcetech.com

(610) 246-4276

 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

7372 22-3827597 (Standard Industrial (I.R.S. Employer Identification Number) Classification Code Number)

This Preliminary Offering Circular shall only be qualified upon order of the Securities and Exchange Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(ii) of Form 1-A.

PART II - OFFERING CIRCULAR - FORM 1-A: TIER II

An Offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering statement in which such Final Offering Circular was filed may be obtained.

EXPLANATORY NOTE

This is a post qualification amendment to an offering statement on Form 1-A/A originally filed by StrikeForce Technologies, Inc. (the “Company”) on November 12, 2020, and originally qualified on November 13, 2020 and subsequently modified in a Post-Qualification offering statement on Form 1-A POS on December 3, 2020, as qualified on December 4, 2020. The purpose of this post-qualification amendment is to modify the purchase price, reduce the number of shares offered, and, consequently reduce the maximum offering. The Company has previously sold 10,000,000 shares pursuant to the Form 1-A and 426,337,203 shares pursuant to the Form 1-A POS. The Company is offering 38,116,450 shares at a purchase price of $0.04 per share. Other than the change in pricing and corresponding total offering, apart from any current information required since December 3, 2020, no other modifications have been made.

POST-QUALIFICATION OFFERING CIRCULAR

Dated December 28, 2020

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

STRIKEFORCE TECHNOLOGIES, INC.

38 , 116 , 450 Shares of Common Stock

at $0.04 per Share;

Minimum Investment: $5,000

Maximum Offering: $1,524,658

This Post-Qualification Offering Circular Amendment No. 6 (this “Offering Circular Amendment No. 6 ”) amends the offering circular of StrikeForce Technologies, Inc. (the “Company”) dated December 3, 2020, as qualified on December 4, 2020, and as may be amended and supplemented from time to time (the “Offering Circular”), to add, update and/or replace information contained in the Offering Circular as expressly set forth herein. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

The primary purpose of this Offering Circular Amendment No. 6 is to adjust the offering price per share to $0.04. See the sections titled “The Offering,” “Use of Proceeds” and “Dilution”.

Incorporation by Reference of Offering Circular

The Offering Circular, including this Offering Circular Amendment No. 6, is part of an offering statement that we filed with the Securities and Exchange Commission (the “SEC”). Please note that any statement that we make in this Offering Circular Amendment No. 6 (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

See The Offering CIRCULAR SUMMARY- Page 10 For Further Details
None of the Securities Offered Are Being Sold By Present Security Holders

This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 1 year from the date of qualification by the Securities And Exchange Commission,
Unless Extended or Terminated Earlier By The Issuer

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PLEASE REVIEW ALL RISK FACTORS STARTING ON PAGE 14 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Number of Shares	Price to Public	Underwriting Discounts and Commissions (1)(2)	Proceeds Before Expenses to Company (2)
Price Per Share (Minimum Investment)	125,000	$5,000	$250	$4,750
Total Maximum	38,116,450	$1, 5 24 , 658	$136,233	$1, 3 88 , 425

________

(1)	The Company shall pay Spencer Clarke LLC, a broker-dealer placement agent fee equivalent to 5% on funds raised in the Offering (See “Plan of Distribution”)

(2)

Does not reflect payment of expenses of this offering, which are estimated to not exceed $60,000 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER”.

The shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The shares are only issued to purchasers who satisfy the requirements set forth in Regulation A.

This Offering Circular contains all of the representations by us concerning this Offering, and no person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information not expressly set forth in this Offering Circular.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING HIS INVESTMENT.

StrikeForce Technologies, Inc. is a Wyoming corporation, (the “Company,” “we,” “us,” “our” or “:SFOR”) reserves the right to change the fixed Price Per Share to Public during the Offering and will file a post-qualification amendment to the Offering Statement at the time of any such change.

The Company is Offering, on a best-efforts, a number of shares of our common stock at a price per share of $0.04 to be sold up to a maximum of 38,116,450 shares. Upon qualification by the Securities and Exchange Commission (“SEC” or the “Commission”) and the filing of a final Offering circular by the Company with the Commission, all of the Shares registered in this Offering will be without restriction or further registration under Rule 251m unless such Shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

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Prior to this Offering, there has been a thinly traded public market for our common shares in the OTC Markets pink tier. Our ticker symbol is “SFOR” and the closing price of our common stock on November 23, 2020, $0.004.

It is currently estimated that the direct public Offering price per share will be $0.04 with a maximum Offering amount of up to $1,524,658.  No assurances can be provided that the full Offering will be achieved.

The Company expects that the amount of expenses of the Offering that it will pay will be approximately $60,000.

The Offering will terminate at the earlier of: (1) the date at which the maximum Offering amount has been sold, (2) the date that is 12 months from the date this Offering Statement is qualified by the Securities and Exchange Commission, (unless extended by the Company, in its own discretion, for up to another 90 days) or (3) the date at which the Offering is earlier terminated by the Company in its sole discretion, which may occur at any time. The Offering is being conducted on a best-efforts basis without any minimum aggregate investment target. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov (WHICH IS NOT INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR).

This Offering is inherently risky. See “Risk Factors” beginning on page 14.

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Sales of these securities will commence three calendar days of the qualification date and the filing of a Form 253(g)(2) Offering Circular AND it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

The Company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

As of November 23, 2020, there were 470 shareholders of record of our common stock. The Company has not paid any dividends on its common stock. The Company currently intends to retain any earnings for use in its business, and therefore does not anticipate paying cash dividends in the foreseeable future.

This Offering consists of Common Stock (the "Shares" or individually, each a "Share") that is being offered on a "best efforts" basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by the Company management and offered through Spencer Clarke LLC who is registered with the Financial Industry Regulatory Authority (“FINRA”). There are 38,116,450 Shares being offered at a price of $0.04 per Share.  There is a minimum investment of $5,000 per investor. The maximum aggregate amount of the Shares offered is 38, 116,450 (the "Maximum Offering"). There is no minimum number of Shares that needs to be sold for funds to be released to the Company and for this Offering to close.  For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Offering.  Our Officers and Directors will not receive any commissions or proceeds for selling the shares on our behalf but Spencer Clarke LLC will receive 5% cash of the monies raised on our behalf by Spencer Clarke LLC and no other compensation. Our Officers and Directors, the Officers and Directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act’). This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED 'BLUE SKY' LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering , including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

NO DISQUALIFICATION EVENT (“BAD BOY” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY'S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”), EXCEPT FOR A DISQUALIFICATION EVENT COVERED BY RULE 506(D)(2) OR (D)(3) UNDER THE SECURITIES ACT. THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

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About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are Offering to sell and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate Offering price calculable using the information in the qualified Offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the Offering circular after qualification.

Sale of these shares will commence within three calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

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USE OF MARKET AND INDUSTRY DATA

This Offering Circular includes market and industry data that we have obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management has developed its knowledge of such industries through its experience and participation in these industries. While our management believes the third-party sources referred to in this Offering Circular are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this Offering Circular or ascertained the underlying economic assumptions relied upon by such sources. Furthermore, internally prepared and third-party market prospective information, in particular, are estimates only and there will usually be differences between the prospective and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material. Also, references in this Offering Circular to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this Offering Circular.

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We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to "StrikeForce Technologies, Inc.", are referred to herein as "we", our" "us", “SFOR”, “StrikeForce” or the Company

OFFERING CIRCULAR SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the "Risk Factors" section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Corporate Information

StrikeForce Technical Services Corporation was incorporated in August 2001 under the laws of the State of New Jersey. On September 3, 2004, we changed our name to StrikeForce Technologies, Inc. On November 15, 2010, we redomiciled under the laws of the State of Wyoming. Our fiscal year-end date is December 31. Our office is located at 1090 King Georges Post Road, Suite 603, Edison, NJ 08837. Our telephone number is (732) 661-9641. Our Company’s website is www.strikeforcetech.com. No information contained in this document is incorporated in or is accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through our website as part of this Offering Circular.

Mission Statement

We are a software development and services company that offers a suite of integrated computer network security products using proprietary technology.

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Going Concern

We have yet to establish any history of profitable operations. During the nine months ended September 30, 2020, the Company incurred a net loss of $2,942,000 and used cash in operating activities of $1,329,000, and at September 30, 2020, the Company had a stockholders’ deficit of $15,607,000. In addition, we are in default on notes payable and convertible notes payable in the aggregate amount of $3,555,000. These factors raise substantial doubt about our ability to continue as a going concern within one year after the date the financial statements are issued. In addition, the Company’s independent registered public accounting firm, in its report on the Company’s December 31, 2019, financial statements raised substantial doubt about the Company’s ability to continue as a going concern. The Company’s financial statements do not include any adjustments that might result from the outcome of this uncertainty should we be unable to continue as a going concern.

Our ability to continue as a going concern is dependent upon our ability to raise additional funds and implement our business plan.  Management is currently seeking additional funds, primarily through the issuance of debt and equity securities for cash to operate our business. Currently, management is also attempting to increase revenues and improve gross margins by a revised sales strategy. We are redirecting our sales focus from direct sales to domestic and international sales channel, where we are primarily selling through a channel of Distributors, Value Added Resellers, Strategic Partners and Original Equipment Manufacturers. While we believe in the viability of our strategy to increase revenues and in our ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to continually increase our customer base and realize increased revenues from recently signed contracts.  No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in the case of equity financing.

Trading Market

Our Common Stock trades in the OTC Market under the symbol “SFOR”.

We are Offering, on a best-efforts, a number of shares of our common stock at a per share price of $0.04 to be sold up to a maximum of 38,116,450 shares. The fixed price per share determined upon qualification shall be fixed for the duration of the Offering unless a post-effective amendment is filed to reset the price per share and approved by the Securities and Exchange Commission. There is a minimum investment of $5,000 per investor. The shares are intended to be sold directly through the efforts of our officer and director.

We have fourteen billion (14,000,000,000) authorized common stock shares, of which there are 718 , 263 , 338 issued and outstanding as of December 28, 2020. We have 10,000,000 authorized Preferred Shares, of which 100 shares of preferred stock were designated as Series A Preferred Stock (3 shares are outstanding) and 10,000,000 shares were designated as Series B Preferred Stock (36,667 were issued and outstanding).

We are quoted on the OTC Pink Sheet Market and there is a limited established market for our stock. The Offering price of the Shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the Offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the Offering price should not be considered an indication of the actual value of our securities.

The Offering

This is a public Offering of securities of StrikeForce Technologies, Inc., a Wyoming corporation. We are offering  38,116,450  shares of our Common Stock at an Offering price of  $0.04  per share, the Offering Price of which will be set upon Qualification by the SEC of this Offering (the “Offered Shares” or “Shares”). This Offering will terminate on twelve months from the day the Offering is qualified, (except that the Company may extend the Offering by an additional 90 days) or the date on which the maximum Offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is $5,000. Subsequent to the qualification of the Form 1-A on November 13, 2020, and prior to the filing of this Post Qualification Offering Circular Amendment No. 6, the Company received gross proceeds of $975,342 upon sale of 436,337,203 shares of its common stock to 27 investors.

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These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” on page 14 to read about factors you should consider before buying shares of Common Stock.

Our Common Stock currently trades on the OTC Market under the symbol “SFOR” and the closing price of our Common Stock on December 23, 2020 was $0.049.

We are offering our shares without the use of an exclusive placement agent. We expect to commence the sale of the shares as of the date on which the Offering Statement is Qualified by the SEC.

As there is no minimum Offering, upon the approval of any subscription to this Offering Circular, we shall immediately deposit said proceeds into our bank account and may dispose of the proceeds in accordance with the Use of Proceeds.

This Offering will be conducted on a “best-efforts” basis, which means our Officers and Spencer Clarke LLC will use their commercially reasonable best efforts to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales but Spencer Clarke LLC who is registered with the Financial Industry Regulatory Authority (“FINRA”) will receive 5% of the revenues raised and no other compensation. In Officer offering the securities on our behalf, will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

As there is no minimum Offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Completion of this Offering is not subject to us raising a minimum Offering amount. We do not have an arrangement to place the proceeds from this Offering in an escrow, trust or similar account. Any funds raised from the Offering will be immediately available to us for our immediate use. We have provided an estimate below of the gross proceeds to be received by the Company if 25%, 50%, 75%, and 100% of the Shares registered in the Offering are sold.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH. We have not currently engaged any party for the public relations or promotion of this Offering. As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

We are Offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

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Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000, excluding their primary residences or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public Offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The Offering

This Offering Circular relates to the sale of up to 38,116,450 shares of our Common Stock, through the efforts of our executive officer and directors, at a price of $0.04 per share, for total Offering proceeds of up to $1,524,658, if all Offered Shares are sold. The minimum amount established for investors is $5,000 unless such minimum is waived by the Company, in its sole discretion, on a case-by-case basis. There is no minimum aggregate Offering amount and the Company will not escrow or return investor funds if any minimum number of shares is not sold. All money we receive from the Offering will be immediately available to us for the uses set forth in the “Use of Proceeds” section of this Offering Circular.

Issuer in this Offering:	StrikeForce Technologies, Inc.

Securities offered:	Common Stock

Common Stock to be outstanding before this Offering:	718 , 263 , 338

Common Stock to be outstanding after this Offering:	7 56 , 379 , 788

Price per share:	$0.04

Maximum Offering amount:	$1, 5 24 , 658 assuming the maximum amount of shares are sold.

Use of proceeds:

The Company has previously sold 10,000,000 shares pursuant to the Form 1-A and 426,337,203 shares pursuant to the Form 1-A POS for aggregate gross proceeds of $975,342.  We estimate that the net proceeds to us from the remainder of this Offering, after deducting estimated Offering expenses, will be approximately $1,388,425 assuming the maximum amount of shares of Common Stock are sold.

Assuming the maximum amount of shares of Common Stock are sold, we intend to use the net proceeds from this Offering for the growth of our new product “SafeVchat” video product and operations. Notwithstanding the foregoing, our management will have broad discretion over how these proceeds are used. For additional information, see “Use of Proceeds.”  Except for commission as disclosed herein, Spencer Clarke, LLC, the broker-dealer placement agent, will only receive a commission of 5% of the revenues. For additional information, see “Plan of Distribution” and “Use of Proceeds to Issuer.”

Dividend policy:

Holders of our Common Stock are only entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for dividends. We do not intend to pay dividends for the foreseeable future. Our ability to pay dividends to our stockholders in the future will depend on regulatory restrictions, liquidity and capital requirements, our earnings and financial condition, the general economic climate, our ability to service any equity or debt obligations senior to our Common Stock and other factors deemed relevant by our board of directors. For additional information, see “Dividend Policy.”

Risk factors:	Investing in our Common Stock involves risks. See “Risk Factors” for a discussion of certain factors that you should carefully consider before making an investment decision.

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ABOUT THIS CIRCULAR

We have prepared this Offering Circular to be filed with the Securities and Exchange Commission for our Offering of securities. The Offering Circular includes exhibits that provide more detailed descriptions of the matters discussed in this circular. You should rely only on the information contained in this circular and its exhibits. The Company has not authorized any person to provide you with any information different from that contained in this Offering Circular. The information contained in this Offering Circular is complete and accurate only as of the date of this Offering Circular, regardless of the time of delivery of this circular or sale of our Shares. This Offering Circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents relating to this Offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our Common Stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled "Cautionary Statement Regarding Forward-Looking Statements".

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS OF OUR BUSINESS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

We have yet to establish any history of profitable operations. During the nine months ended September 30, 2020, the Company incurred a net loss of $2,942,000 and used cash in operating activities of $1,329,000, and at September 30, 2020, the Company had a stockholders’ deficit of $15,607,000. In addition, we are in default on notes payable and convertible notes payable in the aggregate amount of $3,555,000. These factors raise substantial doubt about our ability to continue as a going concern within one year after the date the financial statements are issued. In addition, the Company’s independent registered public accounting firm, in its report on the Company’s December 31, 2019 financial statements raised substantial doubt about the Company’s ability to continue as a going concern. The Company’s financial statements do not include any adjustments that might result from the outcome of this uncertainty should we be unable to continue as a going concern.

Our total current assets at September 30, 2020 were $54,000, which included cash of $8,000, as compared with $99,000 in total current assets at December 31, 2019, which included cash of $75,000. Additionally, we had a stockholders’ deficit in the amount of $15,607,000 at September 30, 2020 compared to a stockholders’ deficit of $15,464,000 at December 31, 2019. We have historically incurred recurring losses and have financed our operations through loans, principally from affiliated parties such as our directors, and from the proceeds of debt and equity financing. We financed our operations during the nine months ended September 30, 2020 primarily from the issuance of various debentures with proceeds of $1,495,000 which includes the receipt of the SBA-Payroll Protection Program loan funds of $313,000 and the SBA-Economic Injury Disaster Loan funds of $150,000. In addition, subsequent to September 30, 2020, the Company issued its notes payable in the aggregate of $ 246 ,000 , in exchange for cash. Additionally, subsequent to the qualification of the Form 1-A on November 13, 2020, and prior to the filing of this Post Qualification Offering Circular Amendment No. 6, the Company received gross proceeds of $975,342 from the sale of 436,337,203 shares of its common stock to 27 investors.

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Management estimates that the current funds on hand will be sufficient to continue operations through the next six months. Our ability to continue as a going concern is dependent upon our ability to raise additional funds and implement our business plan. Management is currently seeking additional funds, primarily through the issuance of debt and equity securities for cash and proceeds relating to our patent lawsuits to operate our business. Currently, management is attempting to increase revenues and improve gross margins by a revised sales strategy. We are redirecting our sales focus from direct sales to domestic and international sales channel, where we are primarily selling through a channel of Distributors, Value Added Resellers, Strategic Partners and Original Equipment Manufacturers. While we believe in the viability of our strategy to increase revenues and in our ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to continually increase our customer base and realize increased revenues from recently signed contracts. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in the case of equity financing.

POTENTIAL IMPACT OF DEFAULTS ON NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE

At September 30, 2020, we were in default on notes payable and convertible notes payable in the aggregate amount of $3,555,000. If we were required to repay the secured and unsecured convertible debentures and promissory notes, we would be required to use our limited working capital and raise additional funds. The note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such actions would require us to severely limit operations or to file for protection under United States Bankruptcy laws.

THE PATENT APPLICATION MOBILETRUST® TECHNOLOGY IS PENDING AND THERE IS NO ASSURANCE THAT THIS APPLICATION WILL BE GRANTED. FAILURE TO OBTAIN THE PATENT FOR THE APPLICATION COULD PREVENT US FROM SECURING REVENUES IN THE FUTURE. THREE PATENT APPLICATIONS FOR THE PROTECTID® TECHNOLOGY AND THREE FOR GUARDEDID® HAVE BEEN GRANTED. TWO PATENT APPLICATIONS FOR THE PROTECTID® TECHNOLOGIES ARE PENDING.

In November 2010, we received notice that the United States Patent and Trademark Office (“USPTO”) had issued an official Notice of Allowance for the patent application for the technology relating to our ProtectID® product, titled "Multi-Channel Device Utilizing a Centralized Out-of-Band Authentication System". In January 2011, we received notice that the USPTO issued to us Patent No. 7,870,599. This “Out-of-Band” Patent went through a USPTO Re-Examination process starting on August 16, 2011 and concluded on December 27, 2011, with all of our patent claims remaining intact and eight additional patent claims being added. Since 2011, we submitted additional continuation patents on the “Out-of-Band” Patent. The keystroke encryption technology we developed and use in our GuardedID® product is protected by three patents and one continuation pending.

In January 2013, we were assigned the entire right, title and interest in the “Out-of-Band” Patent from NetLabs, with the agreement of the developer, and the assignment was recorded with the USPTO.

In February 2013, we executed a retainer agreement with our patent attorneys to aggressively enforce our patent rights as “Out-of-Band Authentication” was becoming the standard for authenticating consumers in the financial market and for many SaaS application users (e.g., SalesForce, Quickbooks, etc.). In February 2013, our patent attorneys submitted a new “Out-of-Band” Patent continuation, which was granted.

In March 2013, our patent attorneys submitted a new “Methods and Apparatus for securing user input in a mobile device” Patent, which is now patent pending. Our MobileTrust® product is the invention supporting the patent pending.

In July 2013, we received notice that the USPTO had added 54 additional patent claims for our Out-of-Band patent we received in January 2011, by issuing to us Patent No. 8,484,698 thereby strengthening our position with clients and our current and potential lawsuits.

In October 2013, we received notice that the USPTO issued to us Patent No. 8,566,608 “Methods and apparatus for securing keystrokes from being intercepted between the keyboard and a browser.” This protects our GuardedID® product and the keystroke encryption portion of our MobileTrust® products.

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In February 2014, we received a Notice of Allowance from the USPTO for our third patent relating to our “Multi-Channel Device Utilizing a Centralized Out-of-Band Authentication System” Patent No. 7,870,599. Upon receipt of this Out-of-Band patent we filed another continuation patent.

In March 2014, we received Notice of Allowance from the USPTO for our second patent and first continuation of our Keystroke Encryption patent, which only furthers our protection for all mobile devices when utilizing any keyboard for data entry. Upon receipt of this Notice, we also filed another continuation patent for Patent No. 8,566,608.

In April 2014, we were granted our third patent relating to our “Multi-Channel Device Utilizing a Centralized Out-of-Band Authentication System” Patent No. 8,713,701.

In September 2014, we filed an International Patent for MobileTrust® (PCT/US20114/029905).

In March 2015, we received our third patent from the USPTO, Patent No. 8,973,107, of our Keystroke Encryption patent. This enhances our position for our Keystroke Encryption product, GuardedID®, and our MobileTrust® product.

In December 2016, we executed a retainer agreement with a second patent attorney to aggressively enforce our patent rights as “Out-of-Band Authentication” has become the standard for authenticating consumers in the financial market and for many Saas application users (e.g., SalesForce, Quickbooks, etc.). As of March 1, 2019, we no longer retain that particular firm and we are currently searching for a new firm that will pick up the pending enforcement cases.

On September 6, 2017, we entered into a Litigation Funding Agreement with two parties for the purpose of funding the enforcement of certain patents relating to the process of providing dual channel authentication against several infringers. These patent infringement cases are still in process. Our management believes, but cannot guarantee, that this Litigation Funding Agreement will allow us to pursue litigation against any infringement on our patents.

We completed the development of our ProtectID® platform at the end of June 2006, we completed the core development of our keyboard encryption and anti-keylogger product, GuardedID®, in December 2006 and commenced deployment of our new mobile product, MobileTrust® into the mobile stores in 2015. All are currently being sold and distributed. Our suite of products is targeted to the financial, e-commerce, corporate, government, healthcare, legal, insurance, technology and retail markets. We seek to locate customers in a variety of ways. These primarily include contracts with value added resellers and distributors (both inside the United States and internationally), direct sales calls initiated by our internal staff, exhibitions at security and technology trade shows, through the media, through consulting agreements, and through our agent relationships. Our sales generate revenue either as an Original Equipment Manufacturer (“OEM”) model, through a Hosting/License agreement, bundled with other company’s products or through direct purchase by distributors and resellers. We price our products for cloud consumer transactions based on the number of transactions in which our software products are utilized. We also price our products for business applications based on the number of users. These pricing models provide our company with one-time, monthly, quarterly and annual recurring revenues with volume discounts. We are also generating revenues from annual maintenance contracts, renewal fees and expect, but cannot guarantee, an increase in revenues based upon the execution of various agreements that we have recently concluded and implemented during the fourth quarter of 2014, primarily in the retail and insurance sectors. To date the MobileTrust® patent application has not yet been granted. We cannot be certain that this patent will be granted nor can we be certain that other companies have not filed for patent protection for these technologies. In the event the patents were granted for the MobileTrust® technology, there is no assurance that we will be in a position to enforce the patent rights. Failure to be granted patent protection for the technology could result in greater competition or in limited payments. This could result in inadequate revenue and cause us to cease operations.

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WE WILL FACE INTENSE COMPETITION FROM COMPETITORS THAT HAVE GREATER FINANCIAL, TECHNICAL AND MARKETING RESOURCES. THESE COMPETITIVE FORCES MAY IMPACT OUR PROJECTED GROWTH AND ABILITY TO GENERATE REVENUES AND PROFITS, WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

We likely will face competition from alternate security software programs and services. As is typical of a new industry, demand and market acceptance for recently introduced services are subject to a high level of uncertainty and risk. In addition, the software industry is characterized by frequent innovation. As the market for computer security products evolves, it will be necessary for us to continually modify and enhance our existing products and develop new products. We believe that our competitors will enhance existing product lines and introduce new products. If we are unable to update our software to compete or to meet announced schedules for improvements and enhancements, it is likely that our sales will suffer and that potential customers will be lost to a competing company’s product.

Because the market for our services is new and evolving, it is difficult to predict the future growth rate, if any, and the size of this market. Substantial marketing activities have been implemented and will continue to be required to meet our revenue and profit goals. There can be no assurance we will be successful in such marketing efforts. There can be no assurance either that the market for our services will develop or become sustainable. Further, other companies may decide to provide services similar to ours. These companies may be better capitalized than us and we could face significant competition in pricing and services offered.

IF WE DO NOT ADEQUATELY PROTECT THE INTELLECTUAL PROPERTY RIGHTS, WE MAY EXPERIENCE A LOSS OF REVENUE AND OUR OPERATIONS MAY BE MATERIALLY IMPAIRED.

We rely upon confidentiality agreements signed by our employees, consultants and third parties to protect the intellectual property. These agreements generally provide that the individual must keep confidential and not disclose to other parties any confidential information developed or learned by the individual during the course of the individual’s relationship with us except in limited circumstances. These agreements generally also provide that we shall own all inventions conceived by the individual in the course of rendering services to us. These agreements may not effectively prevent disclosure of confidential information or result in the effective assignment to us of intellectual property, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information or other breaches of the agreements. In addition, others may independently discover trade secrets and proprietary information that have been licensed to us or that we own, and in such case we could not assert any trade secret rights against such party.

We cannot assure that we can adequately protect the intellectual property or successfully prosecute potential infringement of the intellectual property rights. Also, we cannot assure that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. Failure to protect the intellectual property rights would result in a loss of revenue and could adversely affect our operations and financial condition. In December 2011, we executed an exclusive agreement with a firm to defend and protect our “Out-of-Band” Patent No. 7,870,599, which now includes Patent No. 8,484,698 and 8,713,701. In January 2013, we were assigned the entire right, title and interest in the “Out-of-Band” patent by NetLabs, with approval by the developer, and the assignment was recorded with the USPTO. We are working to aggressively enforce our Out-of-Band Authentication patent rights.

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OUR INABILITY TO RETAIN OUR KEY EXECUTIVE OFFICERS WOULD IMPEDE OUR BUSINESS PLAN AND GROWTH STRATEGIES, WHICH COULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

Our success depends, to a critical extent, on the continued efforts and services of our Chief Executive Officer, Mark L. Kay, our Chief Technical Officer and Inventor, Ramarao Pemmaraju, and our Executive Vice President and Head of Marketing, George Waller. Were we to lose two or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We can give you no assurance that we can find satisfactory replacements for these key executive officers at all, or on terms that are not unduly expensive or burdensome to our Company. We do not currently carry key-man life insurance policies on any of our employees, which would assist us in recouping our costs in the event of the loss of those officers.

BECAUSE OUR MANAGEMENT CONTROLS A MAJORITY OF OUR OUTSTANDING VOTING STOCK (SPECIFICALLY THE SUPER MAJORITY VOTING RIGHTS OF THE SERIES A PREFERRED STOCK, INVESTORS MAY FIND THAT CORPORATE DECISIONS CONTROLLED BY OUR MANAGEMENT ARE INCONSISTENT WITH THE INTERESTS OF OTHER STOCKHOLDERS.

Our directors and officers, directly or indirectly, control (through ownership of common stock and voting through preferred stock) of the majority (Mark L. Kay, along with Ramarao Pemmaraju and George Waller each hold one share of Series A Preferred Shares which, collectively, allow the holders to vote up to eighty percent (80%) of the issued and outstanding shares of common stock) of voting stock. Accordingly, in accordance with our Articles of Incorporation and Bylaws, our management has control on who is elected to our Board of Directors and thus could act, or could have the power to act, as our management. Since our management are not passive investors but are also our active executives and directors, their interests as executives and directors may, at times, be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our management exercising, in a manner fair to all of our shareholders, their fiduciary duties as an officer or as a member of our Board of Directors. Also, due to their stock ownership and voting position, our management will have: (i) the ability to control the outcome of most corporate actions requiring stockholder approval, including amendments to our Articles of Incorporation; (ii) the ability to control corporate combinations or similar transactions that might benefit minority stockholders which may be rejected by our management to their detriment, and (iii) control over transactions between them and our Company.

THE INABILITY TO MANAGE OUR GROWTH COULD IMPEDE OUR ABILITY TO GENERATE REVENUES AND PROFITS AND TO OTHERWISE IMPLEMENT OUR BUSINESS PLAN AND GROWTH STRATEGIES, WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

We plan to grow rapidly, which will place strains on our management team and other Company resources to both implement more sophisticated managerial, operational and financial systems, procedures and controls and to hire, train and manage the personnel necessary to implement those functions. Our staff is currently comprised of seven people and we believe that in order for us to achieve our goals, it will be necessary to further expand our personnel, particularly in the area of sales, support services, technology development and client support. As we grow, we also expect to increase detailed and pertinent internal and administrative controls and procedures, require further product enhancements and customization of our existing products for specific clients, as well as enter new geographic markets. We do not presently have in place the corporate infrastructure common to larger organizations. We do not, for example, have a separate human resources department or purchasing department designed for a larger organization. Some of our key personnel do not have experience managing large numbers of personnel. Substantial expansion of our organization will require the acquisition of additional information systems and equipment, a larger physical space and formal management of human resources. It will require that we expand the number of people within our organization providing additional administrative support (or consider outsourcing) and to develop and implement additional internal controls appropriate for a larger organization. Our experience to date in managing the minimal growth of our Company has been positive, without product failures or breakdowns of internal controls.

The time and costs to effectuate our business development process may place a significant strain on our management personnel, systems and resources, particularly given the limited amount of financial resources and skilled employees that may be available at the time. There can be no assurance that we will integrate and manage successfully new systems, controls and procedures for our business, or that our systems, controls, procedures, facilities and personnel, even if successfully integrated, will be adequate to support our projected future operations. There can be no assurance that any expenditure incurred during this expansion will ever be recouped. Any failure to implement and maintain such changes could have a material adverse effect on our business, financial condition and results of operations.

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OUR SUBSCRIPTION AGREEMENT PROVIDES THAT WYOMING WILL BE THE GOVERNING LAW AND FORUM FOR SUBSTANTIALLY ALL DISPUTES BETWEEN US AND OUR INVESTORS, WHICH COULD LIMIT AN INVESTORS’ ABILITY TO OBTAIN A FAVORABLE JUDICIAL FORUM FOR DISPUTES WITH US OR OUR DIRECTORS, OFFICERS OR EMPLOYEES BUT DOES NOT PRECLUDE THE INVESTOR FOR FEDERAL OR STATE SECURITIES LAW LITIGATION.

By becoming an investor in this Offering, you are deemed to have notice of and have consented to the provisions of our Subscription Agreement related to governing law and choice of forum. This forum provision may limit an investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers and other employees. This provision does not apply to claims arising under the Securities Act of 1933, the Securities Exchange Act of 1934, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. In addition, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. In that regard, we note that Section 22 of the Securities Act of 1933 creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Exchange Act 27 creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. If a court were to find the exclusive forum provision in our Subscription Agreement to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm our business. In addition, an Investors’ ability to seek relief in the state courts as a more favorable jurisdiction, will likely fail because the Courts will defer to federal jurisdiction.

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA (FINANCIAL INDUSTRY REGULATORY AUTHORITY, INC.) MAY DISCOURAGE THE TRADABILITY OF OUR SECURITIES AND THEREBY MAKE IT HARD FOR INVESTORS TO SELL THEIR SHARES AT THE TIME AND PRICES THEY MIGHT OTHERWISE EXPECT.

We are a "penny stock" company. We are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination of the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop, because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute “penny stocks” within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell their securities in a market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, leaving investors with losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON OUR STOCK PRICE AS AN INCREASE IN SUPPLY OF SHARES FOR SALE, WITH NO CORRESPONDING INCREASE IN DEMAND WILL CAUSE PRICES TO FALL.

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if the company is a current reporting company under the 1934 Act. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

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FINRA SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

BECAUSE WE ARE QUOTED ON THE OTCMARKETS.COM INSTEAD OF AN EXCHANGE OR NATIONAL QUOTATION SYSTEM, OUR INVESTORS MAY HAVE A MORE DIFFICULT TIME SELLING THEIR STOCK OR EXPERIENCE NEGATIVE VOLATILITY ON THE MARKET PRICE OF OUR STOCK.

Our common stock is traded on the OTCMarkets.com. The OTCMarkets.com is often highly illiquid. There is a greater chance of volatility for securities that trade on the OTCMarkets.com as compared to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available price quotations, the absence of consistent administrative supervision of bid and ask quotations, lower trading volume, and market conditions. Investors in our common stock may experience high fluctuations in the market price and volume of the trading market for our securities. These fluctuations, when they occur, have a negative effect on the market price for our securities. Accordingly, for the reasons above, our stockholders may not be able to realize a fair price from their shares when they determine to sell them or may have to hold them for a substantial period of time until the market for our common stock improves.

WE HAVE IDENTIFIED MATERIAL WEAKNESSES IN OUR DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

Maintaining effective internal control over financial reporting and effective disclosure controls and procedures are necessary for us to produce reliable financial statements. We have evaluated our internal control over financial reporting and our disclosure controls and procedures and concluded that they were not effective as of September 30, 2020 and December 31, 2019.

A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses we identified are (1) We do not have written documentation of our internal control policies and procedures. Written documentation of key internal controls over financial reporting is a requirement of Section 404 of the Sarbanes-Oxley Act which is applicable to us as of and for the year ended December 31, 2019. Management evaluated the impact of our failure to have written documentation of our internal controls and procedures on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness; (2) Our board of directors has no independent director or member with financial expertise which causes ineffective oversight of our external financial reporting and internal control over financial reporting; (3) We do not have sufficient segregation of duties within accounting functions, which is a basic internal control. Due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals. Management evaluated the impact of our failure to have segregation of duties on our assessment of our disclosure controls and procedures and has concluded that the control deficiency that resulted represented a material weakness.

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The Company is committed to remediating its material weaknesses as promptly as possible. Implementation of the Company’s remediation plans has commenced and is being overseen by the board. However, there can be no assurance as to when these material weaknesses will be remediated or that additional material weaknesses will not arise in the future. Even effective internal control can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. Any failure to remediate the material weaknesses, or the development of new material weaknesses in our internal control over financial reporting, could result in material misstatements in our financial statements, which in turn could have a material adverse effect on our financial condition and the trading price of our common stock and we could fail to meet our financial reporting obligations. We have identified weaknesses in our internal controls, and we cannot provide assurances that these weaknesses will be effectively remediated or that additional material weaknesses will not occur in the future.

If not remediated, our failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in our financial statements and a failure to meet our reporting and financial obligations, each of which could have a material adverse effect on our financial condition and the trading price of our common stock.

VOLATILITY IN OUR COMMON SHARE PRICE MAY SUBJECT US TO SECURITIES LITIGATION, THEREBY DIVERTING OUR RESOURCES THAT MAY HAVE A MATERIAL EFFECT ON OUR PROFITABILITY AND RESULTS OF OPERATIONS.

As discussed in the preceding risk factors, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

COMPLIANCE WITH CHANGING REGULATION OF CORPORATE GOVERNANCE AND PUBLIC DISCLOSURE WILL RESULT IN ADDITIONAL EXPENSES AND POSE CHALLENGES FOR OUR MANAGEMENT TEAM.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated thereunder, the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets. In addition, the current federal administration has indicated significant regulatory modifications and we cannot foresee the impact of any revised regulations. Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, including the policies of the recently appointed Chairman of the SEC, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

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Risks Related to this Offering and Our Securities

THE OFFERING PRICE OF OUR SHARES HAS BEEN ARBITRARILY DETERMINED.

Our management has determined the number and price of shares offered by the Company. The price of the shares we are offering was arbitrarily determined based upon the current market value, illiquidity and volatility of our Common Stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the Offering. The Offering price for the Common Stock sold in this Offering may be than the fair market value for our Common Stock.

WE HAVE BROAD DISCRETION IN THE USE OF THE NET PROCEEDS FROM THIS OFFERING AND MAY NOT USE THEM EFFECTIVELY.

We intend to use up to $1,524,658 gross proceeds from this Offering (if we sell all the shares being offered) for the growth of our new product “SafeVchat” video product and operations.  Our management will have broad discretion in the application of the net proceeds and may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this Offering in a manner that does not produce income or that loses value.

PURCHASERS OF OUR COMMON STOCK MAY EXPERIENCE IMMEDIATE DILUTION AND/OR FUTURE DILUTION.

We are authorized to issue up to 14,000,000,000 shares of Common Stock, of which 718 , 263 , 338 shares were issued and outstanding as of December 2 8, 2020. We plan to issue approximately  38,116,450  common stock shares in connection with this Offering if fully subscribed. Our board of directors has the authority to cause us to issue additional shares of Common Stock without consent of any of our stockholders. In addition, at December 28, 2020, there were other securities convertible or exercisable into  98,937,043  shares of common stock made up of  12,645,184  shares of common stock available upon the conversion of convertible loans,  753,383  shares of common stock available upon the conversion of Series B Preferred stock, options exercisable into  58,133,000  shares of common stock, and warrants exercisable into 27,405,476 shares of common stock. Consequently, common stockholders may experience dilution in their ownership of our stock in the future and as a result of this Offering. If the Offering is fully subscribed, the non-subscribing common stock shareholders will hold less than 10% of our issued and outstanding stock collectively.

SHARES ELIGIBLE FOR FUTURE SALE MAY HAVE ADVERSE EFFECTS ON OUR SHARE PRICE.

We are offering 38,116,450 shares of our Common Stock, as described in this Offering Circular. We cannot predict the effect, if any, of future sales of our shares, or the availability of shares for future sales, on the market price of our shares. The market price of our shares may decline significantly when the restrictions on resale by certain of our stockholder’s lapse. Sales of substantial amounts of shares or the perception that such sales could occur may adversely affect the prevailing market price for our shares. After the completion of this Offering, we may issue additional shares in subsequent public Offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders’ interests in us.

OUR MANAGEMENT HAS DISCRETION AS TO THE USE OF CERTAIN OF THE NET PROCEEDS FROM THIS OFFERING.

We intend to use up to $1,524,658 gross proceeds from this Offering and the prior funds received from the earlier Form 1-A and Form 1-A POS offering,  (if we sell all the shares being offered) for the growth of our new product “SafeVchat” video product and operations. Our management will have discretion in the application of the net proceeds. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may use a portion of the net proceeds from this Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Please see "Use of Proceeds" below for more information.

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COVID-19.

We cannot, at this point, determine the extent to which COVID-19 outbreak will impact business or the economy as both are highly uncertain and cannot be predicted.

THE OUTBREAK OF THE CORONAVIRUS MAY NEGATIVELY IMPACT SOURCING AND MANUFACTURING OF THE PRODUCTS THAT WE SELL AS WELL AS CONSUMER SPENDING, WHICH COULD ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic”. The significant outbreak of COVID-19 has resulted in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and could adversely affect our business, results of operations and financial condition.  In addition, we applied for funding pursuant to the Small Business Administration program.  The Paycheck Protection Program provides forgivable funding for payroll and related costs as well as some non-payroll costs.  We applied for funding and, to date, have received (on April 17, 2020) funding in the amount of $313,212.  No assurances can be provided as to the adequacy of the funds received for ongoing operations in 2020 or if additional funding will be subsequently available.

THE OUTBREAK OF THE COVID-19 MAY ADVERSELY AFFECT OUR CUSTOMERS.

Further, such risks as described above could also adversely affect our customers’ financial condition, resulting in reduced spending for the merchandise we sell. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or operations of our sourcing partners. The ultimate extent of the impact of any epidemic, pandemic or other health crisis on our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of such epidemic, pandemic or other health crisis and actions taken to contain or prevent their further spread, among others. These and other potential impacts of an epidemic, pandemic or other health crisis, such as COVID-19, could therefore materially and adversely affect our business, financial condition and results of operations.

THE OUTBREAK OF COVID-19 HAS RESULTED IN A WIDESPREAD HEALTH CRISIS THAT COULD ADVERSELY AFFECT THE ECONOMIES AND FINANCIAL MARKETS WORLDWIDE, AND COULD EXPONENTIALLY INCREASE THE RISK FACTORS DESCRIBED IN OUR PRIOR FILINGS.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar, meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

In March 2020, the World Health Organization declared coronavirus COVID-19 a global pandemic. This contagious disease outbreak, which has continued to spread, has adversely affected workforces, customers, economies, and financial markets globally. It has also disrupted the normal operations of many businesses. This outbreak could decrease spending, adversely affect demand for our products, and harm our business and results of operations. In the nine months ended September 30, 2020, we believe the COVID-19 pandemic did impact our operating results as sales to customers in the second and third quarters were down 17% and 15%, respectively, from the first quarter of the year. However, we have not observed any impairments of our assets or a significant change in the fair value of our assets due to the COVID-19 pandemic. At this time, it is not possible for us to predict the duration or magnitude of the adverse results of the outbreak and its effects on our business or results of operations, financial condition, or liquidity.

As of (and subsequent to) September 30, 2020, we have been following the recommendations of local health authorities to minimize exposure risk for our team members for the past several weeks, including the temporary closure of our corporate office and having team members work remotely.  Most customers and vendors have transitioned to electronic submission of invoices and payments.

Because the risk factors referred to above, as well as other risks not mentioned above, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which ones will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

DETERMINATION OF OFFERING PRICE

This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market. Our Offering Price is arbitrary with no relation to value of the Company. The Company has engaged Spencer Clarke LLC,, a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”),as a placement agent.

DILUTION

Investors in this Offering will experience immediate dilution from the sale of Shares by the Company. If you invest in our Shares, your interest will be diluted to the extent of the difference between the public Offering price per share of our Common Stock and the as adjusted net tangible book value per share of our capital stock after this Offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of Common Stock outstanding. Net tangible book value dilution per share of Common Stock to new investors represents the difference between the amount per share paid by purchasers in this Offering and the as adjusted net tangible book value per share of Common Stock immediately after completion of this Offering.

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As of September 30, 2020, our net tangible book value was approximately ($15,607,000), or approximately ($0.254) per share. After giving effect to our sale of the maximum Offering amount of $1,524,658 in securities and after deducting an aggregate of $136,233 in estimated underwriter fee and offering expenses and assuming no other changes since October 1st, 2020, our as-adjusted net tangible book value would be approximately ($14,218,575), or ($0.143) per share. At an Offering price of $0.04  per share, this represents an immediate dilution in net tangible book value of $0.051 per share to investors of this Offering, as illustrated in the following table:

Assumed Public Offering price per share		$0.040
Net tangible book value per share as of September 30, 2020	$(0.254)
Change in net tangible book value per share attributable to new investors	$0.243
Adjusted net tangible book value per share		$(0.011)
Dilution per share to new investors in the Offering		$0.051

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Shares offered for sale in this Offering (after deducting our estimated underwriter fee and offering expenses):

	100%	75%	50%	25%
Funding Level	$1,524,658	$1,143,494	$762,329	$381,165
Offering Price	$0.040	$0.040	$0.040	$0.040
Net tangible book value per share of Common Stock before this Offering	$(0.254)	$(0.254)	$(0.254)	$(0.254)
Increase in net tangible book value per share attributable to new investors in this Offering	$0.243	$0.239	$0.231	$0.210
Net tangible book value per share of Common Stock, after this Offering	$(0.011)	$(0.015)	$(0.023)	$(0.044)
Dilution to investors in the Offering	$0.051	$0.055	$0.063	$0.084

PLAN OF DISTRIBUTION

We are Offering up to  38,116,450  shares of our Common Stock for  $0.04  per share, for a total of up to $1,524,658  in gross Offering proceeds, assuming all securities are sold. The minimum investment for any investor is $5,000, unless such minimum is waived by the Company, which may be done in its sole discretion on a case-by-case basis. There is no minimum Offering amount or provision to escrow or return investor funds if any minimum number of shares is not sold, and we may sell significantly fewer shares of Common Stock than those offered hereby. In fact, there can be no assurances that the Company will sell any or all the Offered shares. All funds received from the Company will be immediately available for its use.

Our Common Stock is listed on any national securities exchange; however, the Company’s Common Stock is quoted on OTC Markets.

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Upon this Offering Circular being qualified by the Securities and Exchange Commission, the Offering will be conducted as a continuous Offering (and not on a delay basis) pursuant to Rule 251(d)(3)(f) of the Regulation A under the Securities Act, however, this Offering will terminate one year from the initial qualification date of this Offering Circular, unless extended or terminated by the Company. The Company may terminate this Offering at any time and may also extend, in our sole discretion, the Offering term by 90 days.

Currently, we plan to have our directors and executive officers sell the shares offered hereby on a best-efforts basis and have engaged Spencer Clarke LLC who is registered with the Financial Industry Regulatory Authority (“FINRA”) for a commission of 5% of the revenues. Spencer Clarke LLC will not receive any other compensation, including but not limited to cash, non-accountable expense allowance, equity, or warrants, other than the commission of 5% of the revenues. Our directors and executive officers will receive no discounts or commissions. Our executive officers or Spencer Clarke LLC will deliver this Offering Circular to those persons who they believe might have interest in purchasing all or a part of this Offering. The Company may generally solicit investors; however, it must abide by the “blue sky” regulations relating to investor solicitation in the states where it will solicit investors. There can be no assurances that our Offering Circular and this Offering will be available in any particular State. All Shares will be offered on a “best efforts” basis.

Spencer Clarke LLC has received a general engagement fee of $5,000 (not related to this offering) and is entitled, as a result of prior debt financing, to $19,200 cash, of which the cash remains outstanding. No proceeds from this offering will used to satisfy the outstanding obligations, nor are monthly advisory fees or retainer stock to be paid to Spencer Clarke LLC. The maximum and only fees that Spencer Clarke LLC can earn from this offering is $125,000 (equaling 5% of the revenues if this offering is fully subscribed).

The Company, if the full offering is subscribed, anticipates proceeds, estimated to be $1,388,425 after

•	deducting estimated offering expenses of $60,000; and

•	including paying Spencer Clarke LLC, a placement fee equal to 5% on all funds raised in the Offering ($76,233 as discussed above).

Our directors and officers will not register as broker-dealers under Section 15 of the Exchange Act in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the Offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

•	the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Securities Act of 1933 (the “Securities Act”), at the time of his participation; and

•	the person is not at the time of their participation an associated person of a broker-dealer; and

•	the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and Offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to hold their positions as officers or directors following the completion of the Offering and have not been during the past 12 months and are currently not brokers or dealers or associated with brokers or dealers. They have not nor will they participate in the sale of securities of any issuer more than once every 12 months.

All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s Chief Executive Officer or by specific resolution of our board of directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate to a purchaser within five days from request by the purchaser; otherwise, purchasers’ shares will be noted and held on the book records of the Company.

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In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. We have not yet applied for “blue sky” registration in any state, and there can be no assurance that we will be able to apply, or that our application will be approved and our securities will be registered, in any state in the United States. We intend to sell the shares only in the states in which this Offering has been qualified or an exemption from the registration requirements is available and purchases of shares may be made only in those states.

Should any fundamental change occur regarding the status of this Offering or other matters concerning the Company, we will file an amendment to this Offering Circular disclosing such matters.

Investors should be aware that our subscription agreement provides for exclusive forum in the federal courts of the state of Wyoming and is governed by the state laws of Wyoming and the laws of the United States for any claims arising from the Securities Act of 1933. This may limit an Investors’ ability to seek relief in a more favorable jurisdiction. We advise that you seek the advice of counsel prior to subscribing as it may pose a risk relate to the underlying investment.

OTC Markets Considerations

The OTC Markets is separate and distinct from the New York Stock Exchange and Nasdaq stock market or other national exchange. Neither the New York Stock Exchange nor Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although other national stock markets have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on Nasdaq or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and Nasdaq-listed securities.

USE OF PROCEEDS TO ISSUER

The following Use of Proceeds is based on estimates made by management. The Company planned the Use of Proceeds after deducting estimated offering expenses of $60,000 (and including paying Spencer Clarke LLC, a placement fee equal to 5% on all funds raised in the Offering and no other compensation pursuant to this Offering), for anticipated proceeds, estimated to be $1,524,658.

Management prepared the milestones based on four levels of Offering raise success. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

The Company intends to use the proceeds from this offering as follows:

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The following table illustrates the amount of net proceeds to be received by the Company on the sale of shares by the Company and the intended uses of such proceeds, over an approximate 12-month period.

If 25% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
25%	$381,165	$79,058	$302,106	For our new product, SafeVchat which is a video system for the industry.

If 50% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
50%	$762,329	$98,116	$664,213	For our new product, SafeVchat

If 75% of the Shared offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
75%	$1,143,494	$117,175	$1,026,319	For our new product, SafeVchat

If 100% of the Shares offers are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
100%	$1, 524 , 658	$136,233	$1, 3 88,425	For our new product, SafeVchat

Capital Sources and Uses	100%
Gross Offering Proceeds	$1,524,658
Offering Expenses	$60,000	*
Placement Agent Fee	$76,233
Net Offering Proceeds	$1,388,425
Use of Proceeds:
For our new product, SafeVchat	$1,388,425

·	Includes costs Form 1-A and Form 1- A POS offering.

Subsequent to the qualification of the Form 1-A on November 13, 2020, and prior to the filing of this Post Qualification Offering Circular Amendment No. 6, the Company accepted subscriptions for an aggregate gross proceeds of $975,342 and issued an aggregate of 436,337,203 shares of its common stock to 27 investors. The Company compensated the Placement Agent with $ 48,661 in placement agent fees.

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The precise amounts that we will devote to our new product, SafeVchat, and the timing of expenditures, will vary depending on numerous factors.

No portion of the proceeds will be used to compensate or otherwise make payments to our officers or directors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this Offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. No assurances can be provided that any milestone represented herein will be achieved. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total Offering amount, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the Offering as unanticipated events or opportunities arise. Additionally, the Company may from time to time need to raise more capital to address future needs.

DESCRIPTION OF BUSINESS

Background

We are a software development and services company that offers a suite of integrated computer network security products using proprietary technology. Our ongoing strategy is developing and marketing our suite of network security products to the corporate, financial, healthcare, legal, government, technology, insurance, e-commerce and consumer sectors. We plan to continue to grow our business primarily through our expanding sales channel and internally generated sales, rather than by acquisitions. Apart from our 49% holding in BlockSafe Technologies, Inc., we have no other subsidiaries.

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In March 2020, the World Health Organization declared coronavirus COVID-19 a global pandemic. This contagious disease outbreak, which has continued to spread, has adversely affected workforces, customers, economies, and financial markets globally. It has also disrupted the normal operations of many businesses. This outbreak could decrease spending, adversely affect demand for our products, and harm our business and results of operations. In the nine months ended September 30, 2020, we believe the COVID-19 pandemic did impact our operating results as sales to customers in the second and third quarters were down 17% and 15%, respectively, from the first quarter of the year. However, we have not observed any impairments of our assets or a significant change in the fair value of our assets due to the COVID-19 pandemic. At this time, it is not possible for us to predict the duration or magnitude of the adverse results of the outbreak and its effects on our business or results of operations, financial condition, or liquidity.

As of (and subsequent to) September 30, 2020, we have been following the recommendations of local health authorities to minimize exposure risk for our team members for the past several weeks, including the temporary closure of our corporate office and having team members work remotely. Most customers and vendors have transitioned to electronic submission of invoices and payments.

Our executive office is located at 1090 King Georges Post Road, Suite 603, Edison, NJ 08837. Our telephone number is (732) 661-9641. We have 9 employees. Our Company’s website is www.strikeforcetech.com (we are not including the information contained in our website as part of, nor should the information be relied upon or incorporated by reference into, this Offering Circular).

Reverse Stock Split and Changes in Authorized Shares

In April 2020, our Board of Directors approved a 1:500 reverse stock split that was approved by stockholders controlling 80% of our common stock. The reverse stock split was effectuated on June 25, 2020 and all share and per share amounts on the accompanying financial statements are presented in post-split amounts as if the split occurred at the beginning of the earliest period presented.

In April 2020, an increase of our common stock from 12,000,000,000 to 17,000,000,000 shares was authorized.

In April 2020, a decrease of our common stock from 17,000,000,000 to 14,000,000,000 shares was authorized.

Business

We are a software development and services company that offers a suite of integrated computer network security products using proprietary technology. StrikeForce Technical Services Corporation was incorporated in August 2001 under the laws of the State of New Jersey. On September 3, 2004, we changed our name to StrikeForce Technologies, Inc. On November 15, 2010, we redomiciled under the laws of the State of Wyoming. We initially conducted operations as an integrator and reseller of computer hardware and telecommunications equipment and services until December 2002. In December 2002, and formally memorialized in September 2003, we acquired certain intellectual property rights and patent pending technology from NetLabs.com, Inc. (“NetLabs”) including the rights to further develop and sell their principal technology. In addition, certain officers of NetLabs joined our company as officers and directors of our company. Our ongoing strategy is developing and marketing our suite of network security products to the corporate, financial, healthcare, legal, government, technology, insurance, e-commerce and consumer sectors. We plan to continue to grow our business primarily through our globally expanding sales channel and internally generated sales, rather than by acquisitions. Apart from our 49% holding in BlockSafe Technologies, Inc., we have no other subsidiaries, and we conduct our operations from our corporate office in Edison, New Jersey.

We began our operations in 2001 as a reseller and integrator of computer hardware and iris biometric technology. From the time we started our operations through the first half of 2003, we derived the majority of our revenues as an integrator. In December 2002, upon the acquisition of the licensing rights to certain intellectual property and patent pending technology from NetLabs, we shifted the focus of our business to developing and marketing our own suite of security products. Based upon our acquired licensing rights and additional research and development, we have developed various identification protection software products to protect computer networks from unauthorized access and to protect users from identity theft.

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We completed the development of our ProtectID® platform at the end of June 2006, we completed the core development of our keyboard encryption and anti-keylogger product, GuardedID®, in December 2006 and commenced deployment of our new mobile product, MobileTrust® into the mobile stores in 2015. All are currently being sold and distributed. ProtectID® patent titled "Multi-Channel Device Utilizing a Centralized Out-of-Band Authentication System" is protected by three patents. The keystroke encryption technology we developed and use in our GuardedID® product is protected by three patents. MobileTrust® has a patent pending, as of March 2013.

In November 2010, we received notice that the United States Patent and Trademark Office (“USPTO”) had issued an official Notice of Allowance for the patent application for the technology relating to our ProtectID® product. In January 2011, we received notice that the USPTO issued to us Patent No. 7,870,599. This “Out-of-Band” Patent went through a USPTO Re-Examination process starting on August 16, 2011 and concluded on December 27, 2011, with all of our patent claims remaining intact and eight additional patent claims being added. Since 2011, we submitted additional continuation patents on the “Out-of-Band” Patent, two additional patents granted and a fourth pending.

In January 2013, we were assigned the entire right, title and interest in the “Out-of-Band” Patent from NetLabs, with the agreement of the developer, and the assignment was recorded with the USPTO.

In February 2013, we executed a retainer agreement with our patent attorneys to aggressively enforce our patent rights as “Out-of-Band Authentication” was becoming the standard for authenticating consumers in the financial market and for many Saas application users (e.g., SalesForce, Quickbooks, etc.). In February 2013, our patent attorneys submitted a new “Out-of-Band” Patent continuation, which was granted.

In March 2013, our patent attorneys submitted a new “Methods and Apparatus for securing user input in a mobile device” Patent, which is now patent pending. Our MobileTrust® product is the invention supporting the patent pending.

In July 2013, we received notice that the USPTO had added approximately sixty additional patent claims for our Out-of-Band patent we received in January 2011, by issuing to us Patent No. 8,484,698 thereby strengthening our position with clients and our current and potential lawsuits.

In October 2013, we received notice that the USPTO issued to us Patent No. 8,566,608 “Methods and apparatus for securing keystrokes from being intercepted between the keyboard and a browser.” This protects our GuardedID® product and the keystroke encryption portion of our MobileTrust® products.

In February 2014, we received a Notice of Allowance from the USPTO for our third patent relating to our "Multi-Channel Device Utilizing a Centralized Out-of-Band Authentication System" Patent No. 7,870,599. Upon receipt of this “Out-of-Band” patent we filed another continuation patent.

In March 2014, we received Notice of Allowance from the USPTO for our second patent and first continuation of our Keystroke Encryption patent, which only furthers our protection for all mobile devices when utilizing any keyboard for data entry. Upon receipt of this Notice, we also filed another continuation patent for Patent No. 8,566,608.

In April 2014, we were granted our third patent relating to our “Multi-Channel Device Utilizing a Centralized Out-of-Band Authentication System” Patent No. 8,713,701.

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In September 2014, we filed an International Patent for MobileTrust® (PCT/US20114/029905).

In March 2015, we received our third patent from the USPTO, Patent No. 8,973,107, of our Keystroke Encryption patent. This enhances our position for our Keystroke Encryption product, GuardedID®, and our MobileTrust® product.

In December 2016, we executed a retainer agreement with a second patent attorney, to aggressively enforce our patent rights as “Out-of-Band Authentication” has become the standard for authenticating consumers in the financial market and for many Saas application users (e.g., SalesForce, Quickbooks, etc.).

On September 6, 2017, we entered into a Litigation Funding Agreement with two parties for the purpose of funding the enforcement of certain patents relating to the process of providing dual channel authentication against several infringers. These patent infringement cases are still in process. Our management believes, but cannot guarantee, that this Litigation Funding Agreement will allow us to pursue litigation against any infringement on our patents.

Our suite of products is targeted to the financial, e-commerce, corporate, government, healthcare, legal, insurance, technology and retail markets. We seek to locate customers in a variety of ways. These primarily include contracts with value added resellers and distributors (both inside the United States and internationally), direct sales calls initiated by our internal staff, exhibitions at security and technology trade shows, through the media, through consulting agreements, and through our agent relationships. Our sales generate revenue either as an Original Equipment Manufacturer (“OEM”) model, through a Hosting/License agreement, bundled with other company’s products or through direct purchase by distributors and resellers. We price our products for cloud consumer transactions based on the number of transactions in which our software products are utilized. We also price our products for business applications based on the number of users. These pricing models provide our company with one-time, monthly, quarterly and annual recurring revenues with volume discounts. We are also generating revenues from a licensing agreement we executed with Cyber Safety in 2015, which was modified in 2019.

We generated all of our revenues of $768,000 for the year ended December 31, 2019 (compared to $234,000 for the year ended December 31, 2018), from the sales of our security products. The increase in revenues was due to the increase in our software, hardware, services, maintenance, and support sales. Revenues for the nine months ended September 30, 2020 were $162,000 compared to $611,000 for the nine months ended September 30, 2019, a decrease of $449,000 or 73.5%. The decrease in revenues was primarily due to impairments caused by the COVID-19 pandemic that resulted in a decrease in our software and service revenues. Revenues are derived from software, key fobs and services. We have realized delays in revenues from some of our new distributor’s that, although there can be no assurances, we anticipate will appear in fiscal 2020 and/or 2021 but may be reduced due to the impairments caused by COVID-19. Additionally, we believe we have opportunities through our sales distribution channels, including current pilots, which we anticipate, but cannot guarantee, should increase revenues in 2020 and/or 2021 (subject to the impairments caused by COVID-19 or the effectiveness and distributions of recently announced vaccines which may be introduced starting in 2020), especially with the addition of our mobile security products and new multi-marketing partners.

We market our products globally to financial service firms, healthcare related companies, legal services companies, e-commerce companies, automotive, government agencies, multi-level marketing groups, the enterprise market in general, and with virtual private network companies, as well as technology service companies and retail distributors that service all the above markets. We seek such sales through our own direct efforts, with emphasis on retail, through distributors, resellers and third-party agents internationally. We are also seeking to license the technology as original equipment with computer hardware and software manufacturers. We are engaged in multiple production installations and pilot projects with various distributors, resellers and direct customers primarily in the United States. Our GuardedID® product is also being sold directly to consumers, primarily through the Internet as well as distributors, resellers, third party agents, affiliates and potential OEM agreements by bundling GuardedID® with their products (providing a value-add and competitive advantage to their own products and offerings). Currently this is the most active market for us with multiple programs in production. We anticipate, but cannot guarantee, increases in revenues in fiscal 2020 and/or 2021 (subject to the impairments caused by COVID-19), from these programs. In addition, we have completed the development and testing of our new mobile products, MobileTrust® and GuardedID® Mobile Software Development Kit (SDK), which is in now available in the Apple Store and the Android Play Store. The mobile products play a major role in our anticipated, but not guaranteed (due to the impairments caused by COVID-19), fiscal 2020 and/or 2021 revenue projections.

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BlockSafe Technologies, Inc. (“BlockSafe”) was formed on December 1, 2017 in the State of Wyoming. BlockSafe is in the business of providing total cyber security solutions and is the licensee from our company of our desktop anti-malware product GuardedID® and our one of a kind mobile application called “MobileTrust®”. BlockSafe is intended to be developed as an enterprise focusing on using our licensed technology in the field of cryptocurrency and its use of blockchains. BlockSafe’s products include CryptoDefender® and ProtectID®. BlockSafe also owns the patent for a product entitled BlockchainDefender™.

We have incurred substantial losses since our inception. Our management believes that our products provide a cost-effective and technologically competitive solution to address the problems of network security and identity theft in general. Guidance for the Federal Financial Institutions Examination Council (“FFIEC”) regulations include the requirement for solutions that have Two-Factor Out-of-Band Authentication and products that stop keylogging malware, real time, which our management believes our proprietary products uniquely and directly address. This guidance went into effect as of January 1, 2012. Based on this requirement in the FFIEC update (published in June 2011 with enforcement commencing in January 2012), we have experienced a growing increase in sales orders and inquiries every year. However, there can be no assurance that our products will continue to gain acceptance and continue to grow in the commercial marketplace or that one of our competitors will not introduce technically superior products.

Because we anticipate, but cannot guarantee, a continual growing market demand, we are developing a sizeable global reseller and distribution channel as a strategy to generate, manage and fulfill the anticipated demand for our products across market segments, minimizing the requirement for an increase in our staff as we grow our distributor market. We have minimized the concentration on our initial direct sales efforts as our distribution and reseller channels continue to grow internationally and will require appropriate levels of support. Management believes that Cyber Security is a growing requirement as the pandemic continues, more people are working remotely as well as using digital forms on a regular basis.  Consequently, the market demand, in our estimation, is increasing. However, our Company is also experiencing the impact of the pandemic. Currently our management is not working from our office location and this impairs our ability coordinate growth and impedes our ability to take advantage of the increasing market demand. Instead, like many businesses, we are focused in maintaining our business, in contrast to the prior business plan of continued growth.  Most, if not all, of our business continues from home where it is difficult to operate under normal conditions. Many of our current clients also have experienced a dramatic slowdown in their business, limiting their ability to have the resources to pay for our services.  We still produce revenues and through this Offering, we anticipate, but cannon guarantee, we will have the resources to advance our video conferencing tool that will we believe will provide authentication and encryption (using our products already built), for which we believe will have a great interest in the market. Currently, we have companies already interested in our beta that we will be starting in the fourth quarter of 2020.

On August 24, 2015, we entered into an agreement with Cyber Safety, Inc., a New York corporation (“Cyber Safety”) for Cyber Safety to license, and retain an option to purchase, the patents and intellectual property related to the GuardedID® and MobileTrust® software. Cyber Safety had the option to buy our GuardedID® patent for $9,000,000 that expires on September 30, 2020. In March 2019, the option to purchase was modified to increase the purchase price to $10,000,000 and extend the expiration date to September 30, 2021. If the purchase price is not paid by September 30, 2021, it will increase to $11,000,000 and be due September 30, 2022. We anticipate, but cannot guarantee, Cyber Safety will complete the purchase by September 30, 2021. Management believes, but cannot provide assurances, that Cyber Safety will exercise this option. Management believes Cyber Safety will exercise its option to purchase GuardedID based on ongoing constructive discussions with Cyber Safety. There have been no new negotiations with them in regard to the exercise of the option, but there are continuing discussions with them in regards to some of their large contracts, such as with Fiserv/First Data and AON Insurance. The option remains open until September 30, 2022 and Cyber Safety, to our knowledge, is still contemplating the exercise of the option. In the event the option is exercised, StrikeForce will have no patent rights for GuardedID and MobileTrust’s products and patents but will retain the exclusive ability to sell these products in the retail market. Cyber Safety will also resell our GuardedID® and MobileTrust® products, for which we will receive a royalty, while we retain an unlimited license to resell those products. Cyber Safety also licensed the Malware Suite until September 30, 2020 and agreed to pay us 15% to 20% of the net amount Cyber Safety receives from this product. During the nine months ended September 30, 2020 and 2019, the Company recorded revenue of $380 and $280,000, respectively, from Cyber Safety.

Our executive office is located at 1090 King Georges Post Road, Suite 603, Edison, NJ 08837. Our telephone number is (732) 661-9641. Our Company’s website is www.strikeforcetech.com (we are not including the information contained in our website as part of, nor should the information be relied upon or incorporated by reference into, this Offering Circular).

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Our Products

StrikeForce is a software development and services company. We own and are seeking to commercially exploit various identification protection software products that we developed to protect computer networks from unauthorized access, real time, and to protect network owners and users from cyber security attacks and data breaches. Our principal products ProtectID®, GuardedID®, inclusive of our unique CryptoColor® technology and MobileTrust®, are proprietary authentication and keystroke encryption technologies that are intended to eliminate unauthorized access to computer networks and all mobile devices, and to prevent unauthorized individuals from copying (logging) keystrokes. We are increasing our market for our suite of products in the financial services, e-commerce, corporate, healthcare, government and consumer sectors. Our cyber security products are as follows:

•

ProtectID® is our multi-patented authentication platform that uses “Out-of-Band” multi-factor in-house installation, cloud service technology, a hybrid to authenticate computer network users by a variety of methods including traditional passwords combined with a telephone, iPhone, Droid, Blackberry, PDA, multiple computer secure sessions, or a Push Authentication method which was implemented in the fourth quarter of 2017, biometric identification and encrypted devices such as tokens or smartcards as examples. The authentication procedure separates authentication information such as usernames from the pin/passwords or biometric information, which are then provided to or from the network’s host server across separate communication channels. The platform allows for corporate control and client choices, per their company’s security policies, which evolves over time with newly available and customer requested technologies. (Patent Nos:7,870,599, 8,484,698, and 8,713,701 and one patent pending for Out-of-Band Authentication)

•

GuardedID® creates a 256-bit AES encrypted real time separate pathway for information delivery from a keyboard to a targeted application on a local computer, preventing the use of spyware/malware to collect user information. This product provides keyboard encryption and helps prevent keylogging from occurring in real time, which helps prevent the number one threat to consumers and businesses in today’s market: keylogging software, which is stealth software embedded in web sites, emails, pictures, MP3 files, videos, USB’s or other software and hardware that, once unknowingly launched, secretly monitors and records all of a user's keystrokes on the computer and sends the data to the cyber thief without the user’s awareness. Keylogging has been reported as the one of the major causes of major data breaches that occurred from 2010 to 2016, as reported in the 2010-2016 Verizon Data Breach Reports. (Patent No: 8,566,608, 8,732,483 and 8,973,107).

•

MobileTrust® is an advanced iPhone/iPad and Android device password vault that includes a strong password generator. MobileTrust® also provides for Mobile Multi-Factor One Time Password authentication, a secured browser and keystroke encryption between its virtual keyboard and secured browser, which is critical to all confidential online transactions and other features, which is now in production. This new feature for mobile devices, which helps prevent data breaches and stolen credentials is a critical and vital addition to all enterprise mobile users, as enterprises transition to “Bring Your Own Devices” (BYOD).

•

GuardedID® Mobile SD••K is a software development kit that provides developers our patent protected keystroke encryption protection for all Apple and Android mobile device’s secure keyboards, allowing our keystroke encryption software to be embedded in any mobile applications, utilizing DES 256 Encryption.

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Our products sometimes include software and hardware that we contractually license from other vendors. These products include VASCO (an authentication and e-signature solutions company) tokens, as well as additional authentication and telecommunication software devices. We also purchase tokens and devices from HyperSecurity Solutions in Vancouver, Canada.

The ProtectID® Cloud Service can be hosted by our service provider (we have a strategic arrangement with a third party SSAE 16 hosting service) as well as the ProtectID® Out-of-Band and Multi-Factor Platform, which can be installed internally in a customer’s infrastructure or as a hybrid implementation. With the exception of our free redistributable Microsoft software components and our reseller agreements with VASCO and HyperSecurity Solutions, none of our contracts for hardware or software are with a sole supplier of that feature or product.

Factors that are considered important to our success include, but are not limited to, the following:

•	Our products address the needs of a broad variety of customers for authentication and cyber security overall. One of the biggest problems facing the world is Cyber Theft, the effects of which, our management contends, total an estimated $221 billion per year in business losses and more recently, based on anecdotal evidence provided to management, stated to be in the trillions going forward (with effects of the increase use in remote access due to COVID-19 still undeterminable).

•	Symantec reported there were over 401 million new pieces of Spyware found over the past year.

•	48% of all data breaches were caused by key loggers (malware copying keystrokes), as reported by the Verizon 2012 Data Breach Report. Similar percentages are reported in the Verizon 2014 report, recently published. All of the companies breached, per these reports, had an anti-virus program installed.

•	For illustration (while historic), in 2011, it was reported that RSA Security’s data was breached from which Lockheed Martin and others were affected and lost millions of dollars. This event caused many companies to look to other means of two-factor authentication, such as Out-of-Band. The RSA Data Breach started with a keylogging virus which our GuardedID® product, management believes, would most likely would have prevented.

•	In respect to the latest version of our keyboard encryption and anti-keylogger Product, GuardedID®, a recent report from a government security group known as CERT states that minimally 80% of the malicious keylogging programs are undetected by the major anti-virus software suites. Our Guarded ID® is designed, we believe, to render the malicious programs useless, in real time.

•	The 2015 Verizon Data Breach report, published in April 2016, stated that 80% of all the data breaches they reported would not have occurred if the corporations used two factor authentication

•	In February 2015, the New York Times reported that a Global Bank heist occurred in banks around the globe from a keylogger. This was the first known time that a large hack was reported with the details which included a keylogger that our management believes GuardedID® would have most likely prevented. The article was noted as caused by keystroke encryption in a picture on the front page of the New York Times.

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•	The Effectiveness of Our Products: Our products have been designed to provide, we believe, a high available level of security for computer networks and individual users. In particular, we believe that the now Patented “Out-of-Band” authentication process is an innovative technology that will greatly prevent unauthorized access to computer networks and will provide effective security products to drastically reduce the incidence of identity fraud for our customers. We have contractually commenced implementation of our products on a large global scale, yet there can be no assurance that they will function in all aspects as intended. Likewise, a high level of innovation characterizes the software industry and there can be no assurance that our competitors will not develop and introduce a superior product. The effective functioning of our products once deployed is an important factor in our future success. To date and our knowledge, all of our clients have reported, per a report by Research 2.0, that our products work as described.

•	Ability to Integrate our Software with Customer Environments: There are numerous operating systems that are used by computer networks. The ability of a software product to integrate with multiple operating systems is likely to be a significant factor in customer acceptance of particular products. Our ProtectID® operates on an independent Cloud Service platform and is also able to integrate with multiple operating systems and user interfaces for an in-house implementation. ProtectID® has been designed to use multiple authentication devices that are currently on the market (including, but not limited to, biometrics, key-fob tokens, iPhones, iPads, Androids, PDA’s, smart cards and other mobile devices). Our ability to integrate our products with multiple existing and future technologies is currently a key factor in the growth of our product’s acceptance and is demonstrated by our success with recent clients and installations. . Our GuardedID® product currently operates with Windows Internet Explorer (IE), Firefox, Chrome and Safari browsers and our upgraded Premium version works with almost all applications running on a Windows desktop platform, inclusive of Microsoft Office and the MAC. New features and functions for both products continue to be developed via our research and development. We are also now live with our MobileTrust® and GuardedID® Mobile SDK products, which work on all Apple and Android devices.

•	Relative Cost: We have attempted to design our products to provide a cost-effective suite of products for financial services, e-commerce, commercial, healthcare, government and direct-consumer customers. Our ability to offer our products at a competitive price and to add to existing installations is likely in our opinion, to be a key factor in the acceptance of our product as we have seen with many of our clients.

Business Model

We are focusing primarily on developing sales through “channel” relationships in which our products are offered by other manufacturers, distributors, value-added resellers and agents, internationally. In 2016, we added and publicly announced additions to our global distribution sales channel, which provides additional presence for us in the United States, Canada, Europe and Africa. We continue to add additional channel partners, especially on the consumer side and developed a new retail business. We also sell our suite of security products directly from our Edison, New Jersey office, which also augments our channel partner relationships. It is our strategy that these “channel” relationships will provide the greater percentage of our revenues ongoing, as was the case in the past two years. Examples of the channel relationships that we are seeking include already established original equipment manufacturer (“OEM”) and bundled relationships with other security technology and software providers that would integrate or bundle the enhanced security capabilities of ProtectID®, GuardedID® and/or MobileTrust® into their own product lines, including our MobileTrust® SDK, thereby providing greater value to their clients. These would include providers of networking software and manufacturers of computer and telecommunications hardware and software that provide managed services, and multi-level marketing groups, as well as all markets interested in increasing the value of their products and packages, such as financial services software, anti-virus, government integrators and identity theft product companies. We signed various new distributors during 2018 and 2019, and we anticipate, but cannot guarantee, an increase in revenues in 2020 and/or 2021 (subject to the impairments caused by COVID-19).  Additionally, Cyber Safety originally purchased their option to buy our GuardedID® patent for nine million dollars ($9,000,000) to be paid by September 30, 2020, and will resell our GuardedID® and MobileTrust® products, for which we will receive a royalty, while we retain a perpetual license to resell those products (this transaction subject to the impairments caused by COVID-19) . In March 2019, the option to purchase agreement was modified to increase the purchase price to $10,000,000 and extend the expiration date to September 30, 2021. Also, if the note as modified is not paid in full by the extended due date, then the purchase price shall increase to $11,000,000 with a due date of September 30, 2022. We anticipate, but cannot guarantee, Cyber Safety will make the purchase by September 30, 2021(subject to the impairments caused by COVID-19). Management believes, but cannot provide assurances, that Cyber Safety will exercise this option.  In the event the option is exercised, StrikeForce will have no patent rights for GuardedID and MobileTrust’s products and patents, but will retain the exclusive ability to sell these products in the retail market. The distributors have already obtained new clients and we expect, but cannot guarantee, that more clients will be obtained in fiscal 2020 and thereafter. There is no guarantee as to the timing and success of these business relationships or reaching our self-imposed expectations.

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From our MobileTrust® security application, built with our sCloud registration process, we have created and announced two new products: our new ProtectID® Mobile OTP (One Time Password) to be used with ProtectID®; and our new GuardedID® Mobile keystroke encryption software development kit (SDK). Both new products are now in production. With the creation of this new GuardedID® Mobile SDK, we now focus the sales of this software product to the development groups of our target markets for it to be added to their mobile applications. We are in discussions with many large-scale parties that are interested in this software. Management has already received requests for this software, as keystroke encryption malware grows and remains a major problem for the mobile-cyber security market, particularly with anti-virus products being viewed as non-effective against malware threats.

Our primary target markets include financial services such as banks and insurance companies, healthcare providers, legal services, government agencies through integrators, technology platforms, e-commerce based services companies, telecommunications and cellular carriers, technology software companies, government agencies and consumers, especially for our mobile and keystroke encryption products. We are focusing our concentration on cyber security and data breach strategic problem areas, such as where compliance with financial, healthcare, legal and government regulations are key and stolen passwords are used to acquire private information illegally. In 2018 and 2019, several of our channel partners had pilots and client implementations in place that are expected, although no assurances can be provided, to increase our revenues in 2020 and/or 2021(subject to the impairments caused by COVID-19). Our mobile products went into production during the first quarter of 2016 and the revenues related to those products are increasing, primarily as results of the efforts of our channel partners, Cyber Safety and others. There is no guarantee as to the timing and continued success of these efforts.

Because we are now expecting a continual, recurring growing market demand, especially in the mobility and encryption retail markets, we continue to develop an increasing global reseller and distribution channel as a strategy to generate, manage and fulfill demand for our products across market segments, minimizing the requirement for an increase in our staff as we grow our distributor market. We continue to minimize the concentration on our initial direct sales efforts as our distribution and reseller channels continue to grow internationally and provide appropriate levels of sales and support to the growing Cyber Security market.

We seek to generate revenue through fees for ProtectID® based on client consumer usage in the financial, healthcare services and legal services markets, as well as enterprises in general, through our Cloud Service, plus one-time and annual per person fees in the enterprise markets which often are for in-house installations of our products, and set-up and recurring transaction fees when the product is accessed in our Cloud Service, along with annual maintenance fees, and other one-time and recurring fees. We have also implemented our new ProtectID® v4.01, which includes our Mobile One-Time-Password. We also intend to generate revenues through sales of our GuardedID® product. GuardedID® pricing is for an annual license and we discount for volume purchases. GuardedID® pricing models, especially when bundling through OEM contracts, include monthly and quarterly recurring revenues. As more agreements are reached by our distributors, we are experiencing monthly increasing sales growth, through the execution of GuardedID® bundled OEM agreements. We also provide our clients a choice of operating our ProtectID® software internally by licensing it or through our hosted Cloud Service or a hybrid that some clients have implemented and none of our competitors presently offer. GuardedID® requires a download on each and every computer it protects, whether for employees or consumers. We have four GuardedID® products, (i) a standard version which protects browser data entry only, (ii) a premium version which protects almost all the applications running under Microsoft Windows on the desktop, including Microsoft Office Suite and almost all applications running on the desktop, (iii) an Enterprise version which, in addition, provides the Enterprise administrative rights and the use of Microsoft’s Enterprise tools for the product’s deployment, and (iv) an Apple version for all the latest MAC operating systems and for the browsers and entire desktop. Our MobileTrust® mobile product will be priced for the consumer through the appropriate mobile phone stores, as well as direct, distribution and OEM sales for higher volume enterprises, including volume discounts to the degree allowed by the telecommunications providers. Our GuardedID® Mobile SDK (software development kit) went to the open market in the second quarter of 2016. We anticipate, but cannot guarantee, steadily increasing revenues from this product offering.

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Our management believes that our products provide a cost-effective and technologically competitive solution to address the increasing problems of network security and cyber security in general. Guidance for the Federal Financial Institutions Examination Council (“FFIEC”) regulations include the requirement for solutions that have Two-Factor Out-of-Band Authentication and products that stop keylogging malware, real time, which our management believes our proprietary products uniquely and directly address. This guidance went into effect as of January 1, 2012. Additionally, the 2015 Verizon Data Breach report, published in April 2016, stated that 80% of all the data breaches they reported would not have occurred if the corporations used two factor authentication, which our management believes would have been prevented with products such as our ProtectID® system. The report also indicates that over 79% of the data breaches would most likely not have occurred if the corporations breached used anti-keylogging software, such as our GuardedID® system in addition to the typical anti-virus programs. Based on the FFIEC requirement, the latest Verizon Data Breach Report and the new articles from the White House urging law firms and legal services firms to add two factor authentication, we have recently experienced a growing increase in pilots and sales orders and inquiries specifically in the financial and legal markets. In January 2014, PCI Compliance published an update that includes the requirement for not only encrypting data at rest, but also to encrypt data in motion including the keystrokes users enter in their device. Additionally, Symantec's senior vice-president for information security, Brian Dye, told the Wall Street Journal that anti-virus "is dead", in an article published in May 2014. However, there can be no assurance that our products will continue to gain acceptance and continue to grow in the commercial marketplace or that one of our competitors will not introduce technically superior products.

Marketing

Our multi-channel marketing strategy includes:

1. Direct sales to enterprise and commercial customers. In this effort, we joined ACS at the RSA Security Show, as well as attending other security related shows and we are looking at other sales alternatives in order to respond aggressively to inquiries related to our products.

2. The global addition of resellers, agents & distributors (our strategic sales channel) who distribute and resell our products and services to enterprise and commercial customers globally (technology and software product distributors, systems integrators, managed service companies, other security technology and software vendors, telecom companies, cyber security related product companies, etc.). Presently, our most active channel partner is ACS.

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3. Application Service Provider (ASP) Partners: Our third-party service provides a hosting platform that facilitates faster implementations at competitive prices for our Cloud Service option.

4. Original Equipment Manufacturers (OEM): SFT products are sold to other security technology vendors that integrate ProtectID®, GuardedID® and now GuardedID® Mobile SDK into their products (bundling) and services providing for monthly/annual increasing recurring revenues.

5. Internet sites and retail stores, such as Target, Office Depot, Amazon, and HSN (US), that sell GuardedID® and MobileTrust®, to consumers and small enterprises online and in the stores.

6. Technology and other providers and resellers, agents and distributors interested in purchasing and or selling our new MobileTrust® cyber solution for all mobile devices, initially for all Apple and Android devices.

7. Outside Independent consultants selling our products for commission only, focusing on the healthcare, legal, travel and consumer markets.

Our Cloud service provider, Hosting.com, was purchased by Ntirety in 2019. We have been under contract Hosting.com since December 2007 when we executed an agreement with a nationwide premier data center and co-location services provider who functions as an Application Service Provider for our ProtectID®, GuardedID® and MobileTrust® products, which require a secondary server used for the “Out-of-Band” two-factor authentication technology. We believe that this relationship improves the implementation time, reduces the cost and training requirements, and allows for ease of scalability, with hot backups in multiple locations across the U.S., on an as needed basis. Our sCloud site is also SSAE 16 certified, which is critical to providing a secure compliant service that is required by most of our clients. Our agreement with the services provider was for a one-year (1) term, initially ending in December 2008 and renewing automatically for one-year (1) terms, and is still in effect. The relationship can be terminated by either party on sixty days’ written notice. The cloud service is based on a flat monthly fee per the terms of the contract that can increase as we require additional services.

Intellectual Property

Starting in 2016, we worked with one patent attorney firm to aggressively enforce our patent rights. As of March 1, 2019, we no longer retain that particular firm (Ropes & Gray LLP) and we are currently searching for a new firm that will pick up their pending enforcement cases.

We successfully settled our first major patent lawsuit in January 2016.

Our patent attorneys filed our fourth, fifth and sixth “Out of Band” continuation patents. We currently have three patents granted to us for Out-of-Band ProtectID® (Patent Nos.: 7,870,599, 8,484,698 and 8,713,701). In March 2013, our patent attorneys submitted a new “Methods and Apparatus for securing user input in a mobile device” Patent, which is no longer being pursued because of our inability of moving it forward. MobileTrust® is also covered by our GuardedID® patents. We cannot provide assurances that the latter patents will be granted in fiscal 2019 or 2020.

We plan to continue our strategy to aggressively enforce the patent rights relating to our granted Keystroke Encryption patents that help protect our GuardedID® and MobileTrust® products. We were granted three related keystroke encryption patents for which we received the most recent patent on March 3, 2015 (Patent Nos.: 8,566,608, 8,732,483 and 8,973,107).

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We have four trademarks that have been approved and registered: ProtectID®, GuardedID®, MobileTrust® and CryptoColor®. Also, BlockSafe Technologies, Inc. has one registered trademark: CyberDefender®. A portion of our software is licensed from third parties and the remainder is developed by our own team of developers while leveraging some external consultant expertise as necessitated. We rely upon confidentiality agreements signed by our employees, consultants, and third parties to protect the intellectual property rights.

On September 6, 2017, we entered into a Litigation Funding Agreement with two parties for the purpose of funding the enforcement of certain patents relating to the process of providing dual channel authentication against several infringers. These patent infringement cases are still in process. Our management believes, but cannot guarantee, that this Litigation Funding Agreement will allow us to pursue litigation against any infringement on our patents.

Business Strategy

Our primary strategy throughout 2019 and into 2020 is to focus on the growth and support of our channel partners, including distributors, resellers and original equipment manufacturers (OEMs). Our internal sales team targets potential direct sales in industries that management believes provides the greatest potential for short term sales. These include small to medium sized financial institutions, government agencies, e-commerce, healthcare, legal and enterprise businesses. We are also executing agreements with strategic resellers and distributors for marketing, selling and supporting our products internationally. We primarily work with distributors, resellers and agents to generate the bulk of our sales internationally, realizing that this strategy takes longer to nurture, however it is progressing well. We are starting to realize positive results, however slowly, with our sales channel and anticipate, but cannot guarantee, a successful fiscal 2019, through the sales channel and from our new mobile and GuardedID® MAC products with a concentration of sales already contracted. There can be no assurances, however, that we will succeed in implementing our sales strategy. Although management believes that there is an increasingly strong market for our products as the need for cyber security solutions increases globally, we have not generated substantial revenue from the sale of our products and there is no assurance we can secure a market sufficient to permit us to achieve profitability in fiscal 2020.

Most of the costs that we incur are related to salaries, professional fees, marketing, sales and research & design. We increased our support and technology staff in 2018. Our operations presently require funding of approximately $150,000 per month. We expect that our monthly cash usage for operations will increase slightly due to contracted and anticipated increased volumes and adding some targeted channel marketing programs. We anticipate that the areas in which we will experience the greatest increase in operating expenses is in marketing, selling, product support, product research and new technology development in the growing cyber security market. We are committed to maintaining our current level of operating costs until we reach the level of revenues needed to absorb any potential increase in costs.

BlockSafe Technologies, Inc.

BlockSafe Technologies, Inc. (“BlockSafe”) was formed on December 1, 2017 in the State of Wyoming. BlockSafe is in the business of providing total cyber security solutions and is the licensee from our company of our desktop anti-malware product called “GuardedID®” and a one of a kind mobile application called “MobileTrust®”. BlockSafe is intended to be developed as an enterprise focusing on using our licensed technology in the field of cryptocurrency and its use of blockchains. Small revenues have been generated to date as BlockSafe is still in the developmental stage. There can be no assurances on the success of this project or any profitability arising from BlockSafe.

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As of December 31, 2019, no tokens have been developed or issued. There is no assurance as to whether, or at what amount, or on what terms, tokens will be available. Moreover, there can be no assurance how such technology will function, which could expose us to legal and regulatory issues. Cryptocurrency and its use of blockchains is still in the development stage and receiving mixed results. The Securities and Exchange Commission has, in its dissemination of information to the public, expressed that tokens in the United States would be treated as securities pursuant to the Howey Test. This standard has been adopted, in various forms, in numerous other jurisdictions. The European Union and China are contemplating their own form of cryptocurrency and Facebook Libra cryptocurrency recently lost the support of PayPal (see https://www.independent.co.uk/topic/cryptocurrency, which article is not incorporated by reference to this filing). In addition, legal and regulatory developments could render the technology impermissible, which could have a material adverse effect on BlockSafe and us.

At present, we hold 49% of the issued and outstanding BlockSafe common stock, with Mark L. Kay, Ramarao Pemmaraju, and, George Waller, our Directors, each a member of the BlockSafe Board of Directors and individually holding 10.3% of the issued and outstanding common stock of BlockSafe, each, for a combined total of 31%. BlockSafe meets the definition of a variable interest entity and based on the determination that the Company is the primary beneficiary of BlockSafe, BlockSafe’s operating results, assets and liabilities are consolidated by the Company.

In June 2018, two members of our management team, George Waller, our Executive Vice President and Ramarao Pemmaraju, our Chief Technical Officer, were appointed to BlockSafe to serve as the Chief Executive Officer and Chief Technical Officer, respectively. Additionally, our Chief Executive Officer of StrikeForce, Mark L. Kay, also an appointee to the Board of Directors of BlockSafe, was appointed as Chairman and President of BlockSafe.

In 2018, the Company’s consolidated subsidiary BlockSafe issued promissory notes to investors in the aggregate of $775,500. As part of each promissory note agreement BlockSafe agreed to pay a financing obligation to the note holders equal to the note principal in tokens, as defined, to be issued by BlockSafe. In December 2018, BlockSafe agreed to issue 200,000 cryptocurrency tokens to an unrelated party for receipt of $50,000. In February 2019, the agreement was amended and the unrelated party is to receive an additional 100,000 tokens. No such tokens have been developed or issued as of September 30, 2020.

From February 2019 to March 2019, BlockSafe agreed to issue 450,000 cryptocurrency tokens and 56,250 restricted shares of BlockSafe common stock to four unrelated parties for receipt of $122,500. The tokens or restricted stock of BlockSafe have not been issued as of September 30, 2020.

From March to April 2019, five of the BlockSafe noteholders agreed to convert $295,500 of principal and $19,700 of accrued interest into 1,845,041 cryptocurrency tokens to be issued by BlockSafe. The tokens have not been issued as of September 30, 2020.

We have used the funds received from investors pursuant to the promissory notes for the efforts mentioned below to develop the Tokens and to develop an additional product and prepare it for sale.   We currently don’t require additional funds for the development efforts.

The steps we have taken to date in our efforts to develop tokens include completing a formal plan for the Tokens, obtaining professional advice regarding the legal implications of developing tokens, and we have a blockchain for our Tokens (BSAFE®).  We have not yet finalized a budget for the development of Tokens, we have not yet hired a full development team, we have not yet completed the development of Tokens, and we have not yet developed any payment, trading, or custody platform or infrastructure related to the Tokens. The failure to develop or issue these Tokens as of September 30, 2020 does not constitute an event of default under the promissory notes.  It should be noted however that the promissory notes were not repaid pursuant to their terms, and are currently in default.

At December 31, 2019 and September 30, 2020, the Company’s consolidated subsidiary, BlockSafe Technologies, Inc. had recorded a financing obligation of $1,263,000 to be paid in tokens, as defined.  At September 30, 2020 and through the date of this filing, BlockSafe Technologies, Inc. has not completed the development or issued any tokens.  At September 30, 2020, as the development of the tokens has not been completed and tokens do not exist, and any amounts received for tokens are not considered equity or revenue, management determined that 100% of the obligation of $1,263,000 is a liability to be settled by BlockSafe Technologies, Inc., through the issuance of tokens, or through other means if tokens are never issued.

We have stated to the note holders that once StrikeForce has the funds or BlockSafe sells the Tokens, the intent is to satisfy the outstanding balances as soon as possible. In the event that we are unable to satisfy the outstanding balances of the Notes, it could have a material adverse effect on our business, financial condition and results of operations.

In March 2019, an increase of the authorized shares of BlockSafe’s common stock from one thousand (1,000) to one hundred million (100,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to BlockSafe’s Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in March 2019.

In March 2019, a 1:15,000 forward stock split of BlockSafe’s issued and outstanding shares of common stock was ratified, effective upon the filing of an amendment to BlockSafe's Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in March 2019.

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SafeVchat

Our company has expanded our product line recently with the addition of SafeVchat. Video conferencing has become the “new normal” way for businesses and consumers to meet. However, the current video conferencing solutions in the marketplace, in our opinion, were not designed to protect people, data, or, confidential information. They were designed with one single task, allow people to see & hear each other. Since, to our knowledge, none of the existing solutions were designed by a cyber security company they are, we believe, suffering from high churn rates and bad publicity due to the lack of security and numerous breaches. We believe that we are building the Industry’s most secure video conferencing solution which will include authenticated access, encrypted video, encrypted audio, encrypted keystrokes, and protection for your camera, microphone & speakers from hackers. StrikeForce is leveraging its existing patented cyber security solutions to create, in our estimation, the world’s most secure video conferencing solution, SafeVchat. There can be no assurances as to the success or profitability of this product.

Competition

The software development and services market is characterized by innovation and competition. There are several well-established companies within the authentication market that offer network security systems in our product market and newer companies with emerging technologies. We believe that our multi-patented “Out-of-Band” multi-factor identity authentication platform is an innovative, secure, adaptable, competitively priced, integrated network authentication platform. The main features of ProtectID® include: an open architecture “Out-of-Band” platform for user authentication; operating system independence; biometric layering; soft mobile tokens; mobile authentication; secure website logon; Virtual Private Network (“VPN”) access; domain authentication; newly added Office 365 authentication and multi-level authentication. Unlike other techniques for increased network security, ProtectID® does not rely on a specific authentication device or method (e.g., phone, tokens, smart cards, digital certificates, soft mobile tokens, or biometrics, such as a retinal or fingerprint scan). Rather ProtectID® has been developed as an “open platform” that incorporates an unlimited number of authentication devices and methods. For example, once a user has been identified to a computer network, a system deploying our ProtectID® authentication system permits the “Out-of-Band” authentication of that user by a telephone, iPhone, iPad, PDA, email, hard token, SSL client software, a biometric device such as a voice biometric, or others, before that user is permitted to access the network. By using “Out-of-Band” authentication methods, management believes that ProtectID®, now patented and protected through our ongoing litigation, with plans for additional litigation, provides a competitive product for customers with security requirements greater than typical name and password schemes for virtual private networks and computer systems with multiple users at remote locations, as examples. We also believe that our multi-patented keystroke encryption product, GuardedID®, offers an additional competitive edge for network security and e-commerce applications that should provide greater levels of security and the ability to evolve over time based on newer technologies when made available. There is less competition for the keystroke encryption product and there are no well-established companies in this space, which explains our current growth in pilots and sales for GuardedID®, especially relating to bundled channel partner programs. GuardedID® is critical to help prevent key logging viruses, one of the largest sources of cyberattacks and data breaches. GuardedID® also is protected with three patents. Our newest product, MobileTrust®, is ideal for bringing the functionality of our other two products, especially including keystroke encryption, to all mobile devices, with initial focus on all Apple and Android devices. This product is also protected with our GuardedID® patents and some of its features and functions are covered by the Out-of-Band Authentication patent. . Our other new mobile product is GuardedID® Mobile SDK, which allows our secured keyboard function as a software development kit for developers to purchase and integrate as part of their secured applications. Considering the features and functions, all our cyber solutions have limited competition based on our products’ ability to protect individual identities and computers/devices against some of the most dangerous and increasing threats. We also have great demand for the mobile products, which are being marketed to all potential new clients.

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Although we believe that our suite of products offers competitive advantages, there is no assurance that any of these products will continue to increase its market share in the marketplace. Our competitors include established software and hardware companies that are likely to be better financed and to have established sales channels. Due to the high level of innovation in the software development industry, it is also possible that a competitor will introduce a product that provides a higher level of security than our products or which can be offered at prices that are more advantageous to the customer.

Concentrations

For the nine months ended September 30, 2020, sales to two customers comprised 72% and 14% of revenues, respectively. Our primary customer is Intersections, Inc., a provider of consumer and corporate identity risk management services, under which we operate pursuant to a Software License and Development Agreement. Intersections, based on a worldwide license granted pursuant to the Software License and Development Agreement, bundles our keyboard encryption and antikey-logging software, as a value add component into its premium identity theft protection service, IDENTITY GUARD® Total Protection for which we are compensated. The license is perpetual and becomes royalty free upon certain events (such as our filing for bankruptcy or similar protection or our failure to provide support). Our second largest customer is Digital River. Digital River is a reseller of certain software products (ProtectID®, GuardedID® and MobileTrust®) provided by the Company pursuant to a Reseller Agreement that has been in place since September 26, 2006. ProtectID® is an Out-of-Band Authentication product that provides application security. GuardedID® is a keystroke encryption product that stops keylogging in real time and MobileTrust® is an Android and Apple phone application, with its own keyboard to stop keylogging. The Reseller Agreement is perpetually renewed on a year by year basis unless terminated in writing sixty (60) days prior to each annual renewal date or, in general, for a breach of the Reseller Agreement. Upon termination, any outstanding obligation will be accelerated to thirty days from the termination date.

Legal Proceedings

On March 14, 2017, we initiated additional patent litigation against two major competitors in the U.S. District Court for the Eastern District of Virginia, for infringement of United States Patent Nos. 7,870,599, 8,484,698 and 8,713,701.  This litigation is ongoing. On June 13, 2017, one of the competitors initiated a lawsuit against us in the U.S. District Court for the District of New Jersey for patent infringement (which we believe is without merit and will defend vigorously). This litigation is ongoing.

On December 1, 2017, The United States District Court for the Central District of California issued an opinion in the StrikeForce Technologies, Inc. v. SecureAuth Corp. case, which invalidated claims of U.S. Patent Nos. 7,870,599, 8,484,698 and 8,713,701 under 35 U.S.C. §101. We strongly disagreed with the Court’s decision and an appeal was filed by our attorney in July 2019. In October 2019, the Supreme Court of the United States denied our petition for a writ of certiorari in StrikeForce Technologies, Inc. v. SecureAuth Corp (19-103). Thus, the claims asserted against SecureAuth in the Central District of California, case no. 2:17-cv-04314-JAK-SK, remain invalid under 35 U.S.C. 101. Our three patents contain a total of 108 claims, 43 claims were deemed invalid, however, 65 claims are still valid. Despite the Supreme Court’s decision, our Protect ID® products still retain patent protection and our management intends to further expand those protections with new patents in the coming months. In the meantime, we continue to monitor the Federal Courts because there are several cases (i.e. Berkheimer v. HP), whereby a decision for Berkheimer could change the appellate landscape for 101 motion cases. Additionally, U.S. Senators Thom Tillis (R-NC) and Chris Coons (D-DE), along with several other Senators have released a bipartisan, bicameral draft bill that would reform Section 101 of the Patent Act in a manner we believe would be beneficial to us although the attainment of such reform may have been affected by the 2020 election results and incoming/outgoing Senators (although both sponsoring Senators won re-election). Management cannot guarantee that any pending claims or legislation will result in favorable decisions.

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On May 13, 2020, a complaint was filed, specifically Continuation Capital, v StrikeForce Technologies, Inc., Case Number 2020-CA-002113NC, in the Twelfth Circuit Court in and for Sarasota County, Florida in a matter involving outstanding debt in the principal amount of $197,738.81. The complaint was settled and an order, following a fairness hearing, granted Continuation Capital 90,909 (post-split) shares, as a fee, and that number of common shares required to satisfy the debt, as converted, the valuation based as a forty five percent (45%) discount to market, with a shares issued pursuant to the exemption from registration set forth in Section 3(a)(10) thereof, of the Securities Act of 1933, as amended. On May 13, 2020, the Company entered into a settlement agreement with Continuation Capital, Inc. (“Continuation”). Continuation agreed to pay $197,738 owed to Company creditors, including $139,712 of convertible debt and accrued interest due to a related party (see Note 3), $29,400 of secured notes payable and accrued interest (see Note 4) and $28,626 of accounts payable. In exchange, the Company agreed to issue shares of its common stock to Continuation as consideration for the extinguishment of the debt, accrued interest, and accounts payables. The shares to be issued will be determined at a discount based on 45% of the lowest closing price of the Company common stock for the 30 trading days prior to the date of any issuance for payment. The Company determined that the settlement agreement with Continuation was a contract to settle debt with a variable number of shares based on a fixed monetary amount known at inception, and in accordance with ASC 480-10, the obligation was measured at fair value. The Company determined the fair value of the settlement obligation was $360,000 and recorded this as a liability. During the nine months ended September 30, 2020, the Company issued 11,585,725 shares of its common stock to Continuation for the payment of $284,119 of the settlement obligation. At September 30, 2020, the balance of the debt settlement obligation liability was $75,881.

When the Company initially recorded the obligation, the difference between the $360,000 fair value and $197,738 of debt and accounts payables assumed by Continuation was recorded as a loss on extinguishment of debt of $162,262.  The fair value of the 444,459 shares issued for payment of $72,000 of the settlement obligation was determined to be $98,000 based on the closing price of the shares on the date issued, and the difference of $26,000 was recorded as interest expense.  As part of the transaction, the Company also issued 90,909 shares of common stock to Continuation as a fee.  The fair value of the shares issued for fees was determined to be $18,182 and is included in general and administrative expenses.

Subsequent to September 30, 2020, the Company issued 24,381,509 shares of common stock with a fair value of $127,424 to pay off $75,881 of the debt settlement obligation.

DESCRIPTION OF PROPERTY

We operate from leased offices located at 1090 King Georges Post Road, Suite #603, Edison, New Jersey 08837. We do not hold any material investments in other real or personal property other than office equipment. We anticipate these facilities will be adequate for the immediate future but that if we are successful in introducing our products, we will need to seek larger or additional office quarters. We paid a monthly base rent of $3,807 which commenced on July 1, 2009, with an initial extended lease termination date of January 31, 2016. In November 2015, the lease was extended for three years to January 31, 2019. In August 2018, the lease was extended for five years to January 31, 2024. We paid a monthly base rent of $4,067 from February 2016 thru January 2017, $4,190 from February 2017 through January 2018, $4,316 from February 2018 thru January 2019. We paid a monthly base rent of $4,409 from February 2019 thru January 2020. We will pay a monthly base rent of $4,542 from February 2020 through January 2021, $4,678 from February 2021 thru January 2022, $4,818 from February 2022 thru January 2023 and $4,963 from February 2023 thru January 2024. The landlord holds $8,684 as our security deposit. The lease requires us to pay costs such as maintenance and insurance.

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Generally the implicit rate of interest in arrangements is not readily determinable and we utilize our incremental borrowing rate in determining the present value of lease payments. The operating lease ROU asset includes any lease payments made and excludes lease incentives.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

The following is management’s discussion and analysis (|MD&A”) of certain significant factors that have affected our financial position and operating results during the periods included in the accompanying financial statements, as well as information relating to the plans of our current management. This report includes forward-looking statements. Generally, the words “believes,” “anticipates,” “may,” “will,” “should,” “expect,” “intend,” “estimate,” “continue,” and similar expressions or the negative thereof or comparable terminology are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including the matters set forth in this report or other reports or documents we file with the Securities and Exchange Commission from time to time, which could cause actual results or outcomes to differ materially from those projected. Undue reliance should not be placed on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update these forward-looking statements.

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The following discussion and analysis should be read in conjunction with our financial statements and the related notes thereto and other financial information contained elsewhere in this Offering Circular

Our MD&A is comprised of significant accounting estimates made in the normal course of its operations, overview of our business conditions, results of operations, liquidity and capital resources and contractual obligations. We did not have any off balance sheet arrangements as of September 30, 2019 or 2020.

The discussion and analysis of our financial condition and results of operations is based upon its financial statements, which have been prepared in accordance with generally accepted accounting principles generally accepted in the United States (or "GAAP"). The preparation of those financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities at the date of its financial statements. Actual results may differ from these estimates under different assumptions or conditions.

Background

We are a software development and services company that offers a suite of integrated computer network security products using proprietary technology. Our ongoing strategy is developing and marketing our suite of network security products to the corporate, financial, healthcare, legal, government, technology, insurance, e-commerce and consumer sectors. We plan to continue to grow our business primarily through our expanding sales channel and internally generated sales, rather than by acquisitions. Apart from our 49% holding in BlockSafe Technologies, Inc., we have no other subsidiaries.

In March 2020, the World Health Organization declared coronavirus COVID-19 a global pandemic. This contagious disease outbreak, which has continued to spread, has adversely affected workforces, customers, economies, and financial markets globally. It has also disrupted the normal operations of many businesses. This outbreak could decrease spending, adversely affect demand for our products, and harm our business and results of operations. In the nine months ended September 30, 2020, we believe the COVID-19 pandemic did impact our operating results as sales to customers in the second and third quarters were down 17% and 15%, respectively, from the first quarter of the year. However, we have not observed any impairments of our assets or a significant change in the fair value of our assets due to the COVID-19 pandemic. At this time, it is not possible for us to predict the duration or magnitude of the adverse results of the outbreak and its effects on our business or results of operations, financial condition, or liquidity.

As of (and subsequent to) September 30, 2020, we have been following the recommendations of local health authorities to minimize exposure risk for our team members for the past several weeks, including the temporary closure of our corporate office and having team members work remotely.  Most customers and vendors have transitioned to electronic submission of invoices and payments.

Our executive office is located at 1090 King Georges Post Road, Suite 603, Edison, NJ 08837. Our telephone number is (732) 661-9641. We have 9 employees. Our Company’s website is www.strikeforcetech.com (we are not including the information contained in our website as part of, nor should the information be relied upon or incorporated by reference into, this Offering Circular).

Results of Operations

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2020 COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2019

Revenues for the three months ended September 30, 2020 were $51,000 compared to $171,000 for the three months ended September 30, 2019, a decrease of $120,000 or 70.2%. The decrease in revenues was primarily due to impairments caused by the COVID-19 pandemic that resulted in a decrease in our software and service revenues. Revenues are derived from software, key fobs and services.

Cost of revenues for the three months ended September 30, 2020 was $2,000 compared to $2,000 for the three months ended September 30, 2019. Cost of revenues are fees and key fobs related to our revenues, and as a percentage of total revenues for the three months ended September 30, 2020 was 4.4% compared to 1.2% for the three months ended September 30, 2019.

Research and development expenses for the three months ended September 30, 2020 were $126,000 compared to $126,000 for the three months ended September 30, 2019. The salaries, benefits and overhead costs of personnel conducting research and development of our software products primarily comprises our research and development expenses.

Compensation, professional fees, and selling, general and administrative (collectively, “SGA”) expenses for the three months ended September 30, 2020 were $430,000 compared to $427,000 for the three months ended September 30, 2019, an increase of $3,000 or less than 1.0%. The increase was due primarily to an increase in professional fees, offset by a decrease in employee stock-based compensation. SG&A expenses consist primarily of salaries, benefits and overhead costs for executive and administrative personnel, insurance, fees for professional services, including consulting, legal, and accounting fees, plus travel costs and non-cash stock compensation expense for the issuance of stock options to employees and other general corporate expenses.

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For the three months ended September 30, 2020, other expense was $365,000 as compared to other expense of $1,172,000 for the three months ended September 30, 2019, representing a decrease in other expense of $807,000, or 68.9%. The decrease was primarily due to decreases in the change in the fair value of derivative liabilities and in private placement costs.

Our net loss for the three months ended September 30, 2020 was $872,000 compared to $1,555,000 for the three months ended September 30, 2019, a decrease of $683,000, or 43.9%. The decrease was primarily due to decreases in employee stock-based compensation, in the change in the fair value of derivative liabilities and in private placement costs.

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2019

Revenues for the nine months ended September 30, 2020 were $162,000 compared to $611,000 for the nine months ended September 30, 2019, a decrease of $449,000 or 73.5%. The decrease in revenues was primarily due to impairments caused by the COVID-19 pandemic that resulted in a decrease in our software and service revenues. Revenues are derived from software, key fobs and services.

Cost of revenues for the nine months ended September 30, 2020 was $11,000 compared to $8,000 for the nine months ended September 30, 2019, an increase of $3,000, or 37.5%. The increase resulted from the increased fees related to certain revenues. Cost of revenues are fees and key fobs related to our revenues, and as a percentage of total revenues for the nine months ended September 30, 2020 was 7.0% compared to 1.3% for the nine months ended September 30, 2019.

Research and development expenses for the nine months ended September 30, 2020 were $373,000 compared to $376,000 for the nine months ended September 30, 2019, a nominal decrease of $3,000 or less than 1.0%. The salaries, benefits and overhead costs of personnel conducting research and development of our software products primarily comprises our research and development expenses.

Compensation, professional fees, and selling, general and administrative (collectively, “SGA”) expenses for the nine months ended September 30, 2020 were $1,477,000 compared to $1,253,000 for the nine months ended September 30, 2019, an increase of $224,000 or 17.9%. The increase was due primarily to an increase in employee stock-based compensation and professional fees. SG&A expenses consist primarily of salaries, benefits and overhead costs for executive and administrative personnel, insurance, fees for professional services, including consulting, legal, and accounting fees, plus travel costs and non-cash stock compensation expense for the issuance of stock options to employees and other general corporate expenses.

For the nine months ended September 30, 2020, other expense was $1,242,000 as compared to other expense of $3,027,000 for the nine months ended September 30, 2019, representing a decrease in other expense of $1,785,000, or 59.0%. The decrease was primarily due to decreases in the change in the fair value of derivative liabilities, in private placement costs and in debt discount amortization, offset by increases in interest expense and the loss on extinguishment of debt.

Our net loss for the nine months ended September 30, 2020 was $2,942,000 compared to $4,053,000 for the nine months ended September 30, 2019, a decrease of $1,111,000, or 27.4%. The decrease was primarily due to decreases in the change in the fair value of derivative liabilities, in private placement costs and in debt discount amortization, offset by increases in employee stock-based compensation, professional fees, interest expense and the loss on extinguishment of debt.

Liquidity and Capital Resources

Our total current assets at September 30, 2020 were $54,000, which included cash of $8,000, as compared with $99,000 in total current assets at December 31, 2019, which included cash of $75,000. Additionally, we had a stockholders’ deficit in the amount of $15,607,000 at September 30, 2020 compared to a stockholders’ deficit of $15,464,000 at December 31, 2019. We have historically incurred recurring losses and have financed our operations through loans, principally from affiliated parties such as our directors, and from the proceeds of debt and equity financing. We financed our operations during the nine months ended September 30, 2020 primarily from the issuance of various debentures with proceeds of $1,495,000 which includes the receipt of the SBA-Payroll Protection Program loan funds of $313,000 and the SBA-Economic Injury Disaster Loan funds of $150,000.

Going Concern

We have yet to establish any history of profitable operations. During the nine months ended September 30, 2020, the Company incurred a net loss of $2,942,000 and used cash in operating activities of $1,329,000, and at September 30, 2020, the Company had a stockholders’ deficit of $15,607,000. In addition, we are in default on notes payable and convertible notes payable in the aggregate amount of $3,555,000. These factors raise substantial doubt about our ability to continue as a going concern within one year after the date the financial statements are issued. In addition, the Company’s independent registered public accounting firm, in its report on the Company’s December 31, 2019 financial statements raised substantial doubt about the Company’s ability to continue as a going concern. The Company’s financial statements do not include any adjustments that might result from the outcome of this uncertainty should we be unable to continue as a going concern.

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Our ability to continue as a going concern is dependent upon our ability to raise additional funds and implement our business plan.  Management is currently seeking additional funds, primarily through the issuance of debt and equity securities for cash to operate our business. Currently, management is also attempting to increase revenues and improve gross margins by a revised sales strategy. We are redirecting our sales focus from direct sales to domestic and international sales channel, where we are primarily selling through a channel of Distributors, Value Added Resellers, Strategic Partners and Original Equipment Manufacturers. While we believe in the viability of our strategy to increase revenues and in our ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to continually increase our customer base and realize increased revenues from recently signed contracts.  No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in the case of equity financing.

As of September 30, 2020 we had cash balance of $8,000. In addition, subsequent to September 30, 2020, the Company issued its notes payable in the aggregate of $ 246 ,000, in exchange for cash. Additionally, subsequent to the qualification of the Form 1-A POS on November 13, 2020, and prior to the filing of this Post Qualification Offering Circular Amendment No. 6 herein , the Company received gross proceeds of $975,342 upon sale of 436,337,203 shares of its common stock to 27 investors. We believe we have sufficient cash and available working capital to sustain operations through August 2021. We believe the minimum funding required to remain in business for at least the next 12 months averages to about $150,000 a month. There can be no assurance that we can achieve such level or operations, or will be able to obtain such debt and equity financing.

Reverse Stock Split and Changes in Authorized Shares

In April 2020, our Board of Directors approved a 1:500 reverse stock split that was approved by stockholders controlling 80% of our common stock. The reverse stock split was effectuated on June 25, 2020 and all share and per share amounts on the accompanying financial statements are presented in post-split amounts as if the split occurred at the beginning of the earliest period presented.

In April 2020, an increase of our common stock from 12,000,000,000 to 17,000,000,000 shares was authorized.

In April 2020, a decrease of our common stock from 17,000,000,000 to 14,000,000,000 shares was authorized.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, result of operations, liquidity or capital expenditures.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include those related to accounting for financing obligations, assumptions used in valuing stock instruments issued for services, assumptions used in valuing derivative liabilities, the valuation allowance for deferred tax assets, and the accrual of potential liabilities. Actual results could differ from those estimates.

Revenue Recognition

The Company follows the guidance of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

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The Company’s revenue consists of revenue from sales and support of our software products.  Revenue primarily consists of sales of software licenses of our ProtectID®, GuardedID® and MobileTrust® products.  We recognize revenue from these arrangements ratably over the contractual service period.  For service contracts, the Company’s performance obligations are satisfied, and the related revenue is recognized, as services are rendered.

The Company offers no discounts, rebates, rights of return, or other allowances to clients which would result in the establishment of reserves against service revenue. Additionally, to date, the Company has not incurred incremental costs in obtaining a client contract.

Cost of revenue includes direct costs and fees related to the sale of our products.

Share-Based Payments

The Company periodically issues stock options, warrants, and shares of common stock as share-based compensation to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for such grants issued and vesting based on FASB ASC 718, Compensation - Stock Compensation (Topic 718) whereby the value of the award is measured on the date of grant and recognized as compensation expense on the straight-line basis over the vesting period. The Company recognizes the fair value of stock-based compensation within its Statements of Operations with classification depending on the nature of the services rendered.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The Company evaluates embedded conversion features within its convertible debt to determine whether the embedded conversion features should be bifurcated from the host instrument and accounted for as a derivative. The fair value of the embedded derivatives are determined using Monte Carlo simulation method at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.

Recently Issued Accounting Pronouncements

Refer to Note 1 in the accompanying condensed consolidated financial statements.

Additional Information

You are advised to read our Form 10-Q in conjunction with other reports and documents that we file from time to time with the SEC. In particular, please read our Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and Current Reports on Form 8-K that we file from time to time. You may obtain copies of these reports directly from us or from the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E. Washington, D.C. 20549, and you may obtain information about obtaining access to the Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains information for electronic filers at its website http://www.sec.gov.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following sets forth our executive officers and/or Directors, their ages, and all offices and positions held with us.

Name	Age	Position
Mark L. Kay	71	Chief Executive Officer and Chairman of the Board of Directors
Philip E. Blocker	63	Chief Financial Officer
Ramarao Pemmaraju	59	Chief Technical Officer and Director
George Waller	62	Executive Vice President and Marketing Director

Our Directors hold their offices until the next annual meeting of the shareholders and until their successors have been duly elected and qualified or until their earlier resignation, removal of office or death. Our executive officers are elected by the Board of Directors to serve until their successors are elected and qualified.

The following is a brief description of the business experience of our executive officers who are also the Directors and significant employees:

Mark L. Kay, Chief Executive Officer and Chairman of the Board of Directors

Mr. Kay joined StrikeForce as our CEO in May 2003 following his retirement at JPMorganChase & Co. In December 2008, a majority of the Board of Directors, by written consent, eliminated the position of our President, with those responsibilities being assumed by Mr. Kay. A majority of the Board of Directors also appointed Mr. Kay as the Chairman of the Board in December 2008. Prior to joining StrikeForce Mr. Kay was employed by JPMorganChase & Co. from August of 1977 until his retirement in December 2002, at which time he was a Managing Director of the firm. During his tenure with JPMorganChase & Co. Mr. Kay led strategic and corporate business groups with global teams up to approximately 1,000 people. His responsibilities also included Chief Operations Officer, Chief Information Officer, and Global Technology Auditor. Mr. Kay’s business concentrations were in securities (fixed income and equities), proprietary trading and treasury, global custody services, audit, cash management, corporate business services and web services. Prior to his employment with JPMorganChase & Co., Mr. Kay was a systems engineer at Electronic Data Services (EDS) for approximately five years from September 1972 through to August 1977. He holds a B.A. in Mathematics from CUNY.

Philip E. Blocker, Chief Financial Officer

Mr. Blocker was CFO of MediaServ, a NYC based Internet software development company, in 2001. Prior to MediaServ, Mr. Blocker was a partner in POLARIS, a $25 million technology reseller, specializing in storage and high availability solutions. He is a Certified Public Accountant and has practical experience with taking private companies public.

Ramarao Pemmaraju, Chief Technology Officer

Mr. Pemmaraju Joined StrikeForce in July 2002 as our Chief Technology Officer (CTO) and the inventor of the ProtectID® product. In May 1999 Mr. Pemmaraju co-founded NetLabs, which developed security software products. Mr. Pemmaraju concentrated his time on NetLabs from July 2001 through to July 2002. From June 2000 to July 2001 Mr. Pemmaraju was a systems architect and project leader for Coreon, an operations service provider in telecommunications. From October 1998 through May 2000, Mr. Pemmaraju was a systems engineer with Nexgen systems, an engineering consulting firm. Mr. Pemmaraju has over eighteen years’ experience in systems engineering and telecommunications. His specific expertise is in systems architecture, design and product development. Mr. Pemmaraju holds a M.S.E.E. from Rutgers University and a B.E. from Stevens Tech.

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George Waller, Executive Vice President and Head of Marketing

Mr. Waller joined StrikeForce in June 2002 as a Vice President in charge of sales and marketing. In July 2002, Mr. Waller became the CEO of StrikeForce, a position he held until Mr. Kay joined us in May 2003. Since May 2003, Mr. Waller has been the Executive Vice President overseeing Sales, Marketing, Business Development and product development. From 2000 through June 2002, Mr. Waller was Vice President of business development for Infopro, an outsourcing software development firm. From 1999 to 2001, Mr. Waller was Vice President of sales and Marketing for Teachmeit.com-Incubation systems, Inc., a multifaceted computer company and sister company to Infopro. From 1997 through 1999, Mr. Waller was the Vice President of Internet Marketing for RX Remedy, an aggregator of medical content for online services. Previously, Mr. Waller was a Vice President of Connexus Corporation, a software integrator.

Family Relationships

There are no family relationships between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of our Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Board of Directors

Our By-laws provide that there must be no less than one and no more than seven directors, as determined by the Board of Directors. Our Board of Directors currently consists of three directors.

Directors need not be our stockholders or residents of the State of Wyoming. Directors are elected for an annual term and generally hold office until the next Directors have been duly elected and qualified. A vacancy on the Board may be filled by the remaining Directors even though less than a quorum remains. A Director appointed to fill a vacancy remains a Director until his successor is elected by the Stockholders at the next annual meeting of Shareholder or until a special meeting is called to elect Directors.

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Our executive officers are appointed by the Board of Directors.

During fiscal 2019, our Board of Directors met twelve times. The Board of Directors also uses written resolutions to deal with certain matters and, during fiscal 2019 twenty-four written resolutions were signed by a majority of the Directors.

Compensation of Directors

Our bylaws provide that, unless otherwise restricted by our certificate of incorporation, our Board of Directors has the authority to fix the compensation of directors. The directors may be paid their expenses, if any, related to attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as our director. Our bylaws further provide that no such payment will preclude any director from serving our company in any other capacity and receiving compensation therefore. Further, members of special or standing committees may be given compensation for attending committee meetings.

Committees

We have two committees: the Audit Committee and the Compensation Committee. At this time, there are no members of either Committee and the Board of Directors performs the acts of the Committees. None of our current directors are deemed “independent” directors as that term is used by the national stock exchanges or have the requisite public company accounting background or expertise to be considered an “audit committee financial expert” as that term is defined under Regulation S-K promulgated under the Securities Act of 1933, as amended.

It is anticipated that the principal functions of the Audit Committee will be to recommend the annual appointment of our auditors, the scope of the audit and the results of their examination, to review and approve any material accounting policy changes affecting our operating results and to review our internal control procedures.

It is anticipated that the Compensation Committee will develop a Company-wide program covering all employees and that the goals of such program will be to attract, maintain, and motivate our employees. It is further anticipated that one of the aspects of the program will be to link an employee’s compensation to his or her performance, and that the grant of stock options or other awards related to the price of the common shares will be used in order to make an employee’s compensation consistent with shareholders’ gains. It is expected that salaries will be set competitively relative to the technology development industry and that individual experience and performance will be considered in setting salaries.

At present, executive and director compensation matters are determined by a majority vote of the board of directors.

We do not have a nominating committee. Historically our entire Board has selected nominees for election as directors. The Board believes this process has worked well thus far particularly since it has been the Board's practice to require unanimity of Board members with respect to the selection of director nominees. In determining whether to elect a director or to nominate any person for election by our stockholders, the Board assesses the appropriate size of the Board of Directors, consistent with our bylaws, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates to fill each vacancy. Candidates may come to the attention of the Board through a variety of sources, including from current members of the Board, stockholders, or other persons. The Board of Directors has not yet had the occasion to, but will, consider properly submitted proposed nominations by stockholders who are not our directors, officers, or employees on the same basis as candidates proposed by any other person.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent (10%) of our outstanding Common Stock, or the Reporting Persons, to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership of Common Stock on Forms 4 or 5. Such persons are required by SEC regulation to furnish us with copies of all such reports they file. Based solely on a review of Forms 3 and 4 furnished to us by the Reporting Persons or prepared on behalf of the Reporting Persons by the Company, the Company believes that the Reporting Persons have complied with reporting requirements applicable to them.

Involvement in Certain Legal Proceedings

None of the following events have occurred during the past ten years and are material to an evaluation of the ability or integrity of any director or officer of the Company:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

a.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

b.	Engaging in any type of business practice; or
c.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

5.

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

52

a.	Any Federal or State securities or commodities law or regulation; or
b.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

c.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of ethics contains standards that are reasonably designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submits to, the Securities and Exchange Commission and in other public communications made by us;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting of violations of the code to the board of directors or another appropriate person or persons; and

•	Accountability for adherence to the code.

Indemnification of Officers and Directors

Wyoming corporation law provides that:

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

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•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•	to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our articles of incorporation require us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advancement of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

Our transfer agent is Worldwide Stock Transfer, LLC. Their address is One University Plaza, Suite 505, Hackensack, NJ 07601. Our transfer agent is registered with the Securities and Exchange Commission.

54

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth certain compensation information for: (i) the person who served as the Chief Executive Officer of StrikeForce during the years ended December 31, 2019 and 2018, regardless of the compensation level, and (ii) each of our other executive officers, serving as an executive officer at any time during 2019 and 2018. The foregoing persons are collectively referred to in this Offering Circular as the “Named Executive Officers.” Compensation information is shown for the years ended December 31, 2019 and 2018:

Name/ Principal		Salary	Bonus	Stock Awards	Incentive Plan Option Awards (Vested)	Securities Underlying Options/SARs	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Mark L. Kay
Chief	2019	$150,000	-	-	3,279	-	-	-	153,279
Executive Officer	2018	150,000	-	-	56,393	-	-	-	206,393

George Waller
Executive	2019	150,000	5,769	-	3,279	-	-	-	159,048
Vice President	2018	150,000	5,769	-	56,393	-	-	-	212,162

Ramarao Pemmeraju
Chief	2019	150,000	5,769	-	3,279	-	-	-	159,048
Technology Officer	2018	150,000	5,769	-	56,393	-	-	-	212,162

On July 31, 2010, Philip E. Blocker was appointed our Chief Financial Officer. Mr. Blocker is not our employee. He received fee payments of $1,000 in 2019 and $0 in 2018. Mr. Blocker received no option awards in 2019 or 2018.

Outstanding Option Awards at Year End

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested, and equity-incentive plan awards outstanding at December 31, 2019 for each Named Executive Officer and/or Director:

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Outstanding Equity Awards At Fiscal Year-End Table

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark L. Kay	1	-	-	$1,121,250,500	01/03/23	-	-	-	-
	72,000	-	-	$3.125	09/28/26	-	-	-	-
	20,000	-	-	$2.85	12/21/27
	1,639	18,361	-	$2.05	12/17/29

George Waller	1	-	-	$1,121,250,500	01/03/23	-	-	-	-
	72,000	-	-	$3.125	09/28/26	-	-	-	-
	20,000	-	-	$2.85	12/21/27
	1,639	18,361	-	$2.05	12/17/29

Ramarao Pemmaraju	1	-	-	$1,121,250,500	01/03/23	-	-	-	-
	72,000	-	-	$3.125	09/28/26	-	-	-	-
	20,000	-	-	$2.85	12/21/27
	1,639	18,361	-	$2.05	12/17/29

Option Exercises and Stock Vested Table

None.

Pension Benefits Table

None.

Non-Qualified Deferred Compensation Table

None.

All Other Compensation Table

None.

Perquisites Table

None.

Broker Dealer Agreements

The Company has agreed to pay Spencer Clarke LLC, a placement fee equal to 5% on all funds raised in the Offering and no other compensation pursuant to this Offering.

Director Compensation

All three of our directors were also our executive officers through December 31, 2019. Our directors did not receive any separate compensation for serving as such during fiscal 2019.

56

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth certain information as of December 28, 2020, with respect to the shares of common stock beneficially owned by: (i) each director; (ii) each executive officer; (iii) all current executive officers (regardless of salary and bonus level) and directors as a group; and (iv) each person or entity known by us to beneficially own more than 5% of our outstanding common stock. The address for each director and executive officer is 1090 King Georges Post Road, Suite 603, Edison, New Jersey 08837. Unless otherwise indicated, the shareholders listed in the table below have sole voting and investment powers with respect to the shares indicated:

The tables are based upon information obtained from our stock records.  The first table excludes the Series A Preferred Stock and the second table below is limited to the Series A Preferred Stock.

NAME OF BENEFICIAL OWNER	AMOUNT OF OWNERSHIP(1)		PERCENTAGE OF CLASS(2) (excluding Series A Preferred Stock (11))
Mark L. Kay	10,093,640	(3),(11)	1 . 23515%
Ramarao Pemmaraju	24,239,367	(4),(5),(11)	2 . 96615%
George Waller	12,366,367	(6),(7),(11)	1 . 51326%
All directors and executive officers as a group (3 persons)	46,699,374	(8)	5 . 71456%
NetLabs.com, Inc.	1	(9),(10)	0.000000001%

________

(1)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 90 days from the date hereof.

(2)

Based on  718 , 263 , 338 shares of common stock outstanding as of December 28,  2020; also including 12,645,184 shares of common stock available upon the conversion of certain convertible loans,  753,383  shares of common stock available upon the conversion of Series B Preferred stock, 58,133,000 shares of common stock underlying options and 27,405,476 shares of common stock underlying warrants. This does include the current reverse stock split.

(3)

Includes 1 share of common stock available upon the conversion of certain convertible loans valued at $9,750,000,000 per share for $240,000 of convertibles and $7,312,500,000 per share for $28,000 of convertibles, 1 share of common stock underlying vested ten-year options valued at $2,242,500 per share, 72,000 shares of common stock underlying vested ten-year options valued at $3.125 per share, 20,000 shares of common stock underlying vested ten-year options valued at $2.85 per share, 1,640 shares of common stock underlying vested ten-year options valued at $2.05 per share and 10,000,000 shares of common stock underlying vested ten-year options valued at $0.005 per share. Mark L. Kay, along with Ramarao Pemmaraju and George Waller each hold one share of Series A Preferred Shares which, collectively, allow the holders to vote up to 80% of the issued and outstanding shares of common and preferred stock; Mark Kay, along with Ramarao Pemmaraju and George Waller have irrevocably waived any conversion rights.

(4)

Includes 9,090,908 shares of common stock, 4 shares of common stock available upon the conversion of certain convertible loans valued at $9,750,000,000 per share for $25,000 of convertibles and $7,312,500,000 per share for $5,000 of convertibles 1 shares of common stock underlying vested ten-year options valued at $2,242,500 per share, 116,000 shares of common stock underlying vested ten-year options valued at $3.125 per share, 46,000 shares of common stock underlying vested ten-year options valued at $2.85 per share, 2,460 shares of common stock underlying vested ten-year options valued at $2.05 per share and 15,000,000 shares of common stock underlying vested ten-year options valued at $0.005 per share. Of the total shares, 9,600.276 shares, consisting of 4,545,454 shares of common stock, 1share of common stock available upon the conversion of certain convertible loans valued at $9,750,000,000 per share for $25,000 of convertibles and $7,312,500,000 per share for $5,000 of convertibles, 1 share of common stock underlying vested ten-year options valued at $2,242,500 per share, 44,000 shares of common stock underlying vested ten-year options valued at $3.125 per share, 10,000 shares of common stock underlying vested ten-year options valued at $2.85 per share, 820 shares of common stock underlying vested ten-year options valued at $2.05 per share and 5,000,000 shares of common stock underlying vested ten-year options valued at $0.005 per share are in the name of Sunita Pemmaraju who is a family member of Ramarao Pemmaraju. Mark L. Kay, along with Ramarao Pemmaraju and George Waller each hold one share of Series A Preferred Shares which, collectively, allow the holders to vote up to 80% of the issued and outstanding shares of common stock; Mark Kay, along with Ramarao Pemmaraju and George Waller have irrevocably waived any conversion rights.

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(5)	Excludes shares owned by NetLabs.com, Inc. which is controlled by Ramarao Pemmaraju and another individual.

(6)	Includes one share of common stock listed in the name of Katherine LaRosa who is a family member of George Waller.

(7)

Includes 2,272,72 8 shares of common stock, 1 share of common stock underlying vested ten-year options valued at $2,242,500 per share, shares of common stock underlying vested ten-year options valued at $3.125 per share, 20.000 shares of common stock underlying vested ten-year options valued at $2.85 per share, 1,640 shares of common stock underlying vested ten-year options valued at $2.05 per share and 10,000,000 shares of common stock underlying vested ten-year options valued at $0.005 per share. Mark Kay, along with Ramarao Pemmaraju and George Waller each hold one share of Series A Preferred Shares which, collectively, allow the holders to vote up to 80% of the issued and outstanding shares of common stock; Mark Kay, along with Ramarao Pemmaraju and George Waller have irrevocably waived any conversion rights.

(8)

Includes 1 shares of common stock available upon the conversion of certain convertible loans valued at $9,750,000,000 per share for $265,000 of convertibles and $7,312,500,000 per share for $33,000 of convertibles, 1 shares of common stock underlying vested ten-year options valued at $2,242,500 per share, 26,000 shares of common stock underlying vested ten-year options valued at $3.125 per share, 86,000 shares of common stock underlying vested ten-year options valued at $2.85 per share and 5,738 shares of common stock underlying vested ten-year options valued at $2.05 per share. Excludes the Series A Preferred Shares: Mark L. Kay, along with Ramarao Pemmaraju and George Waller, each hold one share of Series A Preferred Shares which, collectively, allow the holders to vote up to 80% of the issued and outstanding shares of common stock; Mark Kay, along with Ramarao Pemmaraju and George Waller, have irrevocably waived any conversion rights.

(9)	Ramarao Pemmaraju controls NetLabs.com, Inc. along with another individual.

(10)	Includes 1 share of common stock underlying vested ten-year options valued at $1,950,000 per share.

(11)

Mark Kay, along with Ramarao Pemmaraju and George Waller hold 3 shares of preferred stock. The Series A Preferred Stock collectively has voting rights equal to eighty percent of the total current issued and outstanding shares of common stock.

Series A Preferred Stock

NAME OF BENEFICIAL OWNER	AMOUNT OF OWNERSHIP(1)		PERCENTAGE OF CLASS OF SERIES A PREFERRED STOCK(1)
Mark L. Kay	1	(1)	33.333%
Ramarao Pemmaraju	1	(1)	33.333%
George Waller	1	(1)	33.333%

___________

(1)

Mark Kay, along with Ramarao Pemmaraju and George Waller hold 3 shares of preferred stock. The Series A Preferred Stock collectively has voting rights equal to eighty percent (80%) of the total current issued and outstanding shares of common stock. There is no formal written arrangement between Mark L. Kay, Ramarao Pemmaraju, and, George Waller but they rely upon a long standing oral agreement between the parties to vote in concert.

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers, except as described below;

•	Any person proposed as a nominee for election as a director;

•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

•	Any of our promoters;

•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

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BlockSafe Technologies, Inc.

BlockSafe Technologies, Inc. (“BlockSafe”) was formed on December 1, 2017 in the State of Wyoming. BlockSafe is in the business of providing total cyber security solutions and is the licensee from our company of our desktop anti-malware product called “GuardedID®” and a one of a kind mobile application called “MobileTrust®”. BlockSafe is intended to be developed as an enterprise focusing on using our licensed technology in the field of cryptocurrency and its use of blockchains. Small revenues have been generated to date as BlockSafe is still in the developmental stage. There can be no assurances on the success of this project or any profitability arising from BlockSafe.

As of December 31, 2019, no tokens have been developed or issued. There is no assurance as to whether, or at what amount, or on what terms, tokens will be available. Moreover, there can be no assurance how such technology will function, which could expose us to legal and regulatory issues. Cryptocurrency and its use of blockchains is still in the development stage and receiving mixed results. The Securities and Exchange Commission has, in its dissemination of information to the public, expressed that tokens in the United States would be treated as securities pursuant to the Howey Test. This standard has been adopted, in various forms, in numerous other jurisdictions. The European Union and China are contemplating their own form of cryptocurrency and Facebook Libra cryptocurrency recently lost the support of PayPal (see https://www.independent.co.uk/topic/cryptocurrency, which article is not incorporated by reference to this filing). In addition, legal and regulatory developments could render the technology impermissible, which could have a material adverse effect on BlockSafe and us.

At present, we hold 49% of the issued and outstanding BlockSafe common stock, with Mark L. Kay, Ramarao Pemmaraju, and, George Waller, our Directors, each a member of the BlockSafe Board of Directors and individually holding 10.3% of the issued and outstanding common stock of BlockSafe, each, for a combined total of 31%. As a result of our 49% ownership and our Directors’ combined 31% ownership of the issued and outstanding BlockSafe common stock, we are effectively able to influence all matters requiring BlockSafe shareholder action, including significant corporate transactions. There is no formal written arrangement between Mark L. Kay, Ramarao Pemmaraju, and, George Waller but they rely upon a long standing oral agreement between the parties to vote in concert. Therefore, BlockSafe’s financial results have been consolidated with our financial results.

In June 2018, two members of our management team, George Waller, our Executive Vice President and Ramarao Pemmaraju, our Chief Technical Officer, were appointed to BlockSafe to serve as the Chief Executive Officer and Chief Technical Officer, respectively. Additionally, our Chief Executive Officer of StrikeForce, Mark L. Kay, also an appointee to the Board of Directors of BlockSafe, was appointed as Chairman and President of BlockSafe.

RELATED PARTY CONVERTIBLE NOTES

At December 31, 2019, convertible notes payable - related parties totaled $355,500. During the nine months ended September 30, 2020, two notes aggregating $57,500 held by the Company’s VP of Technology were extinguished as part of a debt settlement obligation transaction (see Note 8). At September 30, 2020, the balance of convertible notes payable-related parties totaled $298,000. The notes are made up of ten convertible note payables, are unsecured, and have extended due dates of December 31, 2020. Six notes totaling $268,000 are due to the Company’s Chief Executive Officer, at a compounded interest rate of 8% per annum; and four notes totaling $30,000 are due to the spouse of the Company’s Chief Technology Officer at a compounded interest rate of 8% per annum. The aggregate notes are convertible into less than one share of the Company’s common stock at fixed conversion prices adjusted for applicable reverse stock splits.

At December 31, 2019, accrued interest due for the convertible notes – related parties was $636,272. During the nine months ended September 30, 2020, interest of $54,651 was accrued, and accrued interest of $83,273 due to the Company’s VP of Technology was extinguished as part of a debt settlement obligation transaction (see Note 8 of the quarterly financial statements for the nine months ended September 30, 2020). At September 30, 2020, accrued interest due for the convertible notes – related parties was $607,650.

The related party convertible notes are attached as Exhibits to this Offering.

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RELATED PARTY PROMISSORY NOTES

At December 31, 2019, the balance of notes payable-related parties totaled $742,513. During the nine months ended September 30, 2020, the Company issued eight notes payable for $263,254 to its Chief Executive Officer. Also, during the nine months ended September 30, 2020, $4,223 of the notes were repaid. At September 30, 2020, the balance of notes payable-related parties totaled $1,001,544. The notes are made up of twenty-six notes payable due to the Company’s Chief Executive Officer, are non-interesting bearing or bear interest at rates ranging from 8% per annum to 10.49% per annum, are unsecured. Notes totaling $752,513 are due on December 31, 2020 and notes totaling $249,031 have no specified due date.

At December 31, 2019, accrued interest due for the notes was $760,024. During the nine months ended September 30, 2020, interest of $43,559 was accrued. At September 30, 2020, accrued interest due for the notes was $803,583.

SECURITIES BEING OFFERED

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

Our authorized capital stock consists of 14,000,000,000 shares of common stock, par value $0.0001 per share, of which approximately 718 , 263 , 338 shares are issued and outstanding as of December 28, 2020. Our authorized capital stock also includes 10,000,000 authorized Preferred Shares, of which 100 shares of preferred stock were designated as Series A Preferred Stock (3 shares are outstanding) and 10,000,000 shares were designated as Series B Preferred Stock (36,667 were issued and outstanding).

Common Stock

The shares of our common stock presently outstanding, and any shares of our common stock issues upon exercise of stock options and/or common stock purchase warrants, will be fully paid and non-assessable. Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions. Since the holders of common stock do not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of our Directors, and the holders of the remaining shares by themselves cannot elect any Directors. Holders of common stock are entitled to receive dividends, if and when declared by the Board of Directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

On March 18, 2014, we effected a 1:500 reverse stock split of our issued and outstanding shares of common stock. On February 13, 2015, we effected a 1:650 reverse stock split of our issued and outstanding shares of common stock. On August 4, 2015, we effected a 1:1,000 reverse stock split of our issued and outstanding shares of common stock.

In June 2015, an increase of the authorized shares of our common stock from three billion (3,000,000,000) to five billion (5,000,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in July 2015.

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In March 2019, an increase of the authorized shares of BlockSafe’s common stock from one thousand (1,000) to one hundred million (100,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to BlockSafe’s Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in March 2019.

In March 2019, a 15,000:1 forward stock split of BlockSafe’s issued and outstanding shares of common stock was ratified, effective upon the filing of an amendment to BlockSafe's Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in March 2019.

In June 2019, an increase of the authorized shares of the Company’s common stock from five billion (5,000,000,000) to seven billion five hundred million (7,500,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in July 2019.

In October 2019, an increase of the authorized shares of the Company’s common stock from seven billion five hundred million (7,500,000,000) to twelve billion (12,000,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in November 2019.

In April 2020, an increase of the authorized shares of the Company’s common stock from twelve billion (12,000,000,000) to seventeen billion (17,000,000,000), $0.0001 par value, was ratified, effective upon the filing of an amendment to our Certificate of Incorporation with the Wyoming Secretary of State. The amendment was adopted in April 2020.

On April 13, 2020, Board of Directors and the holders of a majority of the voting power approved a resolution to effectuate a 1:500 Reverse stock split and a resolution for a reduction in authorized shares of Common Stock from seventeen billion (17,000,000,000) shares of Common Stock down to fourteen billion (14,000.000.000) shares of Common Stock, $0.0001 par value, of the Company. The reverse split was effectuated on June 25, 2020.

All shares and per share amounts in the financial statements have been adjusted to give retroactive effect to the reverse stock splits adopted by us as if the reverse had occurred at the beginning of the earliest period presented.

Preferred Stock

On October 21, 2010, we amended our Articles of Incorporation in New Jersey to authorize 10,000,000 shares of preferred stock, par value $0.10. The designations, rights, and preferences of such preferred stock are to be determined by the Board of Directors. On November 15, 2010, we changed our domicile from the state of New Jersey to the state of Wyoming.

In addition to the 10,000,000 shares of preferred stock authorized, on January 10, 2011, 100 shares of preferred stock were designated as Series A Preferred Stock and 100,000,000 shares were designated as Series B Preferred Stock. The bylaws under the Wyoming Incorporation were amended to reflect the rights and preferences of each additional new designation.

The Series A Preferred Stock collectively has voting rights equal to eighty percent of the total current issued and outstanding shares of common stock. If at least one share of Series A Preferred Stock is outstanding, the aggregate shares of Series A Preferred Stock shall have voting rights equal to the number of shares of common stock equal to four times the sum of the total number of shares of common stock issued and outstanding, plus the number of shares of Series B Preferred Stock (or other designated preferred stock) which are issued and outstanding.

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In February 2011, we issued three shares of non-convertible Series A preferred stock valued at $329,000 per share, or $987,000 in aggregate, for voting purposes only, to the three members of our management team at one share each. The issued and outstanding shares of the Series A preferred stock have voting rights equal to eighty percent of the total issued and outstanding shares of our common stock. This effectively provided them, upon retention of their Series A Preferred Stock, voting control on matters presented to our shareholders. They have each irrevocably waived their conversion rights relating to the Series A preferred shares issued.

The Series B Preferred Stock have preferential liquidation rights in the event of any liquidation, dissolution or winding up of the Company, such liquidation rights to be paid from our assets not delegated to parties with greater priority at $1.00 per share or, in the event an aggregate subscription by a single subscriber of the Series B Preferred Stock is greater than $100,000,000, $0.997 per share. The Series B Preferred Stock shall be convertible to a number of shares of common stock equal to the price of the Series B Preferred Stock divided by the par value of the Series B Preferred Stock, par value $0.10. The option to convert the shares of Series B Preferred Stock may not be exercised until three months following the issuance of the Series B Preferred Stock to the recipient shareholder. The Series B Preferred Stock has ten votes on matters presented to our shareholders for one share of Series B Preferred Stock held.

In February 2014, our Board of Directors amended the conversion feature of the Series B Preferred Stock, to permit conversion to common shares at a 40% market discount to current market value at the time we receive a conversion request. Current market value is defined as the average of the immediately prior five trading day's closing prices. Additionally, when Series B Preferred Stock shares convert to our common stock, the minimum price discount floor level is set at $0.005, as decided by our Board of Directors.

In September 2016, four holders of our Series B Preferred Stock converted 125,337 Series B Preferred Stock into 35,703,979 shares of our common stock at conversion prices ranging from $0.00383 to $0.00532 per share.

As of December 31, 2016, there were 50,001 shares of Series B Preferred Stock issued and outstanding, 16,667 of which convert to common shares at a 30% market discount and 33,334 of which convert to common shares at a 40% market discount.

In January 2017, we sold subscriptions to two individuals for the purchase of 53,334 shares of its Series B Preferred Stock at $1.50 per share, or an aggregate of $80,000. The shares of Series B Preferred Stock are convertible into shares of our common stock at a 25% discount to current market value, as defined, with a minimum conversion price set by our Board of Directors of $0.001 per share. The Series B Preferred Stock can be converted at any time into shares of common stock after twelve months from acceptance by us of the subscription agreements, but only once every 30 days. For the year ended December 31, 2017, we recorded a deemed dividend for the beneficial conversion feature of $17,778 relating to the issuance of the Series B Preferred Stock.

In October 2017, one holder of our Series B Preferred Stock converted 33,334 series B preferred shares into 16,129,355 shares of our common stock at a conversion price of $0.00207 per share.

As of December 31, 2017, there were 70,001 shares of Series B Preferred Stock issued and outstanding, 53,334 of which convert to common shares at a 25% market discount and 16,667 of which convert to common shares at a 30% market discount.

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All of the above offerings and sales, except the afore-mentioned shares issued pursuant to a conversion of convertible notes, were made in reliance upon the exemption from registration under Rule 506 of Regulation D promulgated under the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933, based on the following: (a) the investors confirmed to us that they were “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) where applicable, the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act of 1933, and agreed to transfer such securities only in a transaction registered under the Securities Act of 1933 or exempt from registration under the Securities Act; and (e) where applicable, a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act of 1933or transferred in a transaction exempt from registration under the Securities Act of 1933.

Voting Rights

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders.

The three shares of the issued and outstanding shares of the Series A preferred stock have voting rights equal to eighty percent of the total issued and outstanding shares of our common stock.

Equity Incentive Plan Information

The following table sets forth as of September 30, 2020, the total number of shares of our common stock which may be issued upon the exercise of outstanding stock options and other rights under compensation plans approved by the shareholders, and under compensation plans not approved by the shareholders. The table also sets forth the weighted average purchase price per share of the shares subject to those options, and the number of shares available for future issuance under those plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	633,000		$2.93	82,999,998
Equity compensation plans not approved by security holders	N/A	$	N/A	N/A
Total	633,000		$2.93	82,999,998

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2012 Stock Option Plan

In November 2012, the stockholders approved the 2012 Stock Option Plan for our employees, effective January 3, 2013. The number of shares authorized for issuance under the plan is 100,000,000.

The number of shares authorized for issuance under the Incentive Plan was increased to 200,000,000 in September 2016 by unanimous consent of the Board of Directors.

The number of shares authorized for issuance under the Incentive Plan was increased to 400,000,000 in November 2017 by unanimous consent of the Board of Directors.

In August 2015, we awarded options to purchase 2,000 shares of our common stock to an unrelated consultant, exercisable at $0.25 per share, expiring two years from the date of grant, and vesting over a four-month period. In December 2016, the consultant processed an exercise of 2,000 stock option shares into 2,000 shares of our common stock, valued at $4,000, for a $500 payment, received in January 2017.

In September 2016, we awarded options to purchase 392,000 shares of our common stock to our management team and employees, exercisable at $3.125 per share, expiring ten (10) years from the date of grant and vesting over a six-month period.

In December 2017, we awarded options to purchase 126,000 shares of our common stock to our management team and employees, exercisable at $2.85 per share, expiring ten (10) years from the date of grant and vesting over a six-month period.

In July 2018, we awarded options to purchase 1,000 shares of our common stock to an unrelated consultant, exercisable at $8.00 per share, expiring one year from the date of grant, and vesting over a one year period.

DIVIDEND POLICY

Subject to preferences that may be applicable to any then-outstanding shares of Preferred Stock, if any, and any other restrictions, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We and our predecessors have not declared any dividends in the past. Further, we do not presently contemplate that there will be any future payment of any dividends on Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock on the OTC Markets. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this Offering, assuming the maximum amount of shares of Common Stock offered in this Offering are sold, there will be 7 56 , 379 , 788 shares of our Common Stock outstanding.

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Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A+. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A+ offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)

You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific \ purpose of acquiring the Shares, with total assets in excess of $5,000,000;

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(v)

You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (Investment Company Act), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(v)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited

(vii)

You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii)

You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on the date on which the SEC initially qualifies this Offering Statement (the Qualification Date) and will terminate on the Termination Date.

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a Subscription Agreement; and

2.

Deliver funds directly to the Company’s designated bank account via bank wire transfer (pursuant to the wire transfer instructions set forth in our Subscription Agreement) or electronic funds transfer via wire transfer or via personal check mailed to the Company, at 1090 King Georges Post Road, Suite 603, Edison, NJ  08837.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement, you may not revoke or change your subscription or request your subscription funds. All submitted subscription agreements are irrevocable.

Under Rule 251 of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

66

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that such investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Joseph I. Emas, P. A.

EXPERTS

The consolidated financial statements of StrikeForce Technologies, Inc. as of and for the years ended December 31, 2019 and 2018 appearing in this Regulation A Offering Circular have been audited by Weinberg & Company, P.A., an independent registered public accounting firm, as stated in its report thereon, included therein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

REPORTS

Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A which will be incorporated into our filings under the Securities Exchange Act of 1934, as amended.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

67

FINANCIAL STATEMENTS

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTH PERIODS ENDED SEPTEMBER 30, 2020 AND SEPTEMBER 30, 2019

YEARS ENDED DECEMBER 31, 2019 AND DECEMBER 31, 2018

68

STRIKEFORCE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current Assets:
Cash (includes VIE balances of $635 and $1,332, respectively)	$8,387	$74,648
Accounts receivable, net	22,224	19,686
Prepaid expenses	22,896	4,557

Total current assets	53,507	98,891

Property and equipment, net	3,062	5,448
Operating lease right-of-use asset	169,538	205,970
Other assets	14,835	16,376

Total Assets	$240,942	$326,685

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable and accrued expenses (includes VIE balances of $13,284 and $27,431, respectively)	$1,244,982	$1,115,995
Convertible notes payable (net of discount of $317,813 and $422,705, respectively; including $1,438,100 and $1,438,100 in default, respectively)	1,681,237	1,860,395
Convertible notes payable - related parties	298,000	355,500
Notes payable (including $2,117,073 and $2,113,824 in default, respectively) (includes VIE balances of $475,000 and $475,000, respectively)	2,260,763	2,237,484
Notes payable - related parties	1,001,544	742,513
Accrued interest (including $1,411,233 and $1,396,296 due to related parties, respectively) (includes VIE balances of $99,071 and $70,545, respectively)	5,095,128	4,842,215
Contingent payment obligation	1,500,000	1,500,000
Debt settlement obligation	75,881	-
Financing obligation (includes VIE balance of $1,263,200 and $1,263,200, respectively)	1,263,200	1,263,200
Operating lease liability, current portion	49,622	46,952
Derivative liabilities	790,000	1,516,435

Total current liabilities	15,260,357	15,480,689

Notes payable, long term portion	463,212	147,890
Operating lease liability, long term portion	124,581	162,289

Total Liabilities	15,848,150	15,790,868

Commitments and Contingencies

Stockholders' Deficit
Series A Preferred stock, no par value; 100 shares authorized; 3 shares issued and outstanding	987,000	987,000
Series B Preferred stock par value $0.10: 100,000,000 shares authorized; 36,667 shares issued and outstanding	3,667	3,667
Preferred stock series not designated par value $0.10: 10,000,000 shares authorized; none issued or outstanding	-	-
Common stock par value $0.0001: 14,000,000,000 shares authorized; 61,554,604 and 5,905,388 shares issued and outstanding, respectively	6,155	591
Additional paid-in capital	31,467,928	28,674,569
Accumulated deficit	(47,264,460)	(44,352,595)
Total StrikeForce Technologies, Inc. stockholders' deficit	(14,799,710)	(14,686,768)
Noncontrolling interest in consolidated subsidiary	(807,498)	(777,415)

Total Stockholders' Deficit	(15,607,208)	(15,464,183)

Total Liabilities and Stockholders' Deficit	$240,942	$326,685

See accompanying notes to the condensed consolidated financial statements.

F-1

STRIKEFORCE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenue	$50,845	$171,284	$161,689	$610,709

Operating expenses:
Cost of revenue	2,236	2,129	11,251	8,211
Compensation	165,122	200,741	496,340	572,828
Professional fees	178,441	141,658	514,551	427,697
Selling, general and administrative expenses	86,469	84,320	466,124	252,176
Research and development	125,654	125,654	373,154	375,866

Total operating expenses	557,922	554,502	1,861,420	1,636,778

Loss from operations	(507,077)	(383,218)	(1,699,731)	(1,026,069)

Other income (expense):
Interest expense (including $98,210 and $95,799 to related parties, respectively)	(176,526)	(122,354)	(510,024)	(368,348)
Debt discount amortization	(178,789)	(192,440)	(586,751)	(787,604)
Private placement costs	(36,667)	(234,960)	(140,167)	(577,518)
Change in fair value of derivative liabilities	(47,200)	(620,664)	165,235	(1,302,374)
Gain/(loss) on extinguishment of debt	64,539	528	(222,837)	(21,773)
Other income (expense)	9,682	(1,993)	52,327	31,025

Other income (expense), net	(364,961)	(1,171,883)	(1,242,217)	(3,026,592)

Net loss	(872,038)	(1,555,101)	(2,941,948)	(4,052,661)

Net loss attributable to noncontrolling interest	9,386	32,284	30,083	210,662

Net loss attributable to StrikeForce Technologies, Inc.	$(862,652)	$(1,522,817)	$(2,911,865)	$(3,841,999)

Net loss per common share
-Basic and diluted	$(0.04)	$(0.28)	$(0.24)	$(0.76)

Weighted average common shares outstanding
-Basic and diluted	22,280,807	5,345,631	12,169,639	5,045,785

See accompanying notes to the condensed consolidated financial statements.

F-2

STRIKEFORCE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019 (Unaudited)

Three months ended September 30, 2020

	Series A Preferred stock, no par value		Series B Preferred stock, par value $0.10		Common stock, par value $0.0001		Additional Paid-in	Accumulated	Noncontrolling	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit
Balance at July 1, 2020	3	$987,000	36,667	$3,667	9,363,610	$936	$30,563,874	$(46,401,808)	$(798,112)	$(15,644,443)

Fair value of common stock issued for services	-	-	-	-	10,526	1	188	-	-	189

Fair value of vested options	-	-	-	-	-	-	-	-	-	-

Warrants issued with convertible notes	-	-	-	-	-	-	34,706	-	-	34,706

Common stock issued upon conversion of notes and interest	-	-	-	-	41,039,202	4,104	635,252	-	-	639,356

Common stock issued upon conversion of debt settlement	-	-	-	-	11,141,266	1,114	233,908	-	-	235,022

Net loss	-	-	-	-	-	-	-	(862,652)	(9,386)	(872,038)

Balance at September 30, 2020 (unaudited)	3	$987,000	36,667	$3,667	61,554,604	$6,155	$31,467,928	$(47,264,460)	$(807,498)	$(15,607,208)

Nine months ended September 30, 2020

	Series A Preferred stock, no par value		Series B Preferred stock, par value $0.10		Common stock, par value $0.0001		Additional Paid-in	Accumulated	Noncontrolling	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit
Balance at January 1, 2020	3	$987,000	36,667	$3,667	5,905,388	$591	$28,674,569	$(44,352,595)	$(777,415)	$(15,464,183)

Fair value of common stock issued for services	-	-	-	-	109,406	11	20,200	-	-	20,211

Fair value of vested options	-	-	-	-	-	-	216,426	-	-	216,426

Warrants issued with convertible notes	-	-	-	-	-	-	52,667	-	-	52,667

Common stock issued upon conversion of notes and interest	-	-	-	-	43,954,085	4,395	2,172,199	-	-	2,176,594

Common stock issued upon conversion of debt settlement	-	-	-	-	11,585,725	1,158	331,867	-	-	333,025

Net loss	-	-	-	-	-	-	-	(2,911,865)	(30,083)	(2,941,948)

Balance at September 30, 2020 (unaudited)	3	$987,000	36,667	$3,667	61,554,604	$6,155	$31,467,928	$(47,264,460)	$(807,498)	$(15,607,208)

See accompanying notes to the condensed consolidated financial statements.

F-3

STRIKEFORCE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019 (Unaudited)

Three months ended September 30, 2019

	Series A Preferred stock, no par value		Series B Preferred stock, par value $0.10		Common stock, par value $0.0001		Additional Paid-in	Accumulated	Noncontrolling	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit
Balance at July 1, 2019	3	987,000	36,667	3,667	5,132,365	513	27,613,933	(43,143,792)	(734,118)	(15,272,797)

Fair value of common stock issued for services	-	-	-	-	15	1	15	-	-	16

Fair value of vested options	-	-	-	-	-	-	105	-	-	105

Common stock issued upon conversion of notes and interest	-	-	-	-	399,924	40	462,997	-	-	463,037

Net loss	-	-	-	-	-	-	-	(1,522,817)	(32,284)	(1,555,101)

Balance at September 30, 2019 (Unaudited)	3	$987,000	36,667	$3,667	5,532,305	$554	$28,077,050	$(44,666,609)	$(766,402)	$(16,364,740)

Nine months ended September 30, 2019

	Series A Preferred stock, no par value		Series B Preferred stock, par value $0.10		Common stock, par value $0.0001		Additional Paid-in	Accumulated	Noncontrolling	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit
Balance at January 1, 2019	3	987,000	36,667	3,667	4,747,499	475	26,586,704	(40,824,610)	(555,740)	(13,802,504)

Fair value of common stock issued for services	-	-	-	-	45	1	111	-	-	112

Fair value of vested options	-	-	-	-	-	-	2,017	-	-	2,017

Fair value of warrants issued with convertible notes	-	-	-	-	-	-	-	-	-	-

Common stock issued upon conversion of notes and interest	-	-	-	-	784,761	78	1,488,218	-	-	1,488,296

Net loss	-	-	-	-	-	-	-	(3,841,999)	(210,662)	(4,052,661)

Balance at September 30, 2019 (Unaudited)	3	$987,000	36,667	$3,667	5,532,305	$554	$28,077,050	$(44,666,609)	$(766,402)	$(16,364,740)

See accompanying notes to the condensed consolidated financial statements.

F-4

STRIKEFORCE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months	For the Nine Months
	Ended	Ended
	September 30, 2020	September 30, 2019
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(2,941,948)	$(4,052,661)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,486	5,549
Amortization of discount on notes payable	586,751	787,604
Amortization of right-of-use asset	36,432	23,672
Fair value of common stock issued for services	20,211	112
Fair value of vested options	216,426	2,017
Change in fair value of derivative liabilities	(165,235)	1,302,374
Private placement costs	140,167	577,518
Loss on extinguishment of debt	222,836	21,773
Interest expense from debt settlement obligation	48,906
Changes in operating assets and liabilities:
Accounts receivable	(2,538)	(4,762)
Prepaid expenses	(18,339)	(1,980)
Accounts payable and accrued expenses	157,613	3,316
Accrued interest	399,436	369,878
Operating lease liability	(35,038)	(21,488)
Net cash used in operating activities	(1,328,834)	(987,078)

Cash flows from investing activities:
Purchases of property and equipment	(1,559)	(1,532)
Net cash used in investing activities	(1,559)	(1,532)

Cash flows from financing activities:
Proceeds from convertible notes payable	688,500	792,000
Proceeds from notes payable	543,161	-
Proceeds from notes payable-related parties	263,254	-
Repayment of convertible note payable	(43,000)	-
Repayment of notes payable	(183,560)	(5,000)
Repayment of notes payable-related parties	(4,223)	-
Proceeds from finance obligation	-	122,500
Net cash provided by financing activities	1,264,132	909,500

Net decrease in cash	(66,261)	(79,110)

Cash at beginning of the period	74,648	86,160

Cash at end of the period	$8,387	$7,050

Supplemental disclosure of cash flow information:
Interest paid	$69,223	$-
Income tax paid	$-	$-

Supplemental disclosure of non-cash investing and financing transactions
Fair value of derivative upon issuance of convertible debt recorded as debt discount	$635,833	$792,000
Right-of-use assets obtained in exchange for operating lease obligations	$-	$214,272
Common stock issued for conversion of notes and accrued interest	$2,176,594	$1,488,296
Convertible note, accrued interest, and accounts payable assumed by debt settlement obligation	$197,738	$-
Common stock issued for payment of debt settlement obligation	$333,025	$-
Convertible note and accrued interest exchanged for common stock	$985,461	$-
Notes payable and accrued interest exchanged for financing obligation	$-	$315,200
Warrants issued with convertible notes	$52,667	$-

See accompanying notes to the condensed consolidated financial statements.

F-5

StrikeForce Technologies, Inc.

Notes to the Condensed Consolidated Financial Statements

Three and nine months ended September 30, 2020 and 2019

(Unaudited)

Note 1 - Organization and Summary of Significant Accounting Policies

StrikeForce Technologies, Inc. (the “Company”) is a software development and services company that offers a suite of integrated computer network security products using proprietary technology. The Company’s operations are based in Edison, New Jersey.

Basis of Presentation-Unaudited Interim Financial Information

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods have been included. The results of operations for the nine months ended September 30, 2020 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2020. These financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2019 and notes thereto contained in the Annual Report on Form 10-K of the Company as filed with the SEC on May 1, 2020.

The consolidated financial statements include the accounts of the Company and its subsidiary, BlockSafe Technologies, Inc. (“BST”). BST is owned 49% by the Company and 31% by three executive officers of the Company. BST meets the definition of a variable interest entity (“VIE”) and based on the determination that the Company is the primary beneficiary of BST, BST’s operating results, assets and liabilities are consolidated by the Company. Intercompany balances and transactions have been eliminated in consolidation. At December 31, 2019, noncontrolling interests represents 51% of BST that the Company does not directly own. The Company and BST have a management agreement pursuant to which BST shall remit a management fee of $36,000 per month to the Company, and when BST reaches a milestone of $1,000,000 in financing, an additional management fee of $5,000,000 shall be owed to the Company, payable monthly over three years. The management fee is currently eliminated in consolidation. At September 30, 2020 and December 31, 2019, the amount of VIE cash on the accompanying consolidated balance cash can be used only to settle obligations of BST, and the amounts of VIE accounts payable, VIE Notes Payable, VIE Accrued Interest, and VIE Financing Obligation have no recourse to the general credit of the Company.

Reverse Stock Split

Effective June 25, 2020, the Company completed a 1:500 reverse stock split of the Company's issued and outstanding shares of common stock and all fractional shares will be rounded up. All share and per share amounts in the accompanying financial statements have been adjusted retroactively to reflect the reverse stock split as if it had occurred at the beginning of the earliest period presented.

COVID-19

In March 2020, the World Health Organization declared coronavirus COVID-19 a global pandemic. This contagious disease outbreak, which has continued to spread, has adversely affected workforces, customers, economies, and financial markets globally. It has also disrupted the normal operations of many businesses. This outbreak could decrease spending, adversely affect demand for the Company’s products, and harm the Company’s business and results of operations. In the period ended September 30, 2020, the Company believes the COVID-19 pandemic did impact its operating results as sales to customers in the second and third quarters were down 17% and 15%, respectively, from the first quarter of the year. However, the Company has not observed any impairments of its assets or a significant change in the fair value of its assets due to the COVID-19 pandemic. At this time, it is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or results of operations, financial condition, or liquidity.

As of (and subsequent to) September 30, 2020, the Company has been following the recommendations of local health authorities to minimize exposure risk for its team members for the past several weeks, including the temporary closure of its corporate office and having team members work remotely. Most customers and vendors have transitioned to electronic submission of invoices and payments.

F-6

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, for the nine months ended September 30, 2020, the Company incurred a net loss of $2,941,948 and used cash in operating activities of $1,328,834 and at September 30, 2020, the Company had a stockholders’ deficit of $15,607,208. Also, at September 30, 2020, the Company is in default on notes payable and convertible notes payable in the aggregate amount of $3,555,173. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that these financial statements are issued. In addition, the Company’s independent registered public accounting firm, in its report on the Company’s December 31, 2019 financial statements, raised substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

At September 30, 2020, the Company had cash on hand in the amount of $8,387. Subsequent to September 30, 2020, the Company received cash upon issuance of our notes payable of $246,000 and sale of our common stock of $975,342 for a total of proceeds of $1,221,342. Management estimates that the current funds on hand will be sufficient to continue operations through August 2021. We believe the minimum funding required to remain in business for at least the next 12 months averages to about $150,000 a month. The Company’s ability to continue as a going concern is dependent upon its ability to continue to implement its business plan to increase its customer base and realize increased revenues. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stockholders, in the case of equity financing.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include those related to accounting for financing obligations, assumptions used in valuing stock instruments issued for services, assumptions used in valuing derivative liabilities, the valuation allowance for deferred tax assets, and the accrual of potential liabilities. Actual results could differ from those estimates.

Revenue Recognition

The Company follows the guidance of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

The Company’s revenue consists of revenue from sales and support of our software products. Revenue primarily consists of sales of software licenses of our ProtectID®, GuardedID® and MobileTrust® products. The Company usually recognizes subscription revenue over a one-month period based on a typical monthly renewal cycle in accordance with its customer agreement terms. For service contracts, the Company’s performance obligations are satisfied, and the related revenue is recognized, as services are rendered.

The Company offers no discounts, rebates, rights of return, or other allowances to clients which would result in the establishment of reserves against service revenue. Additionally, to date, the Company has not incurred incremental costs in obtaining customer contracts.

Cost of revenue includes direct costs and fees related to the sale of our products.

The following tables present our revenue disaggregated by major product and service lines:

	Three months ended
	September 30, 2020	September 30, 2019
Software	$48,937	$123,023
Service	1,908	48,261
Total revenue	$50,845	$171,284

F-7

	Nine months ended
	September 30, 2020	September 30, 2019
Software	$156,226	$513,813
Service	5,463	96,896
Total revenue	$161,689	$610,709

Fair Value of Financial Instruments

The Company follows the authoritative guidance issued by the Financial Accounting Standards Board (“FASB”) for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy was established, which prioritizes the inputs used in measuring fair value into three broad levels as follows:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.

Level 3—Unobservable inputs based on the Company's assumptions.

The Company is required to use of observable market data if such data is available without undue cost and effort.

The Company believes the carrying amounts reported in the balance sheet for accounts receivable, accounts payable, accrued expenses, convertible notes, and notes payables approximate fair values because of the short-term nature of these financial instruments.

As of September 30, 2020 and December 31, 2019, the Company’s balance sheet includes Level 2 liabilities comprised of the fair value of embedded derivative liabilities of $790,000 and $1,516,435, respectively (see Note 9).

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The Company evaluates embedded conversion features within its convertible debt to determine whether the embedded conversion features should be bifurcated from the host instrument and accounted for as a derivative. The fair value of the embedded derivatives are determined using Monte Carlo simulation method at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.

Stock-Based Compensation

The Company periodically issues stock options, warrants, and shares of common stock as share-based compensation to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for such grants issued and vesting based on FASB ASC 718, Compensation – Stock Compensation (Topic 718) whereby the value of the award is measured on the date of grant and recognized as compensation expense on the straight-line basis over the vesting period. The Company recognizes the fair value of stock-based compensation within its Statements of Operations with classification depending on the nature of the services rendered.

The fair value of the Company’s stock options and warrants are estimated using the Black-Scholes-Merton Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or restricted stock, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes-Merton Option Pricing model and based on actual experience. The assumptions used in the Black-Scholes-Merton Option Pricing model could materially affect compensation expense recorded in future periods.

Loss per Share

Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding, plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued using the treasury stock method. Diluted loss per share excludes all potential common shares if their effect is anti-dilutive. The following potentially dilutive shares were excluded from the shares used to calculate diluted earnings per share as their inclusion would be anti-dilutive:

F-8

	Nine months ended
	September 30, 2020	September 30, 2019
Options to purchase common stock	633,000	519,000
Warrants to purchase common stock	738,810	-
Convertible notes	229,203,829	466,183
Convertible Series B Preferred stock	12,619,167	48,073
Total	243,194,806	1,033,256

Concentrations

For the nine months ended September 30, 2020, sales to two customers comprised 72% and 14% of revenues, respectively. For the nine months ended September 30, 2019, sales to three customers comprised 57%, 20% and 16% of revenues, respectively. At September 30, 2020, three customers comprised 46%, 29% and 12% of accounts receivable, respectively.

The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits. At September 30, 2020, the Company did not have cash deposits that exceeded the federally insured limit of $250,000 per account. The Company believes that no significant concentration of credit risk exists with respect to its cash balances because of its assessment of the creditworthiness and financial viability of the financial institution.

Reclassification

In presenting the Company’s consolidated statements of operations for the three and nine months ended September 30, 2019, the Company presented the loss on extinguishment of debt of ($323,570) and ($1,024,563), respectively, and a gain on extinguishment of related derivatives of $324,098 and $1,002,790, respectively, as two separate amounts. In presenting the Company’s consolidated statements of operations for the three and nine months ended September 30, 2020, the Company has reclassified the two amounts into $528 and ($21,773), respectively, of gain/(loss) on extinguishment of debt in the accompanying consolidated statements of operations for the three and nine months ended September 30, 2019. This reclassification has no effect on the results of operations, stockholders’ deficit, and cash flows previously reported.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Credit Losses - Measurement of Credit Losses on Financial Instruments ("ASC 326"). ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning January 1, 2023, and early adoption is permitted. The Company does not believe the potential impact of the new guidance and related codification improvements will be material to its financial position, results of operations and cash flows.

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models will result in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. ASU 2020-06 also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. ASU 2020-06 will be effective January 1, 2024, for the Company. Early adoption is permitted, but no earlier than January 1, 2021, including interim periods within that year. Management is currently evaluating the effect of the adoption of ASU 2020-06 on the consolidated financial statements, but currently does not believe ASU 2020-06 will have a significant impact on the Company’s accounting for its convertible debt instruments as they are not considered indexed to the Company’s own stock. The effect will largely depend on the composition and terms of the financial instruments at the time of adoption.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

F-9

Note 2 - Convertible Notes Payable

Convertible notes payable consisted of the following:

	September 30, 2020	December 31, 2019
Secured
(a) DART/Citco Global, in default	$542,588	$542,588

Unsecured
(b) Convertible notes with fixed conversion prices, in default	895,512	895,512
(c) Convertible notes with adjustable conversion prices	560,950	845,000
Total convertible notes principal outstanding	1,999,050	2,283,100
Debt discount	(317,813)	(422,705)
Convertible notes, net of discount	$1,681,237	$1,860,395

(a)	At December 31, 2019 and September 30, 2020, convertible notes payables due to DART/Citco Global totaled $542,588. The notes are secured by all of the Company’s assets, were due in 2010, and are currently in default. Beginning in 2009, the note holder agreed to the forbearance of any interest on the notes payable to DART/Citco Global. The DART/Citco Global note payables are convertible into less than one share of the Company’s common stock based on a fixed conversion price adjusted for applicable reverse stock splits.

(b)	At December 31, 2019 and September 30, 2020, convertible notes payable with fixed conversion prices totaled $895,512. The notes are unsecured, bear interest at 8% to 18% per annum, were due on various dates from March 2008 to March 2015, and are currently in default. The aggregate notes are convertible into less than one share of the Company’s common stock based on fixed conversion prices adjusted for applicable reverse stock splits. At December 31, 2019, the balance of the accrued interest on the fixed convertible notes was $1,154,095. During the nine months ended September 30, 2020, interest of $56,402 was accrued. At September 30, 2020, the balance of accrued interest on the fixed convertible notes was $1,210,497.

(c)	At December 31, 2019, there were $845,000 of convertible notes with adjustable conversion prices outstanding. During the nine months ended September 30, 2020, convertible notes for $688,500 were issued, a convertible note for $43,000 was repaid, and convertible notes for $929,550 were converted into shares of the Company’s common stock (see discussions below). At September 30, 2020, the balance of the convertible notes with adjustable conversion prices was $560,950.

During the nine months ended September 30, 2020, the Company issued ten convertible notes payable with adjustable conversion prices to seven lenders for aggregate proceeds of $688,500, bearing interest at 8% to 10% per annum, unsecured, and maturing between October 2020 and August 2021. At the option of the holder, the notes are convertible into shares of common stock of the Company at a price per share discount of 58% to 70% of the market price of the Company’s common stock, as defined, for 15 to 25 days preceding a conversion notice. As a result, the Company determined that the conversion options of the convertible notes were not considered indexed to the Company’s own stock and characterized the fair value of the conversion features as derivative liabilities upon issuance. The Company determined that upon issuance of the convertible notes during the nine months ended September 30, 2020, the initial fair value of the embedded conversion feature totaled $776,000 (see Note 9), of which $635,833 was recorded as debt discount to be amortized over the term of the related notes, and the remainder of $140,167 was recorded as private placement costs. In addition, two of the convertible notes issued during the nine months ended September 30, 2020, were issued with warrants to purchase 638,235 shares of the Company’s common stock (see Note 11). The Company determined the relative fair value of the warrants was $52,667, which was recorded as debt discount to be amortized over the term of the related note.

During the nine months ended September 30, 2020, lenders elected to convert eleven notes totaling $929,550 plus interest of $55,911 (total of $985,461) into 43,954,085 shares of the Company’s common stock at conversion prices ranging from $0.00123 to $0.95 per share. On the dates of conversion, the closing price of the Company’s common stock ranged from $0.004 to $1.65 per share for a total fair value of shares of $2,176,594. The Company followed the general extinguishment model to record the settlement of the debt. The liabilities for the debt and conversion feature totaled $2,116,020, and was made up of debt and accrued interest of $985,461, the related unamortized debt discount of ($206,641), and the derivative liability related to the conversion option of the debt, after final valuation, of $1,337,200. The shares issued were measured at their fair value of $2,176,594, and the difference of $60,574 was recorded as loss on extinguishment of debt.

At December 31, 2019, the balance of unamortized discount on convertible notes with adjustable conversion features was $422,705. During the nine months ended September 30, 2020, debt discount of $688,500 was recorded, debt discount amortization of $586,751 was recorded, and $206,641 of debt discount was removed related to debt that was converted to common shares. At September 30, 2020, the balance of the unamortized discount was $317,813.

F-10

Note 3 - Convertible Notes Payable – Related Parties

At December 31, 2019, convertible notes payable - related parties totaled $355,500. During the nine months ended September 30, 2020, two notes aggregating $57,500 held by the Company’s VP of Technology were extinguished as part of a debt settlement obligation transaction (see Note 8). At September 30, 2020, the balance of convertible notes payable-related parties totaled $298,000. The notes are made up of ten convertible note payables, are unsecured, and have extended due dates of December 31, 2020. Six notes totaling $268,000 are due to the Company’s Chief Executive Officer, at a compounded interest rate of 8% per annum; and four notes totaling $30,000 are due to the spouse of the Company’s Chief Technology Officer at a compounded interest rate of 8% per annum. The aggregate notes are convertible into less than one share of the Company’s common stock at fixed conversion prices adjusted for applicable reverse stock splits.

At December 31, 2019, accrued interest due for the convertible notes – related parties was $636,272. During the nine months ended September 30, 2020, interest of $54,651 was accrued, and accrued interest of $83,273 due to the Company’s VP of Technology was extinguished as part of a debt settlement obligation transaction (see Note 8). At September 30, 2020, accrued interest due for the convertible notes – related parties was $607,650.

Note 4 - Notes Payable

Notes payable consisted of the following:

	September 30, 2020	December 31, 2019
Unsecured notes
(a) Notes payable-in default	$1,638,824	$1,638,824
(b) Notes payable issued by BST-in default	475,000	475,500
(c) Note payable-PPP loan	313,212	-
(d) Note payable-EID loan	150,000	-

Secured notes payable
(e) Notes payable ($3,249 in default at September 30, 2020)	146,940	271,550
Total notes payable principal outstanding	2,723,976	2,385,374
Less current portion of notes payable	(2,260,764)	(2,237,484)
Long term notes payable	$463,212	$147,890

(a)	At December 31, 2019 and September 30, 2020, notes payable totaled $1,638,824. The notes bear interest at 8% to 14% per annum, are unsecured, and were due on various dates from December 2011 to July 2017 and are currently in default. At December 31, 2019, the balance of the accrued interest on the notes payable was $2,183,352. During the nine months ended September 30, 2020, $126,157 of interest was accrued. At September 30, 2020, accrued interest on the promissory notes payable was $2,309,509.

(b)	At December 31, 2019 and September 30, 2020, the Company’s consolidated subsidiary BST (see Note 1) had $475,500 of outstanding promissory notes. The notes bear interest at 8% per annum, are unsecured, matured through September 2019, and are currently in default. In conjunction with these notes, the Company recorded a related financing obligation (See Note 6). At December 31, 2019, the balance of the accrued interest on the notes payable-BST was $70,545. During the nine months ended September 30, 2020, $28,526 of interest was accrued. At September 30, 2020, accrued interest on the notes payable-BST was $99,071.

(c)	On April 7, 2020, the Company was granted a loan (the “PPP loan”) from Chase Bank in the aggregate amount of $313,212, pursuant to the Paycheck Protection Program (the “PPP”) under the CARES Act. The PPP loan agreement is dated April 7, 2020, matures on April 7, 2022, bears interest at a rate of 1% per annum, with the first six months of interest deferred, is payable monthly commencing on October 2020, and is unsecured and guaranteed by the U.S. Small Business Administration (“SBA”). The loan term may be extended to April 7, 2025, if mutually agreed to by the Company and lender. The Company applied ASC 470, Debt, to account for the PPP loan. The PPP loan may be prepaid at any time prior to maturity with no prepayment penalties. Funds from the PPP loan may only be used for qualifying expenses as described in the CARES Act, including qualifying payroll costs, qualifying group health care benefits, qualifying rent and debt obligations, and qualifying utilities. The Company intends to use the entire loan amount for qualifying expenses. Under the terms of the PPP, certain amounts of the loan may be forgiven if they are used for qualifying expenses. The Company intends to apply for forgiveness of the PPP loan with respect to these qualifying expenses, however, the Company cannot assure that such forgiveness of any portion of the PPP loan will occur. As for the potential loan forgiveness, once the PPP loan is, in part or wholly, forgiven and a legal release is received, the liability would be reduced by the amount forgiven and a gain on extinguishment would be recorded. The terms of the PPP loan provide for customary events of default including, among other things, payment defaults, breach of representations and warranties, and insolvency events. The Company was in compliance with the terms of the PPP loan as of September 30, 2020.

F-11

(d)	On May 15, 2020, the Company received a $150,000 loan (the “EID Loan”) from the SBA under the SBA’s Economic Injury Disaster Loan program. The EID Loan has a thirty-year term and bears interest at a rate of 3.75% per annum. Monthly principal and interest payments of $0.7 per month are deferred for twelve months and commence in May 2021. The EID Loan may be prepaid at any time prior to maturity with no prepayment penalties. The proceeds from the EID Loan must be used for working capital. The EID Loan contains customary events of default and other provisions customary for a loan of this type. The Company was in compliance with the terms of the EID loan as of September 30, 2020.

(e)	At December 31, 2019, secured notes payable totaled $271,550. During the nine months ended September 30, 2020, the Company issued two notes payable aggregating $79,949. In addition, during the nine months ended September 30, 2020, the Company made principal payments of $183,559 on the secured notes payable, and one secured note aggregating $21,000 was extinguished as part of a debt settlement obligation transaction (see Note 8). At September 30, 2020, the outstanding balance of the secured note payables was $146,940. The notes bear interest at 8% to 148% per annum, each agreement is secured by substantially all of the assets of the Company, and the notes mature through April 2021. During the nine months ended September 30, 2020, $95,800 of interest was accrued, $59,155 of interest was paid and $8,400 was extinguished as part of a debt settlement obligation transaction (see Note 8). One note for $3,249 was due in April 2020 and were not repaid in full when due. The Company and the note holders are in negotiations to extend the due date of the note.

Note 5 - Notes Payable – Related Parties

At December 31, 2019, the balance of notes payable-related parties totaled $742,513. During the nine months ended September 30, 2020, the Company issued eight notes payable for $263,254 to its Chief Executive Officer. Also, during the nine months ended September 30, 2020, $4,223 of the notes were repaid. At September 30, 2020, the balance of notes payable-related parties totaled $1,001,544. The notes are made up of twenty-six notes payable due to the Company’s Chief Executive Officer, are non-interesting bearing or bear interest at rates ranging from 8% per annum to 10.49% per annum, are unsecured. Notes totaling $752,513 are due on December 31, 2020 and notes totaling $249,031 have no specified due date.

At December 31, 2019, accrued interest due for the notes was $760,024. During the nine months ended September 30, 2020, interest of $43,559 was accrued. At September 30, 2020, accrued interest due for the notes was $803,583.

Note 6 – Financing Obligation

At December 31, 2019 and September 30, 2020, the Company’s consolidated subsidiary, BST, had recorded a financing obligation of $1,263,200 to be paid in tokens, as defined. At September 30, 2020 and through the date of filing, BST has not developed or issued any tokens and there is no assurance as to whether, or at what amount, or on what terms, tokens will be available to be issued, if ever. At September 30, 2020, as the tokens do not exist, and any amounts received for tokens are not considered equity or revenue, management determined that 100% of the obligation of $1,263,200 is a liability to be settled by BST, through the issuance of tokens, or through other means if tokens are never issued.

Note 7 – Contingent Payment Obligation

On September 6, 2017, the Company entered into a litigation funding agreement with Therium Inc. (subsequently Therium Luxembourg) and VGL Capital, LLC (collectively the “Funders”). Under the agreement, the Company received $1,500,000 from the Funders to allow the Company to pursue patent enforcement actions against infringements of its patents (see Note 12). In exchange, the Funders are entitled to receive, after the payment of legal fees, the first $1,500,000 from the gross proceeds of any claims awarded, 10% of any additional claim proceeds until the Funders have received an additional $7,500,000, and 2.5% of any claim proceeds thereafter. The Funders shall be paid only in the event that the Company achieves recoveries of claim proceeds. At December 31, 2019 and September 30, 2020, the Company has reflected the $1,500,000 received from the Funders as a contingent payment obligation to be paid only if claim proceeds are recovered.

F-12

Note 8 – Debt Settlement Obligation

On May 13, 2020, the Company entered into a settlement agreement with Continuation Capital, Inc (“Continuation”). Continuation agreed to pay $197,738 owed to Company creditors, including $139,712 of convertible debt and accrued interest due to a related party (see Note 3), $29,400 of secured notes payable and accrued interest (see Note 4) and $28,626 of accounts payable. In exchange, the Company agreed to issue shares of its common stock to Continuation as consideration for the extinguishment of the debt, accrued interest, and accounts payables. The shares to be issued will be determined at a discount based on 45% of the lowest closing price of the Company common stock for the 30 trading days prior to the date of any issuance for payment. The Company determined that the settlement agreement with Continuation was a contract to settle debt with a variable number of shares based on a fixed monetary amount known at inception, and in accordance with ASC 480-10, the obligation was measured at fair value. The Company determined the fair value of the settlement obligation was $360,000 and recorded this as a liability. During the nine months ended September 30, 2020, the Company issued 11,585,725 shares of its common stock to Continuation for the payment of $284,119 of the settlement obligation. At September 30, 2020, the balance of the debt settlement obligation liability was $75,881.

When the Company initially recorded the obligation, the difference between the $360,000 fair value and $197,738 of debt and accounts payables assumed by Continuation was recorded as a loss on extinguishment of debt of $162,262 The fair value of the 11,585,725 shares issued for payment of $284,119 of the settlement obligation was determined to be $333,025 based on the closing price of the shares on the date issued, and the difference of $48,906 was recorded as interest expense. As part of the transaction, the Company also issued 90,909 shares of common stock to Continuation as a fee. The fair value of the shares issued for fees was determined to be $18,182 and is included in general and administrative expenses.

Note 9 – Derivative Financial Instruments

At September 30, 2020, the Company had convertible promissory notes outstanding that are convertible into shares of common stock of the Company at the option of the holders at price per share discounts ranging from 58% to 70% of the Company’s common stock market price, as defined in the note agreements. As the ultimate determination of shares to be issued upon conversion of these notes could exceed the current number of available authorized shares, the Company determined that the conversion features of the convertible notes were not considered indexed to the Company’s own stock and characterized the fair value of the conversion features as derivative liabilities. Accordingly, the conversion features of the notes were separated from the host contracts (i.e. the notes) and characterized as derivative liabilities to be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

At December 31, 2019, the balance of the derivative liabilities was $1,516,435. During the nine months ended September 30, 2020, the Company recorded additions of $776,000 related to the conversion features of notes issued during the period (see Note 3), and a decrease in fair value of derivatives of $165,235. In addition, the Company recorded a decrease in derivative liability of $1,337,200 related to derivative liabilities that were extinguished when the related convertible note payable was converted into shares of common stock (see Notes 3 and 11). At September 30, 2020, the balance of the derivative liabilities was $790,000.

At September 30, 2020, the fair value of the Company’s embedded derivatives were estimated using the Monte Carlo simulation model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the conversion features, and future dividends. The fair value of the embedded derivative was determined using the following average assumptions:

	September 30, 2020	January 2020 to September 2020 (dates of inception)	December 31, 2019
Conversion feature:
Risk-free interest rate	0.69%	0.11%-0.65%	1.59%
Expected volatility	197%	152%-197%	145%-155%
Expected life (in years)	1 year	1 year	0.25 to 1 year
Expected dividend yield	-	-	-

Fair Value:
Conversion feature	$790,000	$776,000	$1,516,435

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The expected volatility is based on the historical volatility of the Company’s stock. The expected life of the conversion feature of the notes was based on the remaining terms of the related notes. The expected dividend yield was based on the fact that the Company has not customarily paid dividends to its common stockholders in the past and does not expect to pay dividends to its common stockholders in the future.

F-13

The following table sets forth a summary of the changes in the estimated fair value of our embedded derivative during the nine months ended September 30, 2020 and 2019:

	Nine months ended September 30, 2020	Nine months ended September 30, 2019
Fair value at beginning of period	$1,516,435	$1,313,904
Recognition of derivative liabilities upon initial valuation	776,000	1,369,518
Extinguishment of derivative liabilities	(1,337,200)	(1,002,790)
Net change in the fair value of derivative liabilities	(165,235)	1,302,374
Fair value at end of period	$790,000	$2,983,006

Note 10 - Operating Lease

In January 2019, the Company entered into a noncancelable operating lease for its headquarters office requiring payments of $4,409 per month, payments increasing 3% each year, and ending on January 31, 2024. At September 30, 2020, the remaining lease term was 3.33 years. The Company does not have any other leases.

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The operating lease ROU asset includes any lease payments made and excludes lease incentives.

The components of lease expense and supplemental cash flow information related to leases for the period are as follows:

	Nine months ended September 30, 2020	Nine months ended September 30, 2019
Lease Cost
Operating lease cost (included in general and administration in the Company’s unaudited condensed statement of operations)	$42,138	$37,456

Other Information
Cash paid for amounts included in the measurement of lease liabilities for the nine months ended September 30, 2020 and 2019	$40,743	$39,685
Weighted average remaining lease term – operating leases (in years)	3.3	4.3
Average discount rate – operating leases	10.0%	10.0%

The supplemental balance sheet information related to leases for the period is as follows:

At September 30, 2020
Operating leases
Long-term right-of-use assets	$169,538

Short-term operating lease liabilities	$49,622
Long-term operating lease liabilities	124,581
Total operating lease liabilities	$174,203

Maturities of the Company’s lease liabilities are as follows:

Year Ending	Operating Leases
2020 (remaining 3 months)	$13,625
2021	56,000
2022	57,680
2023	59,410
2024	4,963
Total lease payments	191,678
Less: Imputed interest/present value discount	(17,475)
Present value of lease liabilities	$174,203

Lease expenses were $42,138 and $37,456 during the nine months ended September 30, 2020 and 2019, respectively.

F-14

Note 11 – Stockholders’ Deficit

Common Stock

During the nine months ended September 30, 2020, the Company issued an aggregate of 55,649,216 shares of its common stock as follows:

·	The Company issued 109,406 shares of its common stock for services, with a fair value of $20,211.
·	The Company issued 43,954,085 shares of common stock upon conversion of convertible notes payable and accrued interest (see Note 2).
·	The Company issued 11,585,725 shares of common stock upon conversion of debt settlement (see Note 8).

Warrants

In January and July 2020, in connection with the issuance of two convertible notes that aggregated $100,000 (See Note 2), the Company issued warrants to purchase 638,235 shares of the Company's common stock. The warrants were exercisable immediately, at an exercise price of $0.75 and $0.085 per share, and expire in 5 years. The warrants are classified within stockholders’ deficit, and the proceeds were allocated between the convertible note and warrants based on their relative fair value. The relative fair value of the warrants was determined to be $52,667 and was recorded as debt discount and additional paid-in-capital.

The table below summarizes the Company’s warrant activities for the nine months ended September 30, 2020:

	Number of Warrant Shares	Exercise Price Range Per Share	Weighted Average Exercise Price

Balance, January 1, 2020	100,575	$0.75-2.90	$1.1185
Granted	638,235	0.0.85-0.75	0.1371
Canceled/Expired	-	-	-
Exercised	-	-	-
Balance outstanding, September 30, 2020	738,810	$0.085-2.90	$0.2707

Balance exercisable, September 30, 2020	738,810	$0.085-2.90	$0.2707

At September 30, 2020, there was no intrinsic value of the warrants.

The following table summarizes information concerning outstanding and exercisable warrants as of September 30, 2020:

	Warrants Outstanding and Exercisable
Range of Exercise Prices	Number Outstanding	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$0.085	588,235	5.00	$0.085

$0.75	133,333	5.00	$0.75

$2.90	17,242	5.00	$2.90

$0.75 - $2.90	738,810	5.00	$0.2707

Note 12 - Stock-Based Compensation

At September 30, 2020, the Company had options exercisable into 633,000 shares of the Company’s common stock, with remaining estimated lives of approximately eight years. The options had been issued in 2017 and 2019 with a total fair value of approximately $475,000. The options have exercise prices generally ranging from $2.05 to $3.10 per share, and the fair value of the options is amortized over vesting terms which ranged from three to six months.

For the nine months ended September 30, 2020 and 2019, the Company recognized compensation costs of $216,426 and $1,912, respectively, related to the fair value of vested options. At September 30, 2020, there was no unamortized fair value of options to be recognized as compensation in future periods.

F-15

The table below summarizes the Company’s stock option activities for the period January 1, 2020 to September 30, 2020:

	Number of Options Shares	Exercise Price Range Per Share	Weighted Average Exercise Price

Balance, January 1, 2020	633,000	$2.05-3.125	$2.93
Granted	-	-	-
Exercised	-	-	-
Expired	-	-	-
Balance outstanding, September 30, 2020	633,000	$2.05-3.125	$2.93
Balance exercisable, September 30, 2020	633,000	$2.05-3.125	$2.93

At September 30, 2020, the intrinsic value of outstanding options was zero.

The following table summarizes information concerning the Company’s stock options as of September 30, 2020:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$2.85	126,000	10.00	$2.85	126,000	8.00	$2.85
$2.05	115,000	10.00	$2.05	115,000	8.00	$2.05
$3.125	392,000	10.00	$3.125	392,000	8.00	$3.125
$0.0041 - 975,000,000	633,000	10.00	$2.93	633,000	8.00	$2.93

Note 13 - Commitments and Contingencies

Legal Proceedings

On March 14, 2017, the Company initiated additional patent litigation against two major competitors in the U.S. District Court for the Eastern District of Virginia, for infringement of United States Patent Nos. 7,870,599, 8,484,698 and 8,713,701. This litigation is ongoing. On June 13, 2017, one of the competitors initiated a lawsuit against the Company in the U.S. District Court for the District of New Jersey for patent infringement (which the Company believes is without merit and will defend vigorously). This litigation is ongoing.

On December 1, 2017, The United States District Court for the Central District of California issued an opinion in the StrikeForce Technologies, Inc. v. SecureAuth Corp. case, which invalidated claims of U.S. Patent Nos. 7,870,599, 8,484,698 and 8,713,701 under 35 U.S.C. §101. The Company strongly disagreed with the Court’s decision and an appeal was filed by its attorney in July 2019. In October 2019, the Supreme Court of the United States denied the Company’s petition for a writ of certiorari in StrikeForce Technologies, Inc. v. SecureAuth Corp (19-103). Thus, the claims asserted against SecureAuth in the Central District of California, case no. 2:17-cv-04314-JAK-SK, remain invalid under 35 U.S.C. 101. The Company’s three patents contain a total of 108 claims, 43 claims were deemed invalid, however, 65 claims are still valid. Despite the Supreme Court’s decision, the Company’s Protect ID® products still retain patent protection and management intends to further expand those protections with new patents in the coming months. In the meantime, the Company continues to monitor the Federal Courts because there are several cases (i.e. Berkheimer v. HP), whereby a decision for Berkheimer could change the appellate landscape for 101 motion cases. Additionally, U.S. Senators Thom Tillis (R-NC) and Chris Coons (D-DE), along with several other Senators have released a bipartisan, bicameral draft bill that would reform Section 101 of the Patent Act in a manner the Company’s believes would be beneficial to it although the attainment of such reform may have been affected by the 2020 election results and incoming/outgoing Senators (although both sponsoring Senators won re-election). Management cannot guarantee that any pending claims or legislation will result in favorable decisions.

Asset Sale and Licensing Agreement

On August 24, 2015, the Company entered into an agreement with Cyber Safety, Inc., a New York corporation (“Cyber Safety”) for Cyber Safety to license, and retain an option to purchase, the patents and intellectual property related to the GuardedID® and MobileTrust® software. Cyber Safety had the option to buy the Company’s GuardedID® patent for $10,000,000 that expires on September 30, 2021. If the purchase price is not paid by September 30, 2021, it will increase to $11,000,000 and be due September 30, 2022. The Company believes, but cannot guarantee, Cyber Safety will exercise its option to purchase GuardedID® based on ongoing constructive discussions with Cyber Safety. There have been no new negotiations with them in regard to the exercise of the option, but there are continuing discussions with them regarding some of their large contracts. The option remains open until September 30, 2022 and Cyber Safety, to the Company’s knowledge, is still contemplating the exercise of the option. Cyber Safety also licensed the Malware Suite until September 30, 2020 and agreed to pay the Company 15% to 20% of the net amount Cyber Safety receives from this product. During the nine months ended September 30, 2020 and 2019, the Company recorded revenue of $380 and $280,000, respectively, from Cyber Safety.

F-16

Note 14 – Subsequent Events

Subsequent to September 30, 2020, the Company issued three unsecured convertible promissory notes aggregating $114,000, bearing interest at 8% per annum, and maturing in twelve months through December 2021. At the option of the holder, the notes are convertible into shares of common stock of the Company at a price per share discount of 61% of the market price of the Company’s common stock, as defined, for 15 days preceding a conversion notice.

Subsequent to September 30, 2020, the Company issued one unsecured promissory note of $60,000, bearing interest at 12% per annum, maturing in November 2021. The note was issued with two warrant agreements to purchase 13,333,333 shares of the Company’s common stock with an exercise price of $0.0045 and a five-year term, for each agreement. In the event the Company repays the note on or prior to the maturity date, then one of the two warrant agreements shall automatically expire.

Subsequent to September 30, 2020, the Company issued four secured promissory notes, aggregating $72,000, bearing interest at 15% to 39% per annum, each agreement is secured by substantially all of the assets of the Company, and the notes mature through January 2021.

Subsequent to September 30, 2020, convertible notes aggregating $159,175 of principal and $47,084 of accrued interest and fees were converted into 189,720,757 shares of common stock at conversion prices ranging from $0.00063 to $0.002542 per share.

Subsequent to September 30, 2020, the Company issued 24,381,509 shares of common stock with a fair value of $127,424 to pay off $75,881 of the debt settlement obligation.

Subsequent to September 30, 2020, the Company issued 6,269,265 shares of common stock, valued at market, for services.

Subsequent to September 30, 2020, the Company granted options to purchase an aggregate of 57,500,000 shares of its common stock to employees.  The options have an exercise price of $0.005 per share, vest over six months, and expire in 10 years.

On November 13, 2020, the Company’s filing of an Offering Circular on Form 1-A, pursuant to Regulation A (File Number: 024-11267) was qualified by the Securities and Exchange Commission. The Company registered 668,449,198 shares of common stock maximum proceeds of $2,315,000 (after deducting the maximum broker discount and costs of the offering). Subsequent to the qualification of the Form 1-A, the Company issued 436,337,203 shares of its common stock to 27 investors for gross proceeds of $975,342.

F-17

Report of Independent Registered Public Accounting Firm

The Stockholders and Board of Directors of

StrikeForce Technologies, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of StrikeForce Technologies, Inc. (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, during the year ended December 31, 2019, the Company incurred a net loss and utilized cash in operations, and at December 31, 2019, had a stockholders' deficit.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the Company’s financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2015.

/s/ Weinberg & Company, P.A.

Los Angeles, California

May 1, 2020, except for the effects of the reverse stock split described in Note 1, as to which the date is June 25, 2020.

F-18

STRIKEFORCE TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2019	December 31, 2018

ASSETS
Current Assets:
Cash	$74,648	$86,160
Accounts receivable, net	19,686	20,649
Prepaid expenses	4,557	4,530

Total current assets	98,891	111,339

Property and equipment, net	5,448	9,259
Operating lease right-of-use asset	205,970	-
Other assets	16,376	18,430

Total Assets	$326,685	$139,028

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$1,115,995	$945,669
Convertible notes payable (net of discount of $422,705 and $521,763, respectively; $1,438,100 in default at December 31, 2019 and 2018)	1,860,395	1,611,337
Convertible notes payable - related parties	355,500	355,500
Notes payable (net of discount of $0 and $195,653, respectively; $2,113,824 and $1,638,824 in default at December 31, 2019 and 2018, respectively)	2,237,484	2,218,670
Notes payable - related parties	742,513	742,513
Accrued interest (including $1,396,296 and $1,267,749 due to related parties, respectively)	4,842,215	4,428,439
Contingent payment obligation	1,500,000	1,500,000
Financing obligation	1,263,200	825,500
Operating lease liability, current portion	46,952	-
Derivative liabilities	1,516,435	1,313,904

Total current liabilities	15,480,689	13,941,532

Notes payable, long term portion	147,890	-
Operating lease liability, long term portion	162,289	-

Total Liabilities	15,790,868	13,941,532

Commitments and Contingencies

Stockholders' Deficit
Series A Preferred stock, no par value; 100 shares authorized; 3 shares issued and outstanding	987,000	987,000
Series B Preferred stock par value $0.10: 100,000,000 shares authorized; 36,667 shares issued and outstanding	3,667	3,667
Preferred stock series not designated par value $0.10: 10,000,000 shares authorized; none issued or outstanding	-	-
Common stock par value $0.0001: 12,000,000,000 shares authorized; 5,905,388 and 4,747,499 shares issued and outstanding, respectively	591	475
Additional paid-in capital	28,674,569	26,586,704
Accumulated deficit	(44,352,595)	(40,824,610)
Total StrikeForce Technologies, Inc. stockholders' deficit	(14,686,768)	(13,246,764)
Noncontrolling interest in consolidated subsidiary	(777,415)	(555,740)

Total Stockholders' Deficit	(15,464,183)	(13,802,504)

Total Liabilities and Stockholders' Deficit	$326,685	$139,028

See accompanying notes to the consolidated financial statements.

F-19

STRIKEFORCE TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31, 2019	December 31, 2018

Revenue	$768,209	$233,878

Operating expenses:
Cost of revenue	10,543	14,086
Compensation	757,720	651,934
Professional fees	576,642	681,584
Selling, general and administrative expenses	503,895	775,582
Research and development	520,558	511,327

Total operating expenses	2,369,358	2,634,513

Loss from operations	(1,601,149)	(2,400,635)

Other income (expense):
Interest expense (including $128,547 and $121,808 of interest expense to related parties, respectively)	(505,032)	(443,678)
Debt discount amortization	(1,047,066)	(873,334)
Private placement costs	(802,722)	(206,226)
Change in fair value of derivative liabilities	311,197	145,830
Extinguishment of derivative liabilities	1,213,790	279,687
Loss on extinguishment of debt	(1,347,804)	(337,634)
Other income (expense)	30,648	241

Other income (expense), net	(2,146,989)	(1,435,114)

Loss before income taxes	(3,748,138)	(3,835,749)

Income tax expense	(1,522)	(1,500)

Net loss	(3,749,660)	(3,837,249)
Net loss attributable to noncontrolling interest	221,675	555,740

Net loss attributable to StrikeForce Technologies, Inc.	$(3,527,985)	$(3,281,509)

Net loss per common share
-Basic and diluted	$(0.68)	$(0.70)

Weighted average common shares outstanding
-Basic and diluted	5,215,411	4,690,229

See accompanying notes to the consolidated financial statements.

F-20

STRIKEFORCE TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2019

	Series A Preferred stock, no par value		Series B Preferred stock, par value $0.10		Common stock, par value $0.0001		Additional Paid-in	Accumulated	Noncontrolling	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit
Balance at December 31, 2017	3	$987,000	70,001	$7,000	4,671,686	$467	$25,755,448	$(37,543,101)	$-	$(10,793,186)

Fair value of common stock issued for services	-	-	-	-	60	-	457	-	-	457

Fair value of vested options	-	-	-	-	-	-	357,116	-	-	357,116
										-
Common stock issued upon conversion of notes and interest	-	-	-	-	59,086	6	470,352	-	-	470,358

Common stock issued upon conversion of Series B preferred stock	-	-	(33,334)	(3,333)	16,667	2	3,331	-		-
										-
Net loss	-	-	-	-	-	-	-	(3,281,509)	(555,740)	(3,837,249)

Balance at December 31, 2018	3	987,000	36,667	3,667	4,747,499	475	26,586,704	(40,824,610)	(555,740)	(13,802,504)

Fair value of common stock issued for services	-	-	-	-	60	-	134	-	-	134

Fair value of vested options	-	-	-	-	-	-	20,870	-	-	20,870

Fair value of warrants issued with convertible notes	-	-	-	-	-	-	60,205	-	-	60,205

Common stock issued upon conversion of notes and interest	-	-	-	-	1,157,828	116	2,006,656	-	-	2,006,772

Net loss	-	-	-	-	-	-	-	(3,527,985)	(221,675)	(3,749,660)

Balance at December 31, 2019	3	$987,000	36,667	$3,667	5,905,388	$591	$28,674,569	$(44,352,595)	$(777,415)	$(15,464,183)

See accompanying notes to the consolidated financial statements.

F-21

STRIKEFORCE TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year	For the Year
	Ended	Ended
	December 31, 2019	December 31, 2018

Cash flows from operating activities:
Net loss	$(3,749,660)	$(3,837,249)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,397	6,750
Amortization of discount on notes payable	1,047,066	873,333
Amortization of right-of-use asset	46,835	-
Fair value of common stock issued for services	134	456
Fair value of vested options	20,870	357,116
Change in fair value of derivative liabilities	(311,197)	(145,830)
Private placement costs	802,722	206,226
Loss on extinguishment of debt	1,347,804	337,634
Extinguishment of derivative liabilities	(1,213,790)	(279,687)
Changes in operating assets and liabilities:
Accounts receivable	963	26,805
Prepaid expenses	(26)	4,568
Accounts payable and accrued expenses	170,326	(11,771)
Accrued interest	490,086	438,104
Operating lease liabilities	(43,564)	-
Net cash used in operating activities	(1,384,034)	(2,023,545)

Cash flows from investing activities:
Purchases of property and equipment	(1,528)	(6,279)

Cash flows from financing activities:
Proceeds from convertible note payable	985,000	910,000
Proceeds from notes payable	315,100	775,500
Repayment of notes payable	(48,550)	(75,000)
Proceeds from finance obligation	122,500	50,000

Net cash provided by financing activities	1,374,050	1,660,500

Net increase (decrease) in cash	(11,512)	(369,324)

Cash at beginning of the year	86,160	455,484

Cash at end of the year	$74,648	$86,160

Supplemental disclosure of cash flow information:
Interest paid	$-	$5,000
Income tax paid	$-	$-

Supplemental disclosure of non-cash investing and financing transactions
Fair value of derivative upon issuance of convertible debt recorded as debt discount	$985,000	$910,000
Fair value of financing obligation recorded as debt discount	$-	$775,500
Right-of-use assets obtained in exchange for operating lease obligations	$252,805	$-
Common stock issued for conversion of notes and accrued interest	$2,006,772	$470,358
Convertible note and accrued interest exchanged for common stock, net of discount	$658,968	$132,724
Notes payable and accrued interest exchanged for financing obligation	$315,200	$-
Fair value of warrants issued with convertible notes	$60,205	$-

See accompanying notes to the consolidated financial statements.

F-22

StrikeForce Technologies, Inc.

Notes to the Consolidated Financial Statements

December 31, 2019 and 2018

Note 1 - Organization and Summary of Significant Accounting Policies

StrikeForce Technologies, Inc. (the “Company”) is a software development and services company that offers a suite of integrated computer network security products using proprietary technology.  The Company’s operations are based in Edison, New Jersey.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.  As reflected in the accompanying financial statements, for the year ended December 31, 2019, the Company incurred a net loss of $3,749,660 and used cash in operating activities of $1,384,034, and at December 31, 2019, the Company had a stockholders’ deficit of $15,464,183.  Also, at December 31, 2019, the Company is in default on notes payable and convertible notes payable in the aggregate amount of $3,551,924. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that these financial statements are issued.  The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

At December 31, 2019, the Company had cash on hand in the amount of $74,648.  Subsequent to December 31, 2019, the Company issued three unsecured promissory notes for proceeds of $216,851, six unsecured convertible promissory notes for proceeds of $472,000 and received one SBA Paycheck Protection assistance loan for $313,212.  Management estimates that the current funds on hand will be sufficient to continue operations through the next six months.  The Company’s ability to continue as a going concern is dependent upon its ability to continue to implement its business plan.  Currently, management is attempting to increase revenues by selling through a channel of distributors, value added resellers, strategic partners and original equipment manufacturers.  While the Company believes in the viability of its strategy to increase revenues, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to increase its customer base and realize increased revenues.  No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company.  Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stockholders, in the case of equity financing.

Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the accounts of the Company and its controlled subsidiary, BlockSafe Technologies, Inc. (“BlockSafe”).  BlockSafe is owned 49% by the Company and 31% by three executive officers of the Company, which combined represents an 80% controlling interest in BlockSafe.  Accordingly, BlockSafe is consolidated by the Company.  Intercompany balances and transactions have been eliminated in consolidation.  At December 31, 2019, noncontrolling interests represents 51% of BlockSafe that the Company does not directly own.

Reverse Stock Split

In April 2020, the Company’s Board of Directors approved a 1:500 reverse stock split that was approved by stockholders controlling 80% of the Company’s common stock.  Effective June 25, 2020, the Company completed a 1:500 reverse stock split of the Company’s issued and outstanding shares of common stock and all fractional shares will be rounded up. All share and per share amounts in the accompanying financial statements have been adjusted retroactively to reflect the reverse stock split as if it had occurred at the beginning of the earliest period presented.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates include those related to accounting for financing obligations, assumptions used in valuing stock instruments issued for services, assumptions used in valuing derivative liabilities, the valuation allowance for deferred tax assets, and the accrual of potential liabilities.  Actual results could differ from those estimates.

Revenue Recognition

The Company follows the guidance of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers.  ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

F-23

The Company’s revenue consists of revenue from sales and support of our software products.  Revenue primarily consists of sales of software licenses of our ProtectID®, GuardedID® and MobileTrust® products.  We recognize revenue from these arrangements ratably over the contractual service period.  For service contracts, the Company’s performance obligations are satisfied, and the related revenue is recognized, as services are rendered.

The Company offers no discounts, rebates, rights of return, or other allowances to clients which would result in the establishment of reserves against service revenue.  Additionally, to date, the Company has not incurred incremental costs in obtaining a client contract.

Cost of revenue includes direct costs and fees related to the sale of our products.

The following tables present our revenue disaggregated by major product and service lines:

	Year ended
	December 31, 2019	December 31, 2018
Software	$764,301	$229,206
Service	3,908	4,672
Total revenue	$768,209	$233,878

Accounts Receivable

Accounts receivable consist of trade amounts due from customers, and are recorded at invoiced amounts. The Company maintains an allowance for doubtful accounts receivable based upon our business customers' financial condition and payment history, and our historical collection experience and expected collectability of accounts receivable.  In circumstances where the Company becomes aware of a specific customer’s inability to meet its financial obligations to the Company, a specific reserve for bad debts is estimated and recorded.  At December 31, 2019 and 2018, the allowance for doubtful accounts was $20,417 and $31,004, respectively.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and amortization.  Property and equipment are depreciated using the straight-line method over the estimated useful lives of the related assets as follows:

Estimated Useful Life (Years)

Computer equipment	5
Computer software	3
Furniture and fixture	7
Office equipment	7

Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.  Management assesses the carrying value of property and equipment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If there is indication of impairment, management prepares an estimate of future cash flows expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. For the years ended December 31, 2019 and 2018, the Company did not recognize any impairment for its property and equipment.

Impairment of Long-lived Assets

The Company reviews its property and equipment, right-of-use assets, and other long-lived assets, including intangible assets other than goodwill, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable.  Recoverability is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  For the years ended December 31, 2019 and 2018, the Company had no impairment of long-lived assets.

F-24

Income Taxes

The Company accounts for income taxes using the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Leases

Prior to January 1, 2019, the Company accounted for leases under ASC 840, Accounting for Leases.  Effective January 1, 2019, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases.  The Company adopted ASC 842 using a modified retrospective basis method under which prior comparative periods are not restated.  The Company elected to exclude from its balance sheets recognition of leases having a term of 12 months or less (“short-term leases”) and elected to not separate lease components and non-lease components for its long-term leases.  Lease expense is recognized on a straight-line basis over the lease term.  At January 1, 2019, the Company had no leases that required recognition of operating lease right-of-use assets or liabilities for operating leases upon adoption of ASC 842.  On January 31, 2019, the Company commenced a lease that resulted in the recognition of operating lease right-of-use assets of $214,272, and liabilities for operating leases of $214,272.

Fair Value of Financial Instruments

The Company follows the authoritative guidance issued by the Financial Accounting Standards Board (“FASB”) for fair value measurements.  Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.  A fair value hierarchy was established, which prioritizes the inputs used in measuring fair value into three broad levels as follows:

Level 1-Quoted prices in active markets for identical assets or liabilities.

Level 2-Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.

Level 3-Unobservable inputs based on the Company's assumptions.

The Company is required to use of observable market data if such data is available without undue cost and effort.

The Company believes the carrying amounts reported in the balance sheet for accounts receivable, accounts payable, accrued expenses, convertible notes, and notes payables approximate fair values because of the short-term nature of these financial instruments.

As of December 31, 2019 and 2018, the Company’s balance sheet includes Level 2 liabilities comprised of the fair value of embedded derivative liabilities of $1,516,435 and $1,313,904, respectively (see Note 9).  The following table sets forth a summary of the changes in the estimated fair value of our embedded derivative during the years ended December 31, 2019 and 2018:

	Year ended December 31, 2019	Year ended December 31, 2018
Fair value at beginning of year	$1,313,904	$623,195
Recognition of derivative liabilities upon initial valuation	1,727,518	824,566
Extinguishment of derivative liabilities	(1,213,790)	(279,687)
Net change in the fair value of derivative liabilities	(311,197)	145,830
Fair value at end of year	$1,516,435	$1,313,904

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations.  The Company evaluates embedded conversion features within its convertible debt to determine whether the embedded conversion features should be bifurcated from the host instrument and accounted for as a derivative.  The fair value of the embedded derivatives are determined using Monte Carlo simulation method at inception and on subsequent valuation dates.  The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.

F-25

Stock-Based Compensation

The Company issues stock options, warrants, and shares of common stock as share-based compensation to employees and non-employees. The Company accounts for its share-based compensation to employees in accordance with FASB ASC 718, Compensation - Stock Compensation (Topic 718).  Stock-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the requisite service period.

In periods through December 31, 2018, the Company accounted for share-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505-50, Equity - Based Payments to Non-Employees.  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The final fair value of the share-based payment transaction is determined at the performance completion date. For interim periods, the fair value is estimated, and the percentage of completion is applied to that estimate to determine the cumulative expense recorded.

On January 1, 2019, the Company adopted ASU 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.  ASU 2018-07 simplifies the accounting for share-based transactions by expanding the scope of Topic 718 from only being applicable to share-based payments to employees to also include share-based payment transactions for acquiring goods and services from nonemployees. As a result, nonemployee share-based transactions are measured by estimating the fair value of the equity instruments at the grant date, taking into consideration the probability of satisfying performance conditions.  The adoption of ASU 2018-07 did not have a material impact on the Company’s financial statements for the year ended December 31, 2019 or the previously reported financial statements.

Loss per Share

Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period.  Diluted loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding, plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued using the treasury stock method.  Diluted loss per share excludes all potential common shares if their effect is anti-dilutive. The following potentially dilutive shares were excluded from the shares used to calculate diluted earnings per share as their inclusion would be anti-dilutive:

	Year ended
	December 31, 2019	December 31, 2018
Options to purchase common stock	633,000	519,000
Warrants to purchase common stock	100,575	-
Convertible notes	1,554,866	156,637
Convertible Series B Preferred stock	31,548	6,962
Total	2,319,989	682,599

Advertising, Sales and Marketing Costs

Advertising, sales and marketing costs are expensed as incurred and are included in sales and marketing expenses.  For the years ended December 31, 2019 and 2018, advertising, sales and marketing expenses were $8,352 and $13,496, respectively.

Research and Development Costs

Costs incurred for research and development are expensed as incurred. The salaries, benefits, and overhead costs of personnel conducting research and development of the Company’s software products comprise research and development expenses. Purchased materials that do not have an alternative future use are also expensed.

Concentrations

For the year ended December 31, 2019, sales to three customers comprised 58%, 21% and 14% of revenues, respectively.  For the year ended December 31, 2018, sales to two customers comprised 65% and 24% of revenues, respectively.  At December 31, 2019, three customers comprised 43%, 29% and 12% of accounts receivable, respectively.  At December 31, 2018, two customers comprised 49% and 33% of accounts receivable, respectively.

F-26

The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits.  At December 31, 2019, the Company did not have cash deposits that exceeded the federally insured limit of $250,000 per account.  The Company believes that no significant concentration of credit risk exists with respect to its cash balances because of its assessment of the creditworthiness and financial viability of the financial institution.

Segments

The Company operates in one segment for the development and distribution of our software products.  In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company.  Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue.  All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in: economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes.  Since the Company operates in one segment, all financial information required by “Segment Reporting” can be found in the accompanying financial statements.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Credit Losses - Measurement of Credit Losses on Financial Instruments ("ASC 326"). The standard significantly changes how entities will measure credit losses for most financial assets, including accounts and notes receivables. The standard will replace today’s “incurred loss” approach with an “expected loss” model, under which companies will recognize allowances based on expected rather than incurred losses. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The standard is effective for interim and annual reporting periods beginning after December 15, 2022. The Company is currently assessing the impact of adopting this standard on the Company’s financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

Note 2 - Property and Equipment

Property and equipment, stated at cost, less accumulated depreciation consisted of the following:

	December 31, 2019	December 31, 2018

Computer equipment	$81,666	$81,666
Computer software	43,318	41,786
Furniture and fixtures	10,157	10,157
Office equipment	16,511	16,511
	151,652	150,120
Less accumulated depreciation	(146,204)	(140,861)
	$5,448	$9,259

Depreciation expense for the years ended December 31, 2019 and 2018 was $5,342 and $4,695, respectively.

Note 3 - Convertible Notes Payable

Convertible notes payable consisted of the following:

	December 31, 2019	December 31, 2018
Secured
(a) Convertible notes due to DART/Citco, in default	$542,588	$542,588

Unsecured
(b) Convertible notes with fixed conversion features, in default	895,512	895,512
(c) Convertible notes with adjustable conversion features	845,000	695,000
Total convertible notes principal outstanding	2,283,100	2,133,100
Debt discount	(422,705)	(521,763)
Convertible notes, net of discount	$1,860,395	$1,611,337

_______

(a)

At December 31, 2019 and 2018, $542,588 of notes payables are due to DART/Citco Global. The notes are convertible into shares of the Company’s common stock based on adjustable conversion prices, are secured by all of the Company’s assets, were due in 2010, and are currently in default. Beginning in 2009, the note holder agreed to the forbearance of any further interest on the notes payable to DART/Citco Global.

F-27

(b)

At December 31, 2019 and 2018, convertible notes payable with fixed conversion features (“fixed convertible notes”) consisted of 13 unsecured convertible notes convertible at a fixed amount into less than one share of the Company’s common stock, at fixed conversion prices ranging from $975,000,000 to $4,875,000,000,000 per share, as defined in the agreements and adjusted for applicable reverse stock splits.  The notes are unsecured, bear interest at 8% to 18% per annum, were due on various dates from March 2008 to March 2015, and are currently in default.  At December 31, 2018, the balance of the accrued interest on the fixed convertible notes was $1,079,764.  During the year ended December 31, 2019, interest of $75,132 was accrued. At December 31, 2019, the balance of accrued interest on the fixed convertible notes was $1,154,896.

(c)

At December 31, 2018, there were $695,000 of convertible notes with adjustable conversion features outstanding. During the year ended December 31, 2019, convertible notes for $985,000 were issued (see below), and convertible notes for $835,000 were converted into shares of the Company’s common stock. At December 31, 2019, the balance of the convertible notes with adjustable conversion features was $845,000.

During the year ended December 31, 2019, the Company issued fourteen convertible notes payable with adjustable conversion features to three lenders for aggregate proceeds of $985,000, bearing interest at 8% to 10% per annum, unsecured, and maturing between January 2020 and November 2020.  At the option of the holder, the notes are convertible into shares of common stock of the Company at a price per share discount of 58% to 62% of the market price of the Company’s common stock, as defined, for 15 to 25 days preceding a conversion notice.  As a result, the Company determined that the conversion options of the convertible notes were not considered indexed to the Company’s own stock and characterized the fair value of the conversion features as derivative liabilities upon issuance.  The Company determined that upon issuance of the convertible notes during 2019, the initial fair value of the embedded conversion feature totaled $1,727,517 (see Note 9), of which $924,795 was recorded as debt discount, and the remainder of $802,722 was recorded as private placement costs.  In addition, two of the convertible notes issued in 2019, that aggregated $150,000, were issued with warrants to purchase 100,575 shares of the Company’s common stock at prices ranging from $0.75 to $2.90 per share (See Note 11).  The Company calculated the relative fair value of the warrants was $60,205 using a Black Scholes option-pricing model (see Note 11), which was recorded as debt discount.

During the year ended December 31, 2019, one lender elected to convert seven notes totaling $835,000 plus interest of $56,613 (total of $891,613) into 1,157,828 shares of the Company’s common stock at conversion prices ranging from $0.405 to $4.35 per share. On the dates of conversion, the closing price of the Company’s common stock ranged from $0.90 to $8.90 per share, or total fair value of shares of $2,006,772. The Company followed the general extinguishment model to record the settlement of the debt. The debt and accrued interest totaled $891,613, the related unamortized discount totaled ($232,645), and the shares issued were measured at their fair value of $2,006,772. The difference of $1,347,804 was recorded as loss on extinguishment of debt. In addition, the bifurcated conversion option derivatives, after a final mark-up to $1,213,790, were removed and recorded as a gain on extinguishment of derivative liabilities.

At December 31, 2018, the balance of unamortized discount on convertible notes with adjustable conversion features was $521,763.  During the year ended December 31, 2019, debt discount of $985,000 was recorded, debt discount amortization of $851,413 was recorded, and $232,645 of debt discount was removed related to debt that was converted.  At December 31, 2019, the balance of the unamortized discount was $422,705.

At December 31, 2019 and 2018, accrued interest due for all convertible notes was $1,192,021 and $1,099,005, respectively, and is included in accrued interest in the accompanying balance sheets.  Interest expense for all convertible notes payable for the years ended December 31, 2019 and 2018 was $149,628 and $106,848, respectively.

Note 4 - Convertible Notes Payable - Related Parties

At December 31, 2019 and December 31, 2018, convertible notes payable - related parties consist of 12 convertible notes payable in the aggregate of $355,500.  The notes are unsecured and are due December 31, 2020.  Six notes totaling $268,000 are payable to the Company’s Chief Executive Officer, at a compounded interest rate of 8% per annum; two notes totaling $57,000 are payable to the Company’s VP of Technology, interest at prime plus 2% and prime plus 4% per annum; and four notes totaling $30,000 are payable to the spouse of the Company’s Chief Technology Officer at a compounded interest rate of 8% per annum.  $33,000 of the notes are convertible at a fixed conversion price of $3,656,250,000 per share and $322,500 of the notes are convertible at a fixed conversion price of $4,875,000,000,000 per share, as defined in the note agreements and adjusted for applicable reverse stock splits.

At December 31, 2018, accrued interest due for the convertible notes - related parties was $563,805.  During the year ended December 31, 2019, interest of $72,467 was accrued.  At December 31, 2019, accrued interest due for the convertible notes - related parties was $636,272.

F-28

Note 5 - Notes Payable

Notes payable consisted of the following:

	December 31, 2019	December 31, 2018
Unsecured-in default
(a) Promissory notes-in default	$413,824	$413,824
(b) Promissory notes - StrikeForce Investor Group-in default	1,225,000	1,225,000
(c) Promissory notes issued by BlockSafe ($475,000 and zero in default at December 31, 2019 and 2018, respectively)	475,000	775,500

Secured
(d) Notes payable	271,550	-
Total notes payable principal outstanding	2,385,374	2,414,324
Debt discount	-	(195,654)
Notes payable, net of discount	2,385,374	2,218,670
Less current portion of notes payable	2,237,484	2,218,670
Long term notes payable	$147,890	$-

_______

(a)

Notes payable, with interest from 8% to 14% per annum, due on various dates from December 2011 to July 2017 and are currently in default. At December 31, 2018, the balance of the accrued interest on the notes payable-various was $505,454. During the year ended December 31, 2019, $45,556 of interest was accrued. At December 31, 2019, accrued interest on the notes payable was $551,009.

(b)

Notes payable to StrikeForce Investor Group (SIG), made up of various investors with unsecured notes, interest at 10% per annum, originally due in 2011, and currently in default. At December 31, 2018, the balance of the accrued interest on the notes payable-SIG was $1,509,844. During the year ended December 31, 2019, $122,500 of interest was accrued. At December 31, 2019, accrued interest on the notes payable-SIG was $1,632,344.

(c)

At December 31, 2018, the Company’s consolidated subsidiary BlockSafe (see Note 1) had $775,500 of outstanding unsecured promissory notes, bearing interest at 8% per annum, and maturing through September 2019. During the year ended December 31, 2019, $5,000 of the unsecured promissory notes were paid, and note holders agreed to exchange $295,500 of principal into a financing obligation (see Note 7). At December 31, 2019, the balance of the unsecured promissory notes was $475,000, and the notes are currently in default.

At December 31, 2018, the balance of the unamortized discount on the unsecured promissory notes was $195,653. During the year ended December 31, 2019, debt discount amortization of $195,653 was recorded and at December 31, 2019, the balance of the discount was zero.

At December 31, 2018, the balance of the accrued interest on the unsecured promissory notes was $46,387. During the year ended December 31, 2019, $43,856 of interest was accrued and $19,700 of accrued interest was converted into a financing obligation (See Note 7). At December 31, 2019, accrued interest on the unsecured promissory notes was $70,543.

(d)

During the year ended December 31, 2019, the Company entered into four note payable agreements aggregating $315,500, bearing interest from 31.8% to 148% per annum, each agreement secured by substantially all of the assets of the Company, and maturing between March 2020 and April 2021. During the year December 31, 2019, the Company made principal payments of $43,550, and at December 31, 2019, the outstanding balance of the secured note agreements was $271,550. During the year ended December 31, 2019, $14,944 of interest was accrued and paid on the secured note agreements. Two notes with balances of approximately $44,000 each were due on March 28, 2020, and April 2, 2020, and were not paid when due. The Company and lenders are in negotiations to extend the due date of the loans.

At December 31, 2019 and 2018, accrued interest due for all notes payable above was $2,253,898 and $2,061,686, respectively, and is included in accrued interest in the accompanying balance sheets.  Interest expense for notes payable for the year ended December 31, 2019 and 2018 was $192,212 and $214,447, respectively.

F-29

Note 6 - Notes Payable - Related Parties

Notes payable-related parties notes represent eighteen unsecured notes payable to the Company’s Chief Executive Officer ranging in interest rates of 0% per annum to 10% per annum. The notes are unsecured and have extended due dates of December 31, 2020. At December 31, 2019 and 2018, the balance due under these notes was $742,513.   At December 31, 2018, accrued interest due for the notes was $703,944.  During the year ended December 31, 2019, interest of $56,080 was accrued. At December 31, 2019, accrued interest due for the notes was $760,024.

Note 7 - Financing Obligation

In 2018, the Company’s consolidated subsidiary BlockSafe issued promissory notes to nineteen unrelated parties aggregating $775,500 (see Note 5).  As part of each promissory note agreement BlockSafe agreed to pay a financing obligation to the note holders equal to the note principal in tokens, as defined, to be issued by BlockSafe.  In addition, in December 2018, BlockSafe agreed to issue tokens to an unrelated party for receipt of $50,000.  At December 31, 2018, the total of the financing obligation for BlockSafe was $825,500.   During the year ended December 31, 2019, BlockSafe agreed to issue tokens to four unrelated parties for receipt of $122,500.  In addition, holders of unsecured promissory notes issued by BlockSafe agreed to exchange $295,500 principal and $19,700 of accrued interest into the financing obligation to be paid by tokens to be issued by BlockSafe.  At December 31, 2019, the total of the financing obligation for BlockSafe totaled $1,263,200.  At December 31, 2019 and through the date of filing, BlockSafe has not developed or issued any tokens and there is no assurance as to whether, or at what amount, or on what terms, tokens will be available to be issued, if ever.  At December 31, 2019, as the tokens do not exist yet, and any amounts received for tokens are not considered equity, management determined that 100% of the obligation of $1,263,200 is probable of being a liability to be settled by BlockSafe, through the issuance of tokens, or through other means if tokens are never issued.  Accordingly, at December 31, 2019, a financing obligation of $1,263,200 has been recorded.

Note 8 - Contingent Payment Obligation

On September 6, 2017, the Company entered into a litigation funding agreement with Therium Inc. (subsequently Therium Luxembourg) and VGL Capital, LLC (collectively the “Funders”).  Under the agreement, the Company received $1,500,000 from the Funders to allow the Company to pursue patent enforcement actions against infringements of its patents (see Note 14).  In exchange, the Funders are entitled to receive, after the payment of legal fees, the first $1,500,000 from the gross proceeds of any claims awarded, 10% of any additional claim proceeds until the Funders have received an additional $7,500,000, and 2.5% of any claim proceeds thereafter.   The Funders shall be paid only in the event that the Company achieves recoveries of claim proceeds.  At December 31, 2019 and 2018, the Company has reflected the $1,500,000 received from the Funders as a contingent payment obligation to be paid only if claim proceeds are recovered.

Note 9 - Derivative Financial Instruments

At December 31, 2019, the Company had convertible promissory notes outstanding that are convertible into shares of common stock of the Company at the option of the holders at price per share discounts ranging from 20% to 62% of the Company’s common stock market price, as defined in the note agreements.  As the ultimate determination of shares to be issued upon conversion of these notes could exceed the current number of available authorized shares, the Company determined that the conversion features of the convertible notes were not considered indexed to the Company’s own stock and characterized the fair value of the conversion features as derivative liabilities.  Accordingly, the conversion features of the notes were separated from the host contracts (i.e. the notes) and characterized as derivative liabilities to be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

At December 31, 2018, the balance of the derivative liabilities was $1,313,904.  During the year ended December 31, 2019, the Company recorded additions of $1,727,518 related to the conversion features of notes issued during the period (see Note 3), and an decrease in fair value of derivatives of $311,197.  In addition, the Company recorded a decrease in derivative liability of $1,213,790 related to derivative liabilities that were extinguished.  At December 31, 2019, the balance of the derivative liabilities was $1,516,435.

F-30

At December 31, 2019, the fair value of the Company’s embedded derivatives were estimated using the Monte Carlo simulation model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the conversion features, and future dividends. The fair value of the embedded derivative was determined using the following assumptions:

	December 31, 2019	January 2019 to December 2019 (dates of inception)	December 31, 2018
Conversion feature:
Risk-free interest rate	1.59%	0.18%-1.60%	0.25%
Expected volatility	145%-155%	118%-191%	129%
Expected life (in years)	0.25 to 1 year	1 year	1 year
Expected dividend yield	-	-	-

Fair Value:
Conversion feature	$1,516,435	$1,727,518	$1,313,904

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The expected volatility is based on the historical volatility of the Company’s stock.  The expected life of the conversion feature of the notes was based on the remaining terms of the related notes.  The expected dividend yield was based on the fact that the Company has not customarily paid dividends to its common stockholders in the past and does not expect to pay dividends to its common stockholders in the future.

Note 10 - Operating Lease

In January 2019, the Company entered into a noncancelable operating lease for its headquarters office requiring payments of $4,409 per month, payments increasing 3% each year, and ending on January 31, 2024.  At December 31, 2019, the remaining lease term was 4.08 years. The Company does not have any other leases.

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments.  The operating lease ROU asset includes any lease payments made and excludes lease incentives.

The components of lease expense and supplemental cash flow information related to leases for the period are as follows:

Year ended December 31, 2019
Lease Cost
Operating lease cost (included in general and administration in the Company’s statement of operations)	$56,185

Other Information
Cash paid for amounts included in the measurement of lease liabilities for the year ended December 31, 2019	$52,913
Weighted average remaining lease term - operating leases (in years)	4.1
Average discount rate - operating leases	4.0%

The supplemental balance sheet information related to leases for the period is as follows:

At December 31, 2019
Operating leases
Long-term right-of-use assets	205,970

Short-term operating lease liabilities	$46,953
Long-term operating lease liabilities	162,789
Total operating lease liabilities	$209,742

Maturities of the Company’s lease liabilities are as follows:

Year Ending	Operating Leases
2020	$54,501
2021	56,136
2022	57,820
2023	63,611
2024	4,963
Total lease payments	237,031
Less: Imputed interest/present value discount	(27,290)
Present value of lease liabilities	$209,741

Lease expenses were $51,503 and $51,330 during the years ended December 31, 2019 and 2018, respectively.

F-31

Note 11 - Stockholders’ Deficit

Preferred Stock

On October 21, 2010, the Company amended its Articles of Incorporation in New Jersey to authorize 10,000,000 shares of preferred stock, par value $0.10.  The designations, rights, and preferences of such preferred stock are to be determined by the Board of Directors.  On November 15, 2010, the Company changed its domicile from the State of New Jersey to the State of Wyoming.

In addition to the 10,000,000 shares of preferred stock authorized on October 21, 2010, on January 10, 2011, 100 shares of preferred stock were designated as Series A Preferred Stock and 100,000,000 shares were designated as Series B Preferred Stock. The bylaws under the Wyoming Incorporation were amended to reflect the rights and preferences of each additional new designation.

The Series A Preferred Stock collectively has voting rights equal to eighty percent of the total current issued and outstanding shares of common stock. If at least one share of Series A Preferred Stock is outstanding, the aggregate shares of Series A Preferred Stock shall have voting rights equal to the number of shares of common stock equal to four times the sum of the total number of shares of common stock issued and outstanding, plus the number of shares of Series B Preferred Stock (or other designated preferred stock) which are issued and outstanding.

The Series B Preferred Stock has preferential liquidation rights in the event of any liquidation, dissolution or winding up of the Company, such liquidation rights to be paid from the assets of the Company not delegated to parties with greater priority at $1.00 per share or, in the event an aggregate subscription by a single subscriber of the Series B Preferred Stock is greater than $100,000,000, $0.997 per share. The Series B Preferred Stock shall be convertible to a number of shares of common stock equal to the price of the Series B Preferred Stock divided by the par value of the Series B Preferred Stock. The option to convert the shares of Series B Preferred Stock may not be exercised until three months following the issuance of the Series B Preferred Stock to the recipient shareholder. The Series B Preferred Stock shall have ten votes on matters presented to the shareholders of the Company for one share of Series B Preferred Stock held. The initial price of the Series B Preferred Stock shall be $2.50, (subject to adjustment by the Company’s Board of Directors) until such time, if ever, the Series B Preferred Stock are listed on a secondary and/or public exchange.

In February 2014, the Company's Board of Directors amended the conversion feature of the Series B Preferred Stock, to permit conversion to common shares at a 40% market discount to current market value at the time the Company receives a conversion request. Current market value is defined as the average of the immediately prior five trading day's closing prices. Additionally, when Series B Preferred Stock shares convert to the Company's common stock, the minimum price discount floor level is set at $0.005, as decided by the Company's Board of Directors.

Series A Preferred Stock

In 2011, the Company issued three shares of non-convertible Series A Preferred Stock valued at $329,000 per share, or $987,000 in aggregate to three members of the management team. The Series A Preferred Stock are convertible into four times the total number of common shares plus the total number of shares of Series B preferred stock issued and outstanding at the time of conversion and have voting rights equal to eighty percent of the total issued and outstanding shares of the Company's common stock. This effectively provided the management team, upon retention of their Series A Preferred Stock, voting control on matters presented to the shareholders of the Company. The shareholders of the Series A Preferred Stock have each irrevocably waived their conversion rights relating to the Series A Preferred Stock issued.

Series B Preferred Stock

The Series B Preferred Stock has preferential liquidation rights in the event of any liquidation, dissolution or winding up of the Company, such liquidation rights to be paid from the assets of the Company not delegated to parties with greater priority at $1.00 per share or, in the event an aggregate subscription by a single subscriber of the Series B Preferred Stock is greater than $100,000,000, $0.997 per share. The Series B Preferred Stock shall be convertible to a number of shares of common stock equal to the price of the Series B Preferred Stock divided by the par value of the Series B Preferred Stock. The option to convert the shares of Series B Preferred Stock may not be exercised until three months following the issuance of the Series B Preferred Stock to the recipient shareholder. The Series B Preferred Stock shall have ten votes on matters presented to the shareholders of the Company for one share of Series B Preferred Stock held. The initial price of the Series B Preferred Stock shall be $2.50, (subject to adjustment by the Company’s Board of Directors) until such time, if ever, the Series B Preferred Stock are listed on a secondary and/or public exchange.

F-32

At January 1, 2018, there were 70,001 shares of Series B Preferred Stock outstanding.  During the year ended December 31, 2018, 33,334 shares of Series B Preferred Stock were converted into 8,333,500 shares of the Company’s common stock (see below).  At December 31, 2018 and 2019, there were 36,667 shares of Series B Preferred Stock outstanding.

Common Stock

During the year ended December 31, 2019, the Company issued an aggregate of 1,157,888 shares of its common stock as follows:

•	The Company issued 60 shares of its common stock for services, valued at $134.

•

A convertible note holder converted $835,000 of principal and $56,610 of accrued interest into 1,157,828 shares of common stock at conversion prices ranging from $0.405 to $4.35 per share, with a total fair value of $2,006,773.

During the year ended December 31, 2018, the Company issued an aggregate of 75,813 shares of its common stock as follows:

•	The Company issued 60 shares of its common stock for services, valued at $456.

•	The Company issued 16,667 shares of its common stock in exchange for conversion of 33,334 shares of Series B Preferred Stock at a conversion price of $2.00 per share.

•

A convertible note holder converted $215,000 of principal and $12,475 of accrued interest into 59,086 shares of common stock at conversion prices ranging from $3.277 to $5.22 per share, with total fair value of $470,358.

Warrants

In November 2019, in connection with the issuance of two convertible notes that aggregated $150,000 (See Note 4), the Company issued warrants to purchase 100,575 shares of the Company's common stock.  The warrants were exercisable immediately, at exercise prices ranging from $0.75 to $2.90 per share, and expire in 5 years. The warrants are classified within stockholders’ deficit, and the proceeds were allocated between the convertible notes and warrants based on their relative fair value.  The fair value of the warrants was determined to be $60,205 using a Black‑Scholes option pricing model based on the following assumptions: (i) volatility rate of 145%, (ii) discount rate of 1.74%, (iii) zero expected dividend yield, and (iv) expected life of 5 years.  The fair value of the warrants was recorded as debt discount and additional paid-in-capital.

The table below summarizes the Company’s warrant activities for the years ended December 31, 2019 and 2018:

	Number of Warrant Shares	Exercise Price Range Per Share	Weighted Average Exercise Price

Balance, January 1, 2018	-	$-	$-
Granted	-	-	-
Canceled/Expired	-	-	-
Exercised	-	-	-
Balance, January 1, 2019	-	-	-
Granted	100,575	$0.75-2.90	$1.1185
Canceled/Expired	-	-	-
Exercised	-	-	-
Balance, December 31, 2019	100,575	$0.75-2.90	$1.1185

Balance outstanding and exercisable, December 31, 2019	100,575	$0.75-2.90	$1.1185

At December 31, 2019, the intrinsic value of the warrants was $70,833.

The following table summarizes information concerning outstanding and exercisable warrants as of December 31, 2019:

	Warrants Outstanding and Exercisable
Range of Exercise Prices	Number Outstanding	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$0.75	83,333	5.00	$0.75

$2.90	17,242	5.00	$2.90

$0.75 - $2.90	100,575	5.00	$1.1185

F-33

Note 12 - Stock-Based Compensation

In November 2012, the stockholders approved the 2012 Stock Option Plan for our employees, effective January 3, 2013. The number of shares authorized for issuance under the plan was 100,000,000 and was increased to 400,000,000 in November 2017 by unanimous consent of the Board of Directors.

At January 1, 2018, the Company had 519,000 options outstanding with remaining estimated lives of approximately eight years.  In July 2018, the Company granted options to purchase an aggregate of 1,000 shares of its common stock to a consulting firm.  The options vested over three months, were exercisable at an exercise price of $8.00 per share and expired in July 2019.  The fair value of the options was determined to be $3,855 and was expensed over the term of the options.  At December 31, 2018, the Company had 519,000 options outstanding.

In July 2019, option to purchase 1,000 shares of common stock expired.  In December 2019, the Company granted options to purchase an aggregate of 115,000 shares of its common stock to employees.  The options have an exercise price of $2.05 per share, vest over six months, and expire in 10 years.  The fair value of the options was determined to be $235,750 using a Black-Scholes option pricing model based on the following assumptions: (i) volatility rate of 141%, (ii) discount rate of 1.54%, (iii) zero expected dividend yield, and (iv) expected life of 5.25 years.  The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected life of the stock options granted is estimated using the “simplified” method, whereby the expected term equals the average of the vesting term and the original contractual term of the stock option.   The expected dividend yield was based on the fact that the Company has not paid dividends to its common stockholders in the past and does not expect to pay dividends to its common stockholders in the future

For the years ended December 31, 2019 and 2018, the Company recognized compensation costs of $20,870 and $355,277, respectively, related to the fair value of vested options.

The table below summarizes the Company’s stock option activities for the period January 1, 2018 to December 31, 2019:

	Number of Options Shares	Exercise Price Range Per Share	Weighted Average Exercise Price
Balance, January 1, 2018	518,000	$2.05-1,121,250,000	$3.125

Granted	1,000	8.00	8.00
Exercised	-	-	-
Expired	-	-	-
Balance, December 31, 2018	519,000	2.05-1,121,250,000	3.10

Granted	115,000	2.05	2.05
Exercised	-	-	-
Expired	(1,000)	8.00	8.00
Balance outstanding, December 31, 2019	633,000	$2.05-1,121,250,000	$2.93
Balance exercisable, December 31, 2019	528,426	$2.05-1,121,250,000	$2.93

At December 31, 2019 and 2018, the intrinsic value of outstanding options was zero.

The following table summarizes information concerning the Company’s stock options as of December 31, 2019:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$4,875,000,000,000	-	1.00	$4,875,000,000,000	-	1.00	$4,875,000,000,000
$2.85	126,000	7.8	2.85	105,000	7.8	2.85
$3.125	391,999	6.5	3.125	391,999	6.5	3.125
$2.05	115,000	9.7	2.05	31,426	9.7	2.05
$2.05 – 4,875,000,000,000	633,000	8.0	$2.93	528,426	8.0	$2.93

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Note 13 - Income Tax Provision

The income tax provision consists of the following for the year ended:

	December 31, 2019	December 31, 2018
Federal
Current	$-	$-
Deferred	-	-

State
Current	1,522	1,500
Deferred	-	-

Income tax provision	$1,522	$1,500

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income tax provision is as follows for the year ended:

	December 31, 2019	December 31, 2018

Federal statutory income tax rate	21.0%	21.0%
State tax, net of federal benefit	5.0%	5.0%

Change in valuation allowance on net operating loss carry-forwards	(26.0)	(26.0)

Effective income tax rate	0.0%	0.0%

Deferred tax assets and liabilities consist of the following:

	December 31, 2019	December 31, 2018
Net deferred tax assets:
Stock-based compensation	$561,000	$555,000
Private placement costs	320,000	112,000
Operating lease liability	54,000	-
Loss on extinguishment of debt	438,000	88,000
Net operating loss carryforwards	5,431,000	4,880,000
Gross deferred tax assets	6,804,000	5,635,000
Less valuation allowance	(5,775,000)	(4,980,000)
Total deferred tax assets	1,029,000	655,000
Deferred tax liabilities:
Derivative gain	865,000	469,000
Debt discount	110,000	186,000
Operating lease right-of-use asset	54,000	-
Total deferred tax liabilities	1,029,000	655,000
Net deferred tax asset (liability)	$-	$-

The provisions of ASC Topic 740, Accounting for Income Taxes, require an assessment of both positive and negative evidence when determining whether it is more likely than not that deferred tax assets are recoverable. For the years ended December 31, 2019 and 2018, based on all available objective evidence, including the existence of cumulative losses, the Company determined that it was more likely than not that the net deferred tax assets were not fully realizable. Accordingly, the Company established a full valuation allowance against its net deferred tax assets. The Company intends to maintain a full valuation allowance on net deferred tax assets until sufficient positive evidence exists to support reversal of the valuation allowance. During the years ended December 31, 2019 and 2018, the valuation allowance increased by $795,000 and $305,000, respectively.

F-35

At December 31, 2019 and 2018, the Company had available Federal and state net operating loss carryforwards (“NOL”s) to reduce future taxable income. For Federal NOL purposes approximately $22.5 million and $20.6 million was available at December 31, 2019 and 2018.  For state NOL purposes approximately $10 million and $8 was available at December 31, 2019 and 2018, respectively. The Federal carryforwards expire on various dates through 2039 and the state carryforwards expire through 2036. Due to restrictions imposed by Internal Revenue Code Section 382 regarding substantial changes in ownership of companies with loss carryforwards, the utilization of the Company’s NOL may be limited as a result of changes in stock ownership. NOLs incurred subsequent to the latest change in control are not subject to the limitation.

The Company’s operations are based in New Jersey and it is subject to Federal and New Jersey state income tax. Tax years after 2015 are open to examination by United States and state tax authorities.

The Company adopted the provisions of ASC 740, which requires companies to determine whether it is “more likely than not” that a tax position will be sustained upon examination by the appropriate taxing authorities before any tax benefit can be recorded in the financial statements. ASC 740 also provides guidance on the recognition, measurement, classification and interest and penalties related to uncertain tax positions. As of December 31, 2019 and 2018, no liability for unrecognized tax benefits was required to be recorded or disclosed.

Note 14 - Commitments and Contingencies

Legal Proceedings

On June 20, 2016, the Company initiated additional patent litigation against three major competitors in the U.S. District Court for the District of New Jersey, for infringement of United States Patent No. 8,484,698.  On March 14, 2017, one of the parties initiated an inter partes review (IPR) (a procedure for challenging the validity of a United States patent before the United States Patent and Trademark Office) against the Company’s second Patent No. 8,484,698. In October 2019, the litigation against the remaining two parties was dismissed. Management is currently considering its options regarding the two parties, Duo and Centrify.

On March 14, 2017, the Company initiated additional patent litigation against two major competitors in the U.S. District Court for the District of Massachusetts, for infringement of United States Patent Nos. 7,870,599, 8,484,698 and 8,713,701. The Company’s management is currently considering its options in the Massachusetts litigation.

On March 14, 2017, the Company initiated additional patent litigation against two major competitors in the U.S. District Court for the Eastern District of Virginia, for infringement of United States Patent Nos. 7,870,599, 8,484,698 and 8,713,701.  On June 13, 2017, one of the competitors initiated a lawsuit against the Company in the U.S. District Court for the District of New Jersey for patent infringement (which the Company believe is without merit and will defend vigorously). This litigation is ongoing.

On December 1, 2017, The United States District Court for the Central District of California issued an opinion in the StrikeForce Technologies, Inc. v. SecureAuth Corp. case, which invalidated claims of U.S. Patent Nos. 7,870,599, 8,484,698 and 8,713,701 under 35 U.S.C. §101. The Company strongly disagreed with the Court’s decision and an appeal was filed by its attorney in July 2019. In October 2019, the Supreme Court of the United States denied the Company’s petition for a writ of certiorari in StrikeForce Technologies, Inc. v. SecureAuth Corp (19-103). Thus, the claims asserted against SecureAuth in the Central District of California, case no. 2:17-cv-04314-JAK-SK, remain invalid under 35 U.S.C. 101. The Company’s three patents contain a total of 108 claims, 43 claims were deemed invalid, however, 65 claims are still valid. Despite the Supreme Court’s decision, the Company’s Protect ID® products still retain patent protection and the Company’s management intends to further expand those protections with new patents in the coming months.

On December 4, 2017, StrikeForce Technologies, Inc. v. Trustwave Holdings, Inc., Civil Action No. 2:16-cv-03573-JMV-MF which was pending in the United States District Court for the District of New Jersey, was settled. Trustwave’s infringing sales were made as an OEM of Duo Security Incorporated. The Company agreed to dismiss its claims against Trustwave because they were essentially duplicative of its claims against Duo Security Incorporated pursuant to StrikeForce Technologies, Inc. v. Duo Security Incorporated, Civil Action No. 2:16-cv-03571.

Asset Sale and Licensing Agreement

On August 24, 2015, the Company entered into an agreement with Cyber Safety, Inc., a New York corporation (“Cyber Safety”) for Cyber Safety to license, and retain an option to purchase, the patents and intellectual property related to the GuardedID® and MobileTrust® software.  Cyber Safety had the option to buy the Company’s GuardedID® patent for $9,000,000 that expires on September 30, 2020.  In March 2019, the option to purchase agreement was modified to increase the purchase price to $10,000,000 and extend the expiration date to September 30, 2021.  If the purchase price is not paid by September 30, 2021, it will increase to $11,000,000 and be due September 30, 2022. The Company anticipates, but cannot guarantee, Cyber Safety will complete the purchase by September 30, 2021.  Cyber Safety will also resell the Company’s GuardedID® and MobileTrust® products, for which the Company will receive a royalty, while the Company retains an unlimited license to resell those products.  Cyber Safety also licensed the Malware Suite until September 30, 2020 and agreed to pay the Company 15% to 20% of the net amount Cyber Safety receives from this product.  During the years ended December 31, 2019 and 2018, the Company recorded revenue of $440,628 and $162, respectively, from Cyber Safety.

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Note 15 - Subsequent Events

Financing Transactions

Subsequent to December 31, 2019, the Company issued six unsecured convertible promissory notes with four unrelated parties aggregating $472,000, bearing interest at 8% to 10% per annum, and maturing from October 2020 through March 2021. The notes are convertible at discount rates of 61% to 62% of the price of the Company’s common stock, as defined. One of the notes included underlying warrants to purchase 50,000 shares of the Company’s common stock at an exercise price of $0.75.

Subsequent to December 31, 2019, convertible notes aggregating $502,680 of principal and $37,364 of accrued interest were converted into 1,217,981 shares of common stock at conversion prices ranging from $0.12 to $0.783 per share.

Subsequent to December 31, 2019, the Company issued two secured promissory notes with two unrelated parties aggregating $206,851, bearing interest at 8% to 35% per annum, and maturing in three to five months through July 2020.  Subsequent to December 31, 2019, the Company repaid principal of $132,384 and accrued interest of $49,249, for a total of $181,633, towards the balance of six open notes payable.

Subsequent to December 31, 2019, the Company issued one unsecured promissory note with its CEO for $10,000, non-interest bearing, with no specified maturity date.

The Company applied for funding pursuant to the Small Business Administration program.  The Paycheck Protection Program provides forgivable funding for payroll and related costs as well as some non-payroll costs.  The Company has applied for funding and, to date, has received (on April 17, 2020) funding in the amount of $313,212.

Subsequent to December 31, 2019, the Company issued 15 shares of common stock for services.

In April 2020, an increase of the Company’s common stock from 12,000,000,000 to 17,000,000,000 shares was authorized.

Covid-19

In March 2020 the World Health Organization declared coronavirus COVID-19 a global pandemic. This contagious disease outbreak, which has continued to spread, has adversely affected workforces, customers, economies, and financial markets globally.  It has also disrupted the normal operations of many businesses. This outbreak could decrease spending, adversely affect demand for the Company’s products, and harm the Company’s business and results of operations.  It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or results of operations, financial condition, or liquidity, at this time.

F-37

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Description
1.1	Placement Agreement dated July 7, 2020, by and between StrikeForce Technologies, Inc. and Spencer Clarke LLC (23)
1.2	Addendum to Placement Agreement dated November 11, 2020, by and between StrikeForce Technologies, Inc and Spencer Clarke LLC (25).
3.1	Amended and Restated Certificate of Incorporation of StrikeForce Technologies, Inc.(1)
3.2	By-laws of StrikeForce Technologies, Inc. (1)
3.3	Amended By-laws of StrikeForce Technologies, Inc. (2)
3.4	Amended By-laws of StrikeForce Technologies, Inc. (3)
3.5	Articles of Amendment of StrikeForce Technologies, Inc. (2)
3.6	Amendments to Articles of Incorporation (6)
3.7	Amendments to Articles of Incorporation (7)
3.8	Registration of Classes of Securities (8)
3.9	Amendments to Articles of Incorporation (9)
3.10	Registration of Classes of Securities (10)
3.11	Amendments to Articles of Incorporation (11)
3.12	Registration of Classes of Securities (12)
3.13	Amendments to Articles of Incorporation (13)
3.14	Amendments to Articles of Incorporation (14)
3.15	Amendments to Articles of Incorporation (15)
3.16	Amendments to Articles of Incorporation (16)
3.17	Amendments to Articles of Incorporation (17)
3.18	Amendments to Articles of Incorporation (18)
3.19	Amendments to Articles of Incorporation (22)
4.1	Form of Subscription Agreement (25)
4.2	Revised Form of Subscription Agreement (26)
6.1	Employment Agreement dated as of May 20, 2003, by and between StrikeForce Technologies, Inc. and Mark L. Kay. (1)
6.2	Irrevocable Waiver of Conversion Rights of Mark L. Kay (4)
6.3	Irrevocable Waiver of Conversion Rights of Ramarao Pemmaraju (4)
6.4	Irrevocable Waiver of Conversion Rights of George Waller (4)
6.5	CFO Consultant Agreement with Philip E. Blocker (4)
6.6	2012 Stock Option Plan (5)
6.7	Asset Purchase Agreement between StrikeForce Technologies, Inc. and Cyber Safety, Inc., dated August 24, 2015 (18)
6.8	Amendment to the Asset Purchase Agreement and Distributor and Reseller Agreement between StrikeForce Technologies, Inc. and Cyber Safety, Inc. (19)
6.9	Execution of Litigation Funding Agreement (20)
6.10	BlockSafe Technologies, Inc. Intellectual Property License Agreement (21)
6.11	BlockSafe Technologies, Inc. Management Agreement (21)
6.12	BlockSafe Technologies, Inc. Amended Management Agreement (21)
6.13	Power of Attorney (included on signature page)
6.14	Software License and Development Agreement, amendment two, by and between StrikeForce Technologies, Inc. and Intersections, Inc., dated October 1, 2010 (24)
6.15	Form of Convertible Promissory Note-Related Party (24)
6.16	Form of Promissory Note-Related Party (24)
11.1	Consent of Independent Certified Public Accountants. (26)
12.1	Legal Opinion of Joseph I. Emas, Attorney at Law (26)
15	Subsidiaries (23)

(1)	Filed as an exhibit to the Registrant’s Form SB-2 dated as of May 11, 2005 and incorporated herein by reference.

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(2)	Filed as an exhibit to the Registrant’s Form 8-K dated February 4, 2011 and incorporated herein by reference.
(3)	Filed as an exhibit to the Registrant's Form 10-Q dated December 13, 2010 and incorporated herein by reference.
(4)	Filed as an exhibit to the Registrant’s Form S-1/A dated July 31, 2012 and incorporated herein by reference.
(5)	Filed in conjunction with the Registrant’s Form 14A filed October 5, 2012 and incorporated herein by reference.
(6)	Filed as an exhibit to the Registrant’s Form 8-K dated February 5, 2013 and incorporated herein by reference.
(7)	Filed as an exhibit to the Registrant’s Form 8-K dated May 14, 2013 and incorporated herein by reference.
(8)	Filed as an exhibit to the Registrant’s Form 8-A dated July 29, 2013 and incorporated herein by reference.
(9)	Filed as an exhibit to the Registrant’s Form 8-K dated August 22, 2013 and incorporated herein by reference.
(10)	Filed as an exhibit to the Registrant’s Form 8-A dated October 3, 2013 and incorporated herein by reference.
(11)	Filed as an exhibit to the Registrant’s Form 8-K dated October 3, 2013 and incorporated herein by reference.
(12)	Filed as an exhibit to the Registrant’s Form 8-A dated December 31, 2013 and incorporated herein by reference.
(13)	Filed as an exhibit to the Registrant’s Form 8-K dated December 31, 2013 and incorporated herein by reference.
(14)	Filed as an exhibit to the Registrant’s Form 8-K dated March 18, 2014 and incorporated herein by reference.
(15)	Filed as an exhibit to the Registrant’s Form 8-K dated December 22, 2014 and incorporated herein by reference.
(16)	Filed as an exhibit to the Registrant’s Form 8-K dated February 13, 2015 and incorporated herein by reference.
(17)	Filed as an exhibit to the Registrant’s Form 8-K dated August 4, 2015 and incorporated herein by reference.
(18)	Filed as an exhibit to the Registrant’s Form 8-K dated July 16, 2019 and incorporated herein by reference.
(19)	Filed as an exhibit to the Registrant’s Form 8-K dated February 2, 2016 and incorporated herein by reference.
(20)	Filed as an exhibit to the Registrant’s Form 8-K dated September 11, 2017 and incorporated herein by reference.
(21)	Filed as an exhibit to the Registrant’s Form 10-Q dated June 30, 2018 and incorporated herein by reference.
(22)	Filed as an exhibit to the Registrant’s Form 8-K dated June 25, 2020 and incorporated herein by reference.
(23)	Filed as an exhibit to the Registrant’s Form 1-A dated July 13, 2020 and incorporated herein by reference
(24)	Filed as an exhibit to the Registrant’s Form 1-A.1 dated September 11, 2020 and incorporated herein by reference
(25)	Filed as an exhibit to the Registrant’s Form 1-A.1 dated November 12, 2020 and incorporated herein by reference
(26)	Filed herewith.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Edison, on December 3, 2020.

STRIKEFORCE TECHNOLOGIES, INC.

Dated: December 28, 2020	By:	/s/ Mark L. Kay
Mark L. Kay
Chief Executive Officer

Dated: December 28, 2020	By:	/s/ Philip E. Blocker
Philip E. Blocker
Chief Financial Officer and Principal Accounting Officer

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KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Kay, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark L. Kay	Director	December 28, 2020
Name: Mark L. Kay

/s/ Ramarao Pemmaraju	Director	December 28, 2020
Name: Ramarao Pemmaraju

/s/ George Waller	Director	December 28, 2020
Name: George Waller

/ s/ Philip E. Blocker	Chief Financial Officer and Principal Accounting Officer	December 28, 2020
Name: Philip E. Blocker

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